Exhibit 10.4

Certain identified information has been excluded from the exhibit by marking such portions with brackets (“[***]”) because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

COLLABORATION AND LICENSE AGREEMENT

by and among

SPERO THERAPEUTICS, INC.,

INNOVENT BIOLOGICS (SUZHOU) CO., LTD.,

and

FORTVITA BIOLOGICS (USA), INC.

dated as of July 8, 2026

TABLE OF CONTENTS

Article 1	DEFINITIONS	1
Article 2	GOVERNANCE	25
2.1	Alliance Managers	25
2.2	Committees	25
2.3	Scope of Governance	28
2.4	Joint Patent Committee	28
2.5	Discontinuation of Committees	29
2.6	Joint Global Study	29
Article 3	LICENSES; NON-COMPETITION, AND OPTION	29
3.1	License Grant to Licensee	29
3.2	License Grant to Innovent	31
3.3	Right to Sublicense	33
3.4	Retained Rights	34
3.5	No Implied Licenses; Negative Covenant	34
3.6	Non-Competition	34
3.7	Non-Compete: Effects of Change of Control	35
3.8	Non-Compete: Acquisition of a Third Party by a Party	36
3.9	Non-Compete: Distinguishable Competing Product; Option Rights	36
3.10	Future Upstream License Agreements	38
Article 4	REGULATORY AND TECHNOLOGY TRANSFER	39
4.1	Regulatory and Technology Transfer	39
4.2	Technical Support	39
Article 5	DEVELOPMENT	40
5.1	Responsibilities	40
5.2	Diligence	40
5.3	Development Plan	40
5.4	Development Reports	40
5.5	Records	41
5.6	Data Exchange and Use	41
Article 6	COMBINATION CLINICAL TRIALS	41
6.1	Innovent Combination Clinical Trial	41
6.2	Licensee Combination Clinical Trial	42
6.3	Combination Clinical Trial Data	42
Article 7	REGULATORY	42
7.1	Licensee Territory	42
7.2	Innovent Territory	43
7.3	Provision of Regulatory Submissions	43
7.4	Notice of Meetings and Regulatory Actions	43
7.5	Cooperation	43
7.6	No Harmful Actions	43
7.7	Notification of Threatened Action	43
7.8	Rights of Reference	44
7.9	Adverse Events Reporting	44
7.10	Remedial Actions	45
7.11	Safety and Regulatory Audits	45

i

Article 8	MANUFACTURING AND SUPPLY	46
8.1	Clinical and Commercial Supply	46
Article 9	COMMERCIALIZATION; MEDICAL AFFAIRS	48
9.1	Responsibilities	48
9.2	Commercialization Diligence	48
9.3	Commercialization Plan	48
9.4	Commercialization Reports	49
9.5	Records	49
9.6	Product Trademarks	49
9.7	No Diversion	50
9.8	Medical Affairs	50
Article 10	PAYMENTS	51
10.1	Upfront Payment	51
10.2	IND Milestone Payment	51
10.3	Development and Regulatory Milestones	51
10.4	Distinguishable Competing Product Milestones	53
10.5	Sales Milestones	54
10.6	Royalties	54
10.7	Payment	57
10.8	Audits	58
10.9	Interest	58
10.10	Taxes	59
10.11	Upstream Costs	60
Article 11	CONFIDENTIALITY; PUBLICATION	60
11.1	Confidential Information	60
11.2	Permitted Disclosures	61
11.3	Confidential Treatment	62
11.4	Use of Names	63
11.5	Publication of Licensed Product Information	63
11.6	Public Announcements	64
11.7	Prior Non-Disclosure Agreements	65
Article 12	REPRESENTATIONS, WARRANTIES, AND COVENANTS	65
12.1	Representations and Warranties of Each Party	65
12.2	Additional Representations and Warranties of Innovent	66
12.3	Additional Representations and Warranties of Licensee	68
12.4	Covenants	68
12.5	NO OTHER REPRESENTATIONS OR WARRANTIES	70
Article 13	INDEMNIFICATION	70
13.1	By Licensee	70
13.2	By Innovent	70
13.3	Procedure	70
13.4	Insurance	71
13.5	LIMITATION OF LIABILITY	71
Article 14	INTELLECTUAL PROPERTY	72
14.1	Ownership	72
14.2	Disclosure of Inventions	72

14.3	Prosecution	73
14.4	Defense of Third Party Infringement Claims	74
14.5	Enforcement	75
14.6	Patent Listing	77
14.7	Patent Term Extension	77
14.8	CREATE Act	77
Article 15	TERM AND TERMINATION	78
15.1	Term and Expiration	78
15.2	Termination for Mutual Agreement	78
15.3	Termination for Convenience	78
15.4	Termination for Material Breach	78
15.5	Termination for Certain Licensee Actions	79
15.6	Licensee Alternative to Termination	80
15.7	Effects of Termination	80
15.8	Other Remedies	82
15.9	Survival	82
Article 16	DISPUTE RESOLUTION	82
16.1	General	82
16.2	Construction	82
16.3	Escalation	83
16.4	Arbitration	83
16.5	Certain Disputes	84
Article 17	MISCELLANEOUS	84
17.1	Governing Law	84
17.2	Force Majeure	85
17.3	Performance by Affiliates	85
17.4	Assignment	85
17.5	Severability	85
17.6	Notices	85
17.7	Entire Agreement; Amendments	87
17.8	Headings	87
17.9	Independent Contractors	87
17.10	Waiver	88
17.11	Waiver of Rule of Construction	88
17.12	Counterparts	88
17.13	Language	88

EXHIBITS

Exhibit 1.86	Innovent Platform Patents
Exhibit 1.102	Licensed Patents
Exhibit 1.104	Existing Licensed Product Specific Patents
Exhibit 5.3	Licensee Development Plan
Exhibit 8.1(b)	Supply Agreement Material Terms
Exhibit 11.6	Initial Press Release
Exhibit 15.7(c)	Procedures Applicable to Disagreements With Respect to Reversion Terms or Reversion Sublicense Terms

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”) is made as of July 8, 2026 (the “Effective Date”), by and among Spero Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (“Licensee”), with offices located at 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139, United States, and Innovent Biologics (Suzhou) Co., Ltd., a company established in the People’s Republic of China (“Innovent Suzhou”), with offices located at 168 Dongping Street, Suzhou Industrial Park, Jiangsu 215123, China, and Fortvita Biologics (USA), Inc., a Delaware corporation with an office and place of business at 950 Page Mill Rd, Suite 204, Palo Alto, California 94304, United States (“Fortvita USA” and, collectively with Innovent Suzhou, “Innovent”). Innovent and Licensee may be referred to in this Agreement individually as a “Party” and together as the “Parties.”

RECITALS

A.
Innovent has discovered and developed certain proprietary monoclonal antibodies designed to bind to CD40L, including the molecule known internally as IBI355, and controls certain intellectual property rights relating thereto.
B.
Licensee wishes to obtain an exclusive license from Innovent to develop and commercialize Licensed Products outside of Greater China (as such terms are defined below).
C.
Innovent is willing to grant such a license to Licensee and to collaborate with Licensee on the development and commercialization of Licensed Products in the Licensee Territory (as such terms are defined below), all in accordance with and subject to the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following initially capitalized terms, whether used in the singular or plural, have the respective meanings set forth below:

1.1 “Acquired Party” has the meaning set forth in Section 3.8.

1.2 “Acquisition Party” has the meaning set forth in Section 3.7.

1.3 “Adverse Event” means any unwanted or harmful medical occurrence in a patient or subject who is administered a Licensed Product, whether or not considered related to such Licensed Product, including any undesirable sign (including abnormal laboratory findings of clinical concern).

1.4 “Affiliate” means, with respect to a specified Person, any entity that directly or indirectly controls, is controlled by or is under common control with such Person for so long as such control exists. As used in this Section 1.4, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means, in the case of a corporation, the ownership of more than fifty percent (50%) of the outstanding voting securities thereof or, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such entity or the power to appoint more than fifty percent (50%) of the members of the governing body of the entity or, where ownership of more than fifty percent (50%) of such securities or interest is prohibited by law, ownership of the maximum amount legally permitted.

1.5 “Agreement” has the meaning set forth in the preamble.

1.6 “Alliance Manager” has the meaning set forth in Section 2.1.

1.7 “Annual Net Sales” means, with respect to a given Licensed Product in a given Calendar Year, the aggregate Net Sales of such Licensed Product in such Calendar Year.

1.8 “Anti-Corruption Laws” has the meaning set forth in Section 12.4(d)(i).

1.9 “Applicable Accounting Standards” means, with respect to a Party, International Financial Reporting Standards (“IFRS”) or GAAP, in each case as generally and consistently applied throughout such Party’s or its Affiliate’s or Sublicensee’s organization. Each Party shall promptly notify the other Party in the event that it changes the Applicable Accounting Standards pursuant to which its records are maintained; provided that, each Party may only use internationally recognized accounting principles (e.g., IFRS, GAAP, etc.) as its Applicable Accounting Standards.

1.10 “Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to any of the relevant activities contemplated by this Agreement.

1.11 “Assist” means providing, directly or indirectly, a Third Party with (a) any analysis of any of the Licensed Patents or any portion thereof; (b) prior art or analysis of any prior art to any of the Licensed Patents; (c) any documents in Licensee’s possession, custody, or control relating to any of the Licensed Patents, in whole or in part, or to any prior art to any of the Licensed Patents; or (d) financial or technical support, in each case ((a)-(d)), with the intent of assisting a Patent Challenge of any of the Licensed Patents or any portion thereof.

1.12 “Audited Party” has the meaning set forth in Section 10.8(b).

1.13 “Biosimilar Product” means, with respect to a Licensed Product that has received Regulatory Approval in a country within the Licensee Territory and is being marketed and sold by Licensee or any of its Affiliates or Sublicensees in such country, any drug product for human use that: (a) is sold in such country by a Third Party who did not purchase or acquire such product or its active components or ingredients in a chain of distribution that included Licensee or any of its Affiliates or Sublicensees; and (b) has received Regulatory Approval in such country as a biosimilar, bioequivalent (or similar designation) of such Licensed Product by the applicable Regulatory Authority in such country, pursuant to an abbreviated approval process in accordance with the then-current rules and regulations in such country, in reliance on a prior Regulatory Approval of such Licensed Product or the data contained or incorporated by reference in a Regulatory Approval for such Licensed Product, where such Licensed Product is the “reference medicinal product,” “reference listed product” or similar designation in such country, including, for clarity, any product for which any Regulatory Approval is sought or obtained pursuant to 42 U.S.C. §262(k) as a biosimilar to such Licensed Product, or any other similar law of any jurisdiction, by reference to a prior Regulatory Approval granted with respect to such Licensed Product; or that is “biosimilar” to such Licensed Product, as the term “biosimilar” is defined in 42 U.S.C. §262(i)(2) or any other similar law of any jurisdiction.

1.14 “Breach Notice” has the meaning set forth in Section 15.4(a).

1.15 “Business Day” means a day other than Saturday, Sunday, or any day on which banks located in New York, U.S., are authorized or obligated to close, or any day that is a government mandated holiday in China. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified.

1.16 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31st, June 30th, September 30th and December 31st; provided that the first Calendar Quarter of the Term will extend from the Effective Date until the end of the then-current Calendar Quarter, and the last Calendar Quarter of the Term will end on the effective date of termination or expiration of this Agreement.

1.17 “Calendar Year” means each twelve (12) month period commencing on January 1st and ending on December 31st; provided that the first Calendar Year of the Term will extend from the Effective Date to December 31st of the then-current Calendar Year, and the last Calendar Year of the Term will end on the effective date of the termination or expiration of this Agreement.

1.18 “Cell Culture Media” means the Innovent proprietary cell culture media used by or on behalf of Innovent or any of its Affiliates for the Manufacture of Licensed Compounds and/or Licensed Products.

1.19 “cGMP” means all applicable current Good Manufacturing Practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the ICH Q7 guidelines, and (d) the equivalent Applicable Laws in any relevant country or region, each as may be amended and applicable from time to time.

1.20 “Change of Control” means, with respect to a Party, the occurrence of any of the following events: (a) any Third Party acquires, directly or indirectly, the beneficial ownership of any voting security of such Party, or if the percentage ownership of any Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated which results in shareholders or equity holders of such Party immediately prior to such transaction no longer owning at least fifty percent (50%) of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets that relate to the subject matter of this Agreement, through one or more related transactions. Notwithstanding the foregoing, (i) any investment transaction by venture capital, private equity or other financial investors, including through a private placement, the purpose of which is to raise capital for a Party; (ii) any reorganization, merger or consolidation of a Party in which the holders of the voting securities of such Party immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of such Party or such other surviving or resulting entity; and (iii) any underwritten public offering of equity securities by a Party pursuant to an effective registration statement under the applicable securities laws of any country or jurisdiction shall not, in any case, constitute a Change of Control for purposes of this Agreement.

1.21 “Claims” has the meaning set forth in Section 13.1.

1.22 “Clinical Trial” means any clinical trial of a product in human subjects (a) as defined in 21 C.F.R. §312.21, as amended from time to time, or (b) as prescribed by the Regulatory Authorities in any jurisdiction outside the U.S.

1.23 “CMO” means any Third Party contract manufacturing organization.

1.24 “Combination Product” means any Licensed Product that comprises a Licensed Compound with one or more other clinically or pharmacologically active compounds or ingredients or delivery devices other than a Licensed Compound in a single formulation or final package presentation for sale as a single unit (including separate unit doses so configured). The Licensed Compound portion of any Combination Product shall be deemed the “Licensed Component” and the other clinically or pharmacologically active compounds or ingredients or delivery devices of such Combination Product shall be deemed the “Other Components.”

1.25 “Commercialization” or “Commercialize” means all activities directed to marketing, distribution, promoting or selling of pharmaceutical products (including importing and exporting activities in connection therewith), but excluding activities directed to Manufacturing or Development. “Commercializing” and “Commercialized” have the correlative meanings.

1.26 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, [***].

1.27 “Committee(s)” means the JSC or any subcommittee established by the JSC, as applicable.

1.28 “Competing Product” means any monoclonal antibody, bispecific antibody or multispecific antibody Targeting CD40L, excluding any Licensed Compound, any Licensed Product, and any Terminated Product.

1.29 “Confidential Information” has the meaning set forth in Section 11.1.

1.30 “Confidentiality Agreement” means the Mutual Non-Disclosure Agreement between the Parties dated [***].

1.31 “Control” or “Controlled” means, with respect to any Know-How, Patents or other subject matter, that a Party or any of its Affiliates has the legal authority or right (whether by ownership, license or otherwise, without taking into account any license granted by one Party to the other Party pursuant to this Agreement) to grant a license, sublicense, access or right to use (as applicable) under such Know-How, Patents or other subject matter, on the terms and conditions set forth herein, in each case, without breaching the terms of any agreement with a Third Party. Notwithstanding the foregoing, (a) in the event of a Change of Control of a Party, any Know-How, Patents and other subject matter Controlled by the Acquisition Party immediately prior to such Change of Control transaction will not be Licensed Technology, Licensee Product IP, or Grant-Back Technology except, in each case, to the extent any such Know-How, Patents or other subject matter (i) is also Controlled by such Party or any of its Affiliates existing immediately prior to such Change of Control transaction, or (ii) is generated or used by such Party or any of its Affiliates in the Exploitation of any Licensed Compound or Licensed Product after such Change of Control transaction; and (b) Innovent and its Affiliates shall not be deemed to Control any Know-How, Patents or other subject matter licensed to Innovent or any of its Affiliates after the Effective Date unless Licensee elects to receive a sublicense thereunder in accordance with Section 3.10.

1.32 “Cover,” “Covered” or “Covering” means with respect to any Patent and any Licensed Product or Licensed Compound, that, in the absence of the ownership of or a license to such Patent, the Development, Manufacture, use, Commercialization or other Exploitation of such Licensed Product or Licensed Compound would fall within the scope of one or more claims of such Patent (including, with respect to a pending claim of a Patent, as if such pending claim were to issue without modification).

1.33 “Cure Period” has the meaning set forth in Section 15.4(a).

1.34 “Data” means (a) any and all results of research, preclinical studies, including in vitro and in vivo studies, Clinical Trials and other testing of any composition of matter, product candidate or product, and (b) any and all other data related to the development, manufacture or commercialization of any composition of matter, product candidate or product, including any biological, chemical, pharmacological, toxicological, pharmacokinetic, preclinical, clinical, CMC, analytical, quality control, mechanical, software and electronic data, results and descriptions.

1.35 “Development” or “Develop” means any research and preclinical and clinical drug or biological development activities, including test method development, toxicology, formulation, quality assurance/quality control development, statistical analysis, preclinical studies and Clinical Trials and regulatory affairs, and regulatory activities, including filing for, obtaining and maintaining Regulatory Approval, but excluding activities directed to Manufacturing or Commercialization. “Developing” has the correlative meaning.

1.36 “Development and Regulatory Milestone Event” has the meaning set forth in Section 10.3(a).

1.37 “Development and Regulatory Milestone Payment” has the meaning set forth in Section 10.3(a).

1.38 “Disclosing Party” has the meaning set forth in Section 11.1.

1.39 “Dispute” has the meaning set forth in Section 16.1.

1.40 “Dispute Referral” has the meaning set forth in Section16.3.

1.41 “Distinguishable Competing Product” has the meaning set forth in Section 3.9.

1.42 “Divestiture” means, with respect to a Competing Product: (a) the divestiture of such Competing Product through: (i) an outright sale or assignment of all material rights in such Competing Product to a Third Party; (ii) an exclusive out-license to a Third Party of all development, manufacture, and commercialization rights with respect to such Competing Product, with no further role, influence, or authority of the applicable Party, directly or indirectly, with respect to such Competing Product; or (iii) a combination of the transactions contemplated by the foregoing clauses (i) and (ii); or (b) the cessation of all Development, Manufacture and Commercialization activities with respect to such Competing Product (subject, if applicable, to applicable wind-down activities and applicable requirements of Applicable Law). For clarity, subject to the preceding sentence, the right of the applicable Party to receive royalties, milestones, or other payments in connection with an acquirer’s, assignee’s, or licensee’s Development, Manufacture, or Commercialization of a Competing Product pursuant to subsection (a) above shall not be deemed to disqualify the applicable sale, assignment, or license from constituting a Divestiture. When used as a verb, “Divest” and “Divested” mean to cause or have caused a Divestiture.

1.43 “Dollars” and “$” mean United States dollars.

1.44 “Effective Date” has the meaning set forth in the preamble.

1.45 “EMA” means the European Medicines Agency, or any successor agency thereto.

1.46 “Excluded Formulation Know-How” means any Know-How that (a) consists of a specific Licensed Product formulation or its Manufacture and that is at a concentration of [***] or greater of active pharmaceutical ingredient; or (b) is designed, developed or intended by or on behalf of a Party or its Affiliates for subcutaneous administration (whether delivered by [***]); provided that Excluded Formulation Know-How does not include Know-How that has broader applicability beyond a specific Licensed Product. For clarity, Excluded Formulation Know-How may include specific composition and relative proportions of ingredients in, and specific process conditions used to Manufacture, any such formulation, but does not include more general Know-How that is not specific to such formulation.

1.47 “Existing Upstream License Agreement” means that certain [***].

1.48 “Exploit” means Develop, Manufacture, have Manufactured, use, practice, sell, offer for sale, import, export, Commercialize or otherwise exploit. “Exploitation” has the correlative meaning.

1.49 “Export Controls” has the meaning set forth in Section 12.4(e)(i).

1.50 “FDA” means the United States Food & Drug Administration, or any successor agency thereto.

1.51 “Field” means all human and animal uses.

1.52 “First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis within the Licensee Territory, the first arm’s length sale of a Licensed Product to a Third Party in a country by Licensee or its Affiliate or Sublicensee for use or consumption in such country following receipt of Regulatory Approval of such Licensed Product in such country; provided that in no event will any sale of a Licensed Product in a country (a) at or below cost in connection with the Development of a Licensed Product (including the conduct of Clinical Trials), or (b) at or below cost for charitable purposes or patient access (including in connection with “treatment IND sales,” “named patient sales” and “compassionate use sales”), be considered a “First Commercial Sale.”

1.53 “FTE” means full-time equivalent employee of Innovent based on a total of [***] hours of scientific, technical or managerial activities under this Agreement per Calendar Year. Overtime and work on weekends, holidays, and the like, in each case, will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable by Innovent for one individual during a given accounting period will be determined by dividing the number of hours worked directly by such individual on the work to be conducted under this Agreement during such accounting period and the number of FTE hours applicable for such accounting period based on [***] working hours per Calendar Year.

1.54 “FTE Costs” means, with respect to Innovent and an activity for any period, the FTE Rate multiplied by the applicable number of FTEs performing such activity during such period.

1.55 “FTE Rate” means [***] dollars ($[***]) per FTE per Calendar Year.

1.56 “GAAP” means U.S. Generally Accepted Accounting Principles, consistently applied.

1.57 “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Council on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Licensee Territory or the Innovent Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent guidelines or Applicable Laws in any other region in the Licensee Territory or the Innovent Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical Data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.58 “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or the equivalent guidelines or Applicable Laws in any other region in the Licensee Territory or the Innovent Territory, each as may be amended and applicable from time to time.

1.59 “GLP Tox Study(ies)” means any nonclinical safety and toxicology studies, including IND-enabling studies, conducted in compliance with GLP requirements and designed to support Regulatory Submissions, to be filed with FDA, such as repeat‑dose toxicity, safety pharmacology, genotoxicity, reproductive or developmental toxicity studies.

1.60 “Governmental Authority” means any court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state or local authority or any political subdivision thereof, or any association of countries.

1.61 “Grant-Back Technology” means, with respect to any Terminated Product, (a) all Know-How Controlled by Licensee or any of its Affiliates that is necessary for the Exploitation of such Terminated Product as of the effective date of termination and at any time during the [***] period prior to the applicable effective date of termination and (b) all Patents that are Controlled by Licensee or any of its Affiliates that Cover such Know-How and/or the Terminated Product as of the effective date of termination and at any time during the [***] period prior to the applicable effective date of termination.

1.62 “Greater China” means the mainland of the People’s Republic of China, Taiwan, Hong Kong and Macau.

1.63 “GSP” means all applicable Good Supply Practice standards, including, as applicable, as set forth in the then-current good supply practice standards promulgated or endorsed by the FDA as defined in Good Supply Practice for Pharmaceutical Products or the equivalent Applicable Laws in any other region in the Licensee Territory or the Innovent Territory, each as may be amended and applicable from time to time.

1.64 “ICC Rules” has the meaning set forth in Section 16.4(a).

1.65 “ICH” means The International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use.

1.66 “Included FTEs” means an aggregate of [***] hours of services that Licensee requests Innovent to provide to Licensee in accordance with the applicable provisions of this Agreement, which Innovent shall provide in accordance with the applicable provisions of this Agreement without charge to or reimbursement by Licensee.

1.67 “IND” means an investigational new drug application or equivalent application filed with the applicable Regulatory Authority, which application is required to commence or conduct Clinical Trials in the applicable jurisdiction.

1.68 “Indemnitee” has the meaning set forth in Section 13.3.

1.69 “Indemnitor” has the meaning set forth in Section 13.3.

1.70 “Indication” means a specific disease, disorder or condition which is recognized by the applicable Regulatory Authority in a given country or jurisdiction as a discrete disease, disorder or condition in the labeling of a Licensed Product. For clarity, (a) different genetic subtypes, organs of origin, or histologies of a disease, disorder or condition shall not constitute distinct Indications, and (b) treatment of different populations of patients having a disease, disorder or condition (e.g., front-line treatment, treatment of second-line therapy, relapsed refractory treatment and maintenance treatment) shall not constitute distinct Indications. Notwithstanding the foregoing, if the filing of an MAA for a new Indication (i.e., an Indication that is not excluded as a distinct Indication by the foregoing sentence and for which an MAA has not previously been filed) requires the completion of a separate pivotal trial for such Indication, then such Indication shall be deemed to be a distinct Indication for purposes of this Agreement.

1.71 “Indirect Tax” has the meaning set forth in Section 10.10(c).

1.72 “Infringement” has the meaning set forth in Section 14.5(a).

1.73 “Initiation” or “Initiate” means, with respect to a product and a Clinical Trial, dosing of the first patient in such Clinical Trial with such product.

1.74 “Innovent” has the meaning set forth in the preamble.

1.75 “Innovent Combination Clinical Trial” has the meaning set forth in Section 6.1(a).

1.76 “Innovent Combination Blocking Claim” has the meaning set forth in Section 3.1(e).

1.77 “Innovent Combination Patent” means any Patent Controlled by Innovent or any of its Affiliates that (a) claims or Covers the use of a Licensed Compound or Licensed Product with one or more compounds or products that are not Licensed Compounds or Licensed Products, including an Innovent Product, as a combination therapy, including any method of use, dosing, administration, treatment regimen, or patient population claim specific to such combination therapy, or (b) claims or Covers any data, results, or Know-How generated by or on behalf of Innovent or its Affiliates in the conduct of an Innovent Combination Clinical Trial, in each case ((a) and (b)), solely to the extent such Patent claim is specifically directed to a combination therapy comprising a Licensed Compound or Licensed Product and one or more other compounds or products, including Innovent Products, and not to the Licensed Compound or Licensed Product alone. For clarity, Innovent Combination Patents exclude any Patent, or claim thereof, that specifically Covers the composition of matter, formulation, method of manufacture, or use of a Licensed Compound or Licensed Product other than in a combination therapy with one or more other compounds or products, including an Innovent Product.

1.78 “Innovent Combination Therapy” has the meaning set forth in Section 6.1(a).

1.79 “Innovent Controlled Patents” has the meaning set forth in Section 14.3(d).

1.80 “Innovent Formulation Blocking Claim” has the meaning set forth in Section 3.1(d).

1.81 “Innovent Formulation Patent” has the meaning set forth in Section 3.1(b).

1.82 “Innovent Indemnitee(s)” has the meaning set forth in Section 13.1.

1.83 “Innovent Manufacturing Technology” means the Licensed Know-How consisting of the cell line and related Know-How licensed by [***] to Innovent Suzhou pursuant to the Existing Upstream License Agreement that is used by or on behalf of Innovent or any of its Affiliates for the Manufacture of Licensed Products and Licensed Compounds.

1.84 “Innovent Platform” means Innovent’s platform-based proprietary technology used by Innovent or its Affiliates to discover, generate, develop or manufacture compounds, including Licensed Compound(s).

1.85 “Innovent Platform Know-How” means Licensed Know-How that specifically relates to the Innovent Platform.

1.86 “Innovent Platform Patents” means the Licensed Patents listed in Exhibit 1.86 that Cover the Innovent Platform and/or claim or disclose Innovent Platform Know-How.

1.87 “Innovent Platform Technology” means (a) Innovent Platform Patents and (b) Innovent Platform Know-How.

1.88 “Innovent Product” means any pharmaceutical product that is proprietary to, and is owned or otherwise Controlled by, Innovent or any of its Affiliates that is not a Licensed Compound or Licensed Product.

1.89 “Innovent Product Marks” has the meaning set forth in Section 9.6(b).

1.90 “Innovent Territory” means Greater China.

1.91 “Invention” means any process, method, composition of matter, article of manufacture, discovery or finding, or other Know-How, patentable or otherwise, that is invented, discovered or generated (a) solely by or on behalf of either Party, its Affiliates, Sublicensees (or (sub)licensees, with respect to Innovent), agents or independent contractors or (b) jointly by or on behalf of both Parties, their Affiliates, Sublicensees (or (sub)licensees, with respect to Innovent), agents or independent contractors, in each case, during the Term in the performance of any activity contemplated by this Agreement or otherwise in the exercise of its (or their) rights or carrying out its (or their) obligations under this Agreement.

1.92 “IRA Subject Product” means any Licensed Product that is designated as a “selected drug” by the Secretary of the U.S. Department of Health and Human Services for drug price negotiation under the Inflation Reduction Act (Public Law No. 117-169) of 2022 in the United States.

1.93 “Joint Inventions” has the meaning set forth in Section 14.1(b).

1.94 “Joint Patents” has the meaning set forth in Section 14.1(b).

1.95 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.2(a).

1.96 “Justified Delay” means any delay that is attributable to (a) any toxicity or drug safety issue or Serious Adverse Event that is reasonably related to or observed in connection with, as applicable, any Development or Commercialization activities conducted with respect to a Licensed Product; (b) Licensee’s reasonable response to any guidance or inquiries that are received from, or any action or inaction by, any Regulatory Authority in a Major Market (such as a clinical hold, a recall, or withdrawal) with respect to a Licensed Product; (c) Innovent’s delay in delivering to Licensee any chronic toxicology data or other data in Innovent’s possession and Control that are compliant with FDA requirements and are required for purposes of Licensee’s IND filing in the United States; (d) any need for Licensee to regenerate any data provided by Innovent to Licensee hereunder in order to file Licensee’s first IND for a Licensed Product in the United States to the extent such need arises from guidance received by Licensee from the FDA or is to comply with any Applicable Laws in the United States; (e) any force majeure event that affects a Licensed Product as described in Section 17.2; or (f) any legal injunction issued by a court of competent jurisdiction or by operation of Applicable Laws in any Major Market that affects a Licensed Product.

1.97 “Know-How” means any scientific or technical information, results, data, and materials of any type whatsoever, in any tangible or intangible form whatsoever, including Data, databases, safety information, practices, methods, techniques, technology, specifications, formulations, formulae, chemical or biological materials, knowledge, know-how, skill, experience, trade secrets, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data.

1.98 “Knowledge” means, with respect to any representation given by Innovent in this Agreement, the actual knowledge of the executive officers of Innovent and Innovent’s management personnel (including its applicable program managers and legal personnel), in each case, having substantial responsibilities for Innovent’s Development and Manufacture of Licensed Products and legal matters relating thereto, after reasonable inquiry of such Person’s direct reports and outside counsel where such direct reports and outside counsel would reasonably be expected to have substantial additional knowledge relevant to the applicable subject matter, without any obligation to conduct any freedom-to-operate analysis, patent search, patent clearance review, legal investigation, or other independent investigation, or review of archived records to establish Knowledge.

1.99 “Licensed Component” has the meaning set forth in Section 1.24.

1.100 “Licensed Compound” means (a) the molecule known internally by Innovent as IBI355, (b) any backup molecules of IBI355 made by or on behalf of Innovent or any of its Affiliates as of the Effective Date or during the Term that are monoclonal antibodies Targeting CD40L (“Backups”), and (c) any Derivatives of IBI355 or any Backup, in each case of (a) - (c), in the monoclonal antibody modality. For purposes of this definition, “Derivative” means any antibody that (i) is discovered, optimized or modified from or otherwise based on IBI355 or any Backup, (ii) is made by or on behalf of Licensee or its Affiliates or Sublicensees, and (iii) incorporates the antigen-binding sequence of IBI355 or the antigen-binding sequence of a Backup.

1.101 “Licensed Know-How” means any and all Know-How Controlled by Innovent or its Affiliates as of the Effective Date or during the Term, including Innovent’s or its Affiliate’s joint ownership interest in any Know-How within the Joint Inventions, that is necessary or reasonably useful for the Exploitation of any Licensed Compound or Licensed Product in the Field in the Licensee Territory; provided that, (a) subject to Section 3.1, any Excluded Formulation Know-How; and (b) any Know-How generated by or on behalf of Innovent or its Affiliates in the conduct of any Innovent Combination Clinical Trial other than any such Know-How that is safety data (“Innovent Combination Clinical Trial Know-How”), shall each be excluded from the Licensed Know-How (all such Know-How described in clauses (a) and (b), “Excluded Innovent Know-How”).

1.102 “Licensed Patents” means any and all Patents that (a) are Controlled by Innovent or its Affiliates as of the Effective Date or during the Term, including Innovent’s or its Affiliate’s interest in any Joint Patents, and (b) that claim the composition of matter, formulation, method of use or method of manufacture of Licensed Compounds or Licensed Products in the Field in the Licensee Territory, including for clarity, all Licensed Product Specific Patents and Innovent Platform Patents. Without limiting the foregoing, Exhibit 1.102 sets forth a list of all Licensed

Patents existing as of the Effective Date. For clarity, Licensed Patents exclude Innovent Formulation Patents (subject to Section 3.1) and Innovent Combination Patents.

1.103 “Licensed Product” means any product that comprises or incorporates any Licensed Compound in any form, formulation and delivery mode, including any Combination Product; provided that a Licensed Product may not contain any compound that is proprietary to Innovent but that is not a Licensed Compound.

1.104 “Licensed Product Specific Patents” means any Licensed Patent, other than any Innovent Platform Patent listed in Exhibit 1.86, that includes at least one independent claim that specifically Covers the Licensed Compound or a Licensed Product as a distinct monoclonal antibody that Targets CD40L, including (a) the Licensed Patent existing as of the Effective Date and listed on Exhibit 1.104 (the “Existing Licensed Product Specific Patents”), (b) any patent application claiming priority from such Licensed Patent, including divisions, continuations, continuations-in-part, additions, (c) any patent that issues from such Licensed Patent, including any patent applications claiming priority thereto, and any utility or design patent or certificate of invention, and (d) any re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing (a) through (c).

1.105 “Licensed Technology” means all (a) Licensed Patents and (b) Licensed Know-How.

1.106 “Licensee” has the meaning set forth in the preamble.

1.107 “Licensee Combination Clinical Trial” has the meaning set forth in Section 6.2(a).

1.108 Licensee Combination Blocking Claim” has the meaning set forth in Section 3.2(z).

1.109 “Licensee Combination Patent” means any Patent Controlled by Licensee or any of its Affiliates that (a) claims or Covers the use of a Licensed Compound or Licensed Product with one or more compounds or products that are not Licensed Compounds or Licensed Products, including any compound or product that is proprietary to Licensee, including any method of use, dosing, administration, treatment regimen, or patient population claim specific to such combination therapy, or (b) claims or Covers any data, results, or Know-How generated by or on behalf of Licensee or its Affiliates in the conduct of a Licensee Combination Clinical Trial, in each case ((a) and (b)), solely to the extent such Patent claim is specifically directed to a combination therapy comprising a Licensed Compound or Licensed Product and one or more other compounds or products, including any compounds or products that are proprietary to Licensee and not to the Licensed Compound or Licensed Product alone. For clarity, Licensee Combination Patents exclude any Patent, or claim thereof, that specifically Covers the composition of matter, formulation, method of manufacture, or use of a Licensed Compound or Licensed Product other than in a combination therapy with one or more other compounds or products, including any compound or product that is proprietary to Licensee.

1.110 “Licensee Combination Therapy” has the meaning set forth in Section 6.2(a).

1.111 “Licensee Controlled Patents” has the meaning set forth in Section 14.3(b).

1.112 “Licensee Formulation Patent” has the meaning set forth in Section 3.2(b).

1.113 “Licensee Formulation Blocking Claim” has the meaning set forth in Section 3.2(y).

1.114 “Licensee Indemnitee(s)” has the meaning set forth in Section 13.2.

1.115 “Licensee Product IP” means all Know-How and Patents Controlled by Licensee or its Affiliates as of the Effective Date or during the Term that are necessary or reasonably useful to Exploit any Licensed Compound or Licensed Product, including any Patents claiming or Covering any Sole Inventions Controlled by Licensee and any Know-How within Sole Inventions Controlled by Licensee; provided that, (a) subject to Section 3.2, any Excluded Formulation Know-How and (b) any Know-How generated by or on behalf of Licensee or its Affiliates in the conduct of any Licensee Combination Clinical Trial other than any such Know-How that is safety data (“Licensee Combination Clinical Trial Know-How”), shall each be excluded from the Licensee Product IP (such Know-How, “Excluded Licensee Know-How”).

1.116 “Licensee Product Marks” has the meaning set forth in Section 9.6(a).

1.117 “Licensee Territory” means worldwide, excluding the Innovent Territory.

1.118 “Losses” has the meaning set forth in Section 13.1.

1.119 “MAA” means (a) a Biologics License Application (as more fully defined in 21 C.F.R. §601.2, as may be amended) or (b) the equivalent application(s) filed with any Regulatory Authority in any jurisdiction outside the U.S. for approval to market and sell a new drug in such jurisdiction, excluding any application for pricing or reimbursement approvals; but, in each case, including all amendments and supplements to any of the foregoing.

1.120 “Major EU Country” means each of France, Germany, Italy, Spain and the United Kingdom.

1.121 “Major Markets” means the United States, each of the Major EU Countries and Japan.

1.122 “Manufacture” or “Manufacturing” or “Manufactured” means, with respect to a product (or any components or process steps involving any such product), all operations involved in the manufacturing, filling and finishing, quality control testing (including in-process, release and stability testing, if applicable), storage, releasing, packaging, labeling, and supply of such product.

1.123 “Manufacturing Support” has the meaning set forth in Section 8.1(c).

1.124 “Manufacturing Technology Transfer” has the meaning set forth in Section 8.1(c).

1.125 “Manufacturing Technology Transfer Plan” has the meaning set forth in Section 8.1(c).

1.126 “Material Development Activity” means, with respect to a Licensed Compound or Licensed Product, any material clinical and non-clinical research, Development, Manufacturing and regulatory activities conducted in relation to such Licensed Compound or Licensed Product, including toxicology and pharmacology studies, development of test methods and stability protocols, process development, formulation and delivery system development, quality assurance and quality control, statistical analysis, Clinical Trials, regulatory affairs (including Clinical Trial-related regulatory activities), pharmacovigilance, any activities that are conducted to obtain and maintain any MAA, and any activities carried out in preparation for any of the foregoing.

1.127 “Milestone Payments” means Development and Regulatory Milestone Payments and/or Sales Milestone Payments, as applicable.

1.128 “Net Sales” means, with respect to any Licensed Product, the gross price billed or invoiced on sales of such Licensed Product by Licensee or its Affiliates or Sublicensees (each, a “Selling Party”) to an end user or any Third Party that is not a Sublicensee, less the following deductions, to the extent actually incurred, allowed, paid, accrued or specifically allocated to such gross sales amounts of such Licensed Product:

(a)
normal and customary cash, trade, prompt payment or quantity discounts, allowances and credits, cash and non-cash coupons and mandated discounts actually granted to trade customers, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations, and national, state or local governments;
(b)
compulsory payments and cash rebates imposed on sales of the Licensed Product and paid to a Governmental Authority or its agent pursuant to Applicable Law by reason of any national or local health insurance program or similar program, and rebates, refunds, chargebacks and discounts actually granted to managed health care organizations, pharmacy benefit managers, Governmental Authorities or their agencies, purchasers or reimbursers, or trade customers, in each case solely to the extent such amounts are specifically and solely allocated to sales of the Licensed Product, and are actually incurred, paid, accrued or taken;
(c)
normal and customary inventory management fees, and other bona fide service fees paid to distributors and wholesalers, in each case, actually allowed or paid for distribution and delivery of such Licensed Product, to the extent billed on the gross sales invoice or recognized;

(d)
credits or allowances for defective or damaged Licensed Product (including allowances for spoiled, outdated or withdrawn Licensed Product), or for returns or rejections of Licensed Product, including in connection with recalls and retroactive price reductions;
(e)
amounts written off by reason of uncollectible debt; provided, however, that (i) the amount of such uncollectible receivables shall not be in excess of [***] percent ([***]%) of Net Sales with respect to any given Calendar Quarter and (ii) if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid;
(f)
insurance, customs charges, freight, postage, shipping, handling, and other transportation costs incurred by a Selling Party in shipping any Licensed Product to a Third Party;
(g)
import taxes, export taxes and excise taxes to the extent included in the gross amount invoiced and annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable Applicable Laws allocated to sales of the Licensed Product in accordance with Applicable Accounting Standards, sales tax, value-added taxes, consumption taxes, duties, or other taxes levied on, absorbed, determined, or imposed with respect to such sales (excluding income or net profit taxes or franchise taxes of any kind) to the extent the Selling Party is not otherwise entitled to a credit or refund for such taxes, duties, or payments made;
(h)
any other items actually deducted from gross invoiced sales amounts as reported by the Selling Party in its financial statements in accordance with its Applicable Accounting Standards, applied on a consistent basis, but which may not be duplicative of the deductions specified above.

To the extent that a Selling Party receives consideration other than or in addition to cash upon the sale or disposition of a Licensed Product, Net Sales will be calculated based on the average price charged for such Licensed Product, as applicable, during the preceding royalty period, or in the absence of such sales, based on such Selling Party’s reasonable determination in good faith of the fair market value of the Licensed Product.

Each of the amounts set forth above will be determined from the books and records of Licensee or its Affiliate or Sublicensee, maintained in accordance with GAAP or, in the case of Sublicensees, such similar accounting principles, consistently applied, and any amounts that are deducted from Net Sales pursuant to one subsection may not be deducted pursuant to another subsection (i.e., a deduction may only be taken once).

Net Sales will exclude any transfer or sale of a Licensed Product (i) at or below cost in connection with the Development or testing of a Licensed Product (including the conduct of Clinical Trials), or (ii) at or below cost for charitable purposes or patient access (including in connection with so-called “treatment IND sales,” “named patient sales” and “compassionate use sales”). Subject to the foregoing, amounts received or invoiced by Licensee or its Affiliates or Sublicensees for the transfer or sale of a Licensed Product by and between Licensee or any of its Affiliates or Sublicensees for resale will not be included in the computation of Net Sales so long as such

Licensed Product is subsequently resold to a non-Sublicensee Third Party and such subsequent sale is included in the computation of Net Sales under this Agreement.

All discounts, allowances, credits, rebates and other deductions, to the extent allocable across multiple products including a Licensed Product, shall be fairly allocated between such Licensed Product and other products of Licensee or its Affiliates or Sublicensees so that such Licensed Product does not bear a disproportionate portion of such deductions. In no circumstances will Licensee or its Affiliates or Sublicensees sell Licensed Product as a “loss leader”.

Net Sales for a Combination Product in a country shall be calculated as follows:

(i) If both the Licensed Component and the Other Components are sold independently in such country in the same formulation and dosage, then Net Sales will be calculated by multiplying the total Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in such country of the Licensed Component sold separately in the same formulation and dosage, and B is the (sum of the) average gross selling price(s) in such country of the Other Component(s) sold separately in the same formulation and dosage or device form, during the applicable Calendar Year.

(ii) If the Licensed Component is sold independently of the Other Component(s) in such country in the same formulation and dosage, but the average gross selling price of the Other Component(s) cannot be determined, then Net Sales will be calculated by multiplying the total Net Sales (as described above) of such Combination Product by the fraction A/C, where A is the average gross selling price in such country of such Licensed Component sold independently in the same formulation and dosage and C is the average gross selling price in such country of the Combination Product.

(iii) If the Other Component(s) are sold independently of the Licensed Component in such country in the same formulation and dosage or device form, but the average gross selling price of such Licensed Component cannot be determined, then Net Sales will be calculated by multiplying the total Net Sales (as described above) of such Combination Product by the fraction [1-B/C], where B is the (sum of the) average gross selling price(s) in such country of the Other Component(s) in the same formulation and dosage or device form and C is the average gross selling price in such country of the Combination Product.

(iv) If the average gross selling price of such Licensed Components and the Other Component(s) in the same formulation and dosage or device form, as applicable, cannot be determined, then Net Sales will be calculated by multiplying the total Net Sales (as described above) of such Combination Product by a fraction to be determined by the Parties in good faith based on the relative value contributed by the Licensed Components and Other Components of such Combination Product.

(v) For purposes of calculating the average Net Sales per unit sold of a Licensed Component and Other Component(s) of a Combination Product, any of the deductions described herein that apply to such Combination Product shall be allocated among sales of the Licensed Component and sales of the Other Component(s) included in such Combination Product as follows: (1) deductions that are attributable solely to the Licensed Component or one of the

Other Component(s) shall be allocated solely to Net Sales of the Licensed Component or such Other Component, as applicable, and (2) all other deductions shall be subject to a reasonable good-faith allocation by the Parties among sales of the Licensed Component and sales of the Other Component(s).

1.129 “NHP PD/Functional Data” means the non-human primate pharmacodynamic and/or functional evidence study results (and expressly excluding data from GLP Tox Studies), which (a) are generated in a controlled and head-to-head NHP study comparing the applicable bispecific or multispecific antibody to a CD40L monospecific antibody at matched exposure levels; (b) include at least one functional readout demonstrating incremental biological activity of the bispecific or multispecific antibody over a CD40L monospecific antibody; and (c) such functional readout(s) have some precedence for either predicting efficacy, or at least be strongly associated with the magnitude of efficacy, in the proposed human disease(s). For purposes of the foregoing, such data shall also demonstrate dual target engagement, including evidence that each binding domain of such bispecific or multispecific antibody is functionally active (e.g. based on assay of receptor occupancy and downstream pathway modulation), and all such data shall be generated within the same study and exposure range to enable appropriate attribution of observed effects. Such study shall be conducted in a stimulated challenge setting (e.g., antigen-driven) in which incremental effect can be meaningfully detected. For clarity, “functional readout” may include, by way of example and without limitation: [***].

1.130 “NMPA” means the National Medical Products Administration, formerly known as the China Food and Drug Administration, and local or provincial counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.

1.131 “Non-Compete Period” has the meaning set forth in Section 3.6(a).

1.132 “Other Components” has the meaning set forth in Section 1.24.

1.133 “Out-of-Pocket Costs” means the reasonable and documented amounts paid by a Party or any of its Affiliates to Third Party subcontractors (without mark-up by such Party or any of its Affiliates) under arm’s length arrangements for services or material provided by such subcontractors in performance of activities under this Agreement.

1.134 “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

1.135 “Patent” or “Patents” means (a) all national, regional and international patents and patent applications, including any provisional patent application, (b) any patent applications claiming priority from such patent applications or provisional patent applications, including divisions, continuations, continuations-in-part and additions, (c) any patent that issues from any of the foregoing patent applications, including any utility or design patent or certificate of invention, and (d) any re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents applicable to any of the foregoing.

1.136 “Patent Challenge” has the meaning set forth in Section 15.5(b).

1.137 “Person” means any individual, sole proprietorship, corporation, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, trust or any other private, public or governmental entity.

1.138 “Pharmacovigilance Agreement” has the meaning set forth in Section 7.9(a).

1.139 “Phase 1 Clinical Trial” means a Clinical Trial of a Licensed Product that is described as a phase 1 clinical trial in its protocol, or that would otherwise satisfy the requirements of 21 C.F.R. §312.21(a), as amended from time to time, or the corresponding requirements of any applicable jurisdiction in the Licensee Territory other than the United States.

1.140 “Phase 1/2 Clinical Trial” means a Clinical Trial of a Licensed Product that combines into a single protocol both a Phase 1 Clinical Trial and a Phase 2 Clinical Trial.

1.141 “Phase 2 Clinical Trial” means a Clinical Trial of a Licensed Product that is described as a phase 2 clinical trial in its protocol or that would otherwise satisfy the requirements of 21 C.F.R. §312.21(b), as amended from time to time, or the corresponding requirements of any applicable jurisdiction in the Licensee Territory other than the United States.

1.142 “Phase 2/3 Clinical Trial” means a Phase 2 Clinical Trial of a Licensed Product that is commenced without sufficient statistical powering to satisfy the criteria for a Phase 3 Clinical Trial but that becomes a Registrational Clinical Trial based on the strength of the Data generated in such Clinical Trial.

1.143 “Phase 3 Clinical Trial” means a Clinical Trial of a Licensed Product that would satisfy the requirements of 21 C.F.R. § 312.21(c), as amended from time to time, or the corresponding requirements of any applicable jurisdiction in the Licensee Territory other than the United States.

1.144 “PMDA” means the Japanese Pharmaceutical and Medical Device Administration or any successor agency thereto.

1.145 “Pricing and Reimbursement Approval” means any approval, agreement, determination or other decision by the applicable Governmental Authority of a country or jurisdiction that establishes prices charged to end-users for pharmaceutical or biologic products at which a particular pharmaceutical or biologic product will be reimbursed by applicable Governmental Authority in such country or jurisdiction.

1.146 “Prosecution” means, with respect to a Patent, the filing, preparation, prosecution (including conducting all correspondence and interactions with any patent office and seeking, conducting and defending any interferences, inter partes reviews, reissue proceedings, reexaminations, and oppositions and similar proceedings), and maintenance thereof, including obtaining patent term extensions, regulatory exclusivity, supplemental protection certificates, or their equivalents with respect thereto. When used as a verb, “Prosecute” and “Prosecuting” mean to engage in Prosecution. “Prosecution,” “Prosecute,” and “Prosecuting” exclude any enforcement action with respect to a Patent.

1.147 “Public Official” means (a) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (b) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (c) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (d) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

1.148 “Quality Agreement” has the meaning set forth in Section 8.1(b)(i).

1.149 “Receiving Party” has the meaning set forth in Section 11.1.

1.150 “Registrational Clinical Trial” means a Clinical Trial of a Licensed Product conducted with a defined dose or set of defined doses of such Licensed Product on sufficient numbers of human patients, which Clinical Trial is prospectively designed to be sufficient for the filing of an MAA of such Licensed Product with the applicable Regulatory Authority in the Licensee Territory.

1.151 “Regulatory Approval” means, with respect to a Licensed Product in a region or a country, the approvals from the necessary Governmental Authority to import, market and sell such Licensed Product in such region or country (excluding Pricing and Reimbursement Approvals).

1.152 “Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for a Licensed Product, including the FDA, the EMA, the PMDA, the NMPA and any other corresponding national or regional Governmental Authority.

1.153 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights (other than any exclusivity rights conferred by Patents) conferred by a Regulatory Authority on a Licensed Product under Applicable Laws in a country or jurisdiction in connection with the Regulatory Approval for such Licensed Product in such country or jurisdiction that prevents another party other than the Regulatory Approval holder and such Regulatory Authority from using and from otherwise relying on the Regulatory Approval or data supporting the Regulatory Approval for such Licensed Product without the prior written authorization of the Regulatory Approval holder.

1.154 “Regulatory Submissions” means (a) any filing, application, or submission with any Regulatory Authority, (b) any authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals and MAAs, (c) all material correspondence or communication with or from the relevant Regulatory Authority, and (d) the minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Licensed Product.

1.155 “Remedial Action” has the meaning set forth in Section 7.10.

1.156 “Representative” has the meaning set forth in Section 11.1.

1.157 “Requisite Amount” means (a) following the Initiation of a Phase 1 Clinical Trial for a Licensed Product in the Licensee Territory but prior to the Initiation of a Phase 2 Clinical Trial for a Licensed Product in the Licensee Territory, [***] dollars ($[***]), (b) following the Initiation of a Phase 2 Clinical Trial for a Licensed Product in the Licensee Territory but prior to receipt of top line data for a Phase 2 Clinical Trial for a Licensed Product in the Licensee Territory, [***] dollars ($[***]), or (c) following the Initiation of a Phase 3 Clinical Trial for a Licensed Product in the Licensee Territory, [***] dollars ($[***]).

1.158 “Reversion License” has the meaning set forth in Section 15.7(b).

1.159 “Reversion Terms” has the meaning set forth in Section 15.7(c).

1.160 “Royalty Payment” has the meaning set forth in Section 10.6(a).

1.161 “Royalty Term” has the meaning set forth in Section 10.6(b).

1.162 “Safety Risk” means a Party’s reasonable belief, based upon information that becomes available to such Party or an analysis of the existing information that is conducted by such Party, that a Licensed Product has a safety issue that would reasonably be expected to have a material adverse effect on the Development or Commercialization of Licensed Products.

1.163 “Sales Milestone Event” has the meaning set forth in Section 10.5(a).

1.164 “Sales Milestone Payment” has the meaning set forth in Section 10.5(a).

1.165 “Securities Regulator” has the meaning set forth in Section 11.2(d).

1.166 “Senior Executive” means (a) with respect to Innovent, its Chief Executive Officer (or any of his or her direct reports having authority to agree to a final resolution of a disputed matter under this Agreement) (or any of his or her direct reports having authority to agree to a final resolution of a disputed matter under this Agreement) and (b) with respect to Licensee, its Chief Executive Officer (or any of his or her direct reports having authority to agree to a final resolution of a disputed matter under this Agreement).

1.167 “Serious Adverse Event” means any Adverse Event that, at any dose: (a) results in death; (b) is life-threatening; (c) requires inpatient hospitalization or prolongation of existing hospitalization; (d) results in persistent or significant disability/incapacity; or (e) is a congenital anomaly/birth defect. In the case of other Adverse Events, medical and scientific judgment should be exercised in deciding whether expedited reporting is appropriate. Such events may be important medical events that may not be immediately life-threatening or result in death or hospitalization but which may jeopardize the patient or may require intervention to prevent one of the other outcomes listed in the first sentence of this definition. Such events should usually be considered Serious Adverse Events.

1.168 “Shelving Event” means, prior to the first Regulatory Approval in the United States of a Licensed Product, any consecutive [***] period during which Licensee fails to (a) conduct any Material Development Activity and (b) expend at least the Requisite Amount (based on external costs only and excluding internal cost (e.g., direct labor costs)) with respect to the

Licensed Compound and Licensed Product; provided that, any such failure is not attributable to a Justified Delay. For clarity, satisfaction of the criterion in clause (a) and (b) above with respect to one Licensed Product during an applicable period precludes the occurrence of a Shelving Event during such period.

1.169 “Sole Inventions” has the meaning set forth in Section 14.1(b).

1.170 “Sublicensee” means a Third Party to whom Licensee or any of its Affiliates has granted or grants a sublicense under any of the rights or licenses granted to Licensee pursuant to this Agreement. For clarity, a Third Party that was granted a further sublicense (including through multiple tiers) by a Sublicensee will also be deemed a Sublicensee and such further Sublicensee will be bound by the terms of this Agreement applicable to Sublicensees.

1.171 “Supply Agreement” has the meaning set forth in Section 8.1(b)(i).

1.172 “Target” means any receptor, ligand or other molecule that is potentially associated with a disease or condition, and potentially has a biological activity that is modified by direct interaction with an antibody.

1.173 “Targeting” means, with respect to a Target and any Licensed Compound or other compound, product, antibody, antibody fragment or agent, that such Licensed Compound or other compound, product or agent binds to and activates, inhibits, or otherwise modulates such Target as its primary mechanism of action.

1.174 “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon), including VAT.

1.175 “Term” has the meaning set forth in Section 15.1(a).

1.176 “Terminated Product” means each Licensed Product that Licensee is Developing and/or Commercializing at the time of termination.

1.177 “Third Party” means an entity other than (a) Licensee and its Affiliates or (b) Innovent and its Affiliates.

1.178 “Third Party Infringement Claim” has the meaning set forth in Section 14.4.

1.179 “Third Party License” has the meaning set forth in Section 10.6(c)(ii).

1.180 “U.S.” means the United States and its territories.

1.181 “U.S. Dollars” means United States dollars, the lawful currency of the U.S.

1.182 “Valid Claim” means (a) a claim of an issued and unexpired Patent that has not been permanently revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is not appealable or is not appealed within the time allowed for appeal, and has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) a claim of a pending Patent application that (i) has not been pending for more than [***] years from the filing date of the earliest Patent application from which such pending Patent application derives priority, and (ii) (A) has not been cancelled, withdrawn or abandoned, or (B) finally rejected by an administrative agency action from which no appeal can be taken or that has not been appealed within the time allowed for appeal; provided that, in the case of a pending claim that ceases to be a Valid Claim due to the foregoing time limit of clause (b)(i), if such pending claim later issues, such claim shall thereafter be considered a Valid Claim for all purpose hereunder so long as it meets the requirements of clause (a).

1.183 “VAT” means value-added taxes or other similar taxes.

1.184 “Withholding Amount” has the meaning set forth in Section 10.10(b).

Additional Definitions:

Additional Data Plan	Section 10.3(d)
Additional Development and Regulatory Milestone Event	Section 10.4(a)
Additional Development and Regulatory Milestone Payment	Section 10.4(a)
[***]	Section 3.6(d)
Ancillary Agreement	Section 17.7
Consulting Firm	Section 2.2(e)(iii)(B)
Development Plans	Section 5.3
Entity	Section 17.9
Extended Option Period	Section 3.9(b)
Initial Option	Section 3.9(b)
Initial Option Period	Section 3.9(b)
Joint Patent Committee or JPC	Section 2.4
Launch Quarter	Section 10.6(c)(iv)
Licensee Development Plan	Section 5.3
Licensee Product Patents	Section 14.3(a)
[***]	Section 1.47
Negotiation Period	Section 8.1(e)
Notified Party	Section 2.2(e)(iii)(A)
Notifying Party	Section 2.2(e)(iii)(A)
Option	Section 3.9(b)
Option Exercise Fee	Section 3.9(e)
Product Infringement	Section 14.5(b)(i)
Safety Matter	Section 2.2(e)(iii)(A)
Safety Matter Notice	Section 2.2(e)(iii)(A)
Secondary Manufacturer	Section 8.1(e)
Selling Party	Section 1.128
Regulatory Assistance	Section 7.5
Regulatory and Technology Transfer	Section 4.1(a)
Regulatory and Technology Transfer Plan	Section 4.1(a)
Reversion Sublicense Terms	Section 15.7(c)
Tax Action	Section 10.10(b)

ARTICLE 2

GOVERNANCE

2.1 Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to act as the primary business contact for such Party for matters related to this Agreement (each such individual appointed, an “Alliance Manager”), unless another individual is expressly specified in this Agreement or designated by the Parties for a particular purpose. The Alliance Managers will (a) facilitate the flow of information between the Parties and otherwise promote communication, coordination and collaboration between the Parties by providing central points of contact for communication by and between the Parties’ functions/subject matter experts; and (b) manage the JSC (and any other Committee) meetings by (i) calling meetings; (ii) preparing and issuing minutes of each such meeting within [***] thereafter; and (iii) preparing and circulating an agenda for each upcoming meeting of each Committee, in each case, at the direction of and in consultation with the then-current chair of the applicable Committee. Each Party may remove and replace its Alliance Manager at any time by written notice to the other Party.

2.2 Committees.

(a)
Joint Steering Committee. Within [***] following the Effective Date, Innovent and Licensee will establish a joint steering committee (the “Joint Steering Committee” or “JSC”), in accordance with Section 2.2(b), to monitor the overall collaboration between the Parties under this Agreement, including monitoring the Development of the Licensed Compounds and Licensed Products in the Licensee Territory and in the Innovent Territory, and to serve as a forum for the exchange and discussion of information with respect thereto. The JSC will be responsible for:
(i)
establishing such Committees as are necessary or advisable, if any, to undertake any of the responsibilities of the JSC delegated to such subcommittee by the JSC or to further the purposes of this Agreement;
(ii)
reviewing and discussing the Development Plans and any amendments or updates thereto;
(iii)
reviewing and monitoring the progress of Development activities under this Agreement;
(iv)
monitoring the strategic direction of the collaboration between the Parties under this Agreement with respect to the Licensed Compounds and Development and regulatory activities with respect thereto in the Licensee Territory and the Innovent Territory;
(v)
discussing the Parties’ proposals to conduct Innovent Combination Clinical Trials and Licensee Combination Clinical Trials; and
(vi)
undertaking such other matters as are specifically assigned to the JSC in this Agreement.

(b)
Membership. The JSC will be composed of [***] representatives of each of Innovent and Licensee (or such other equal number of representatives of each Party as agreed in writing by Innovent and Licensee). Each Party will appoint its initial JSC representatives by written notice to the other Party within [***] of the Effective Date and will appoint its initial representatives to any other Committee by written notice to the other Party within [***] of establishment of such Committee. Either Party may replace its respective Committee representatives at any time with prior written notice to the other Party; provided that each Party will ensure that, at all times during the existence of a Committee, such Party’s Committee representatives (initial or replacement) have appropriate expertise and sufficient seniority to represent such Party regarding matters before the JSC; provided further, that the Parties shall use reasonable efforts not to make changes to such representatives during the [***] after establishment of each Committee. With respect to the JSC, each Party will ensure that at all times during the existence of the JSC at least one of each Party’s JSC representatives is a [***]. A member of the JSC may also be a member of any other Committee established by the JSC if so desired by the Party who appoints such member.
(c)
Meetings. Each of the Committees, once established, will meet at least [***], or more or less often as otherwise agreed to by the Parties. Responsibility for chairing Committee meetings will alternate between the Parties. The chair for any Committee meeting will not have any greater authority than any other representative of either Party on such Committee. All Committee meetings may be conducted by telephone, video-conference, or in person. Each Party will bear its own personnel and travel costs and expenses relating to participation in Committee meetings. Upon each Party’s invitation, a reasonable number of additional representatives of such Party may attend Committee meetings in a non-voting capacity (provided that such additional representatives shall be bound by written confidentiality and non-use obligations consistent with the terms of this Agreement).
(d)
Minutes. The Alliance Managers of each Party shall alternate the responsibility for preparing minutes of each Committee meeting. The chair of each Committee meeting will be responsible for ensuring draft minutes of such Committee meeting are circulated by the responsible Alliance Manager to all members of such Committee for comments. Such minutes will provide a description, in reasonable detail, of the discussions at the meeting. The Alliance Managers of each Party will promptly discuss any comments on such minutes and finalize the minutes no later than the date of the next applicable Committee meeting.
(e)
Decision-Making. Decisions of the JSC will be made by unanimous vote, with each Party’s representatives on such Committee collectively having one vote. No vote of the JSC may be taken unless at least one of each Party’s representatives is present for such vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a decision as to such matter within [***] after such matter was brought to the JSC for resolution, then:
(i)
With respect to any such matter that is primarily related to the Innovent Territory, the JSC representatives of Innovent shall have final decision-making authority with respect to any such matter; provided that, without limiting subsection (iii), such representative of Innovent shall not exercise such final-decision marking authority in a manner that would reasonably be expected to have a material adverse effect on the Exploitation of Licensed Products in the Licensee Territory.

(ii)
With respect to any matter that is primarily related to the Licensee Territory, the JSC representatives of Licensee shall have final decision-making authority with respect to such matter; provided that, without limiting subsection (iii), such representative of Licensee shall not exercise such final-decision marking authority in a manner that would reasonably be expected to have a material adverse effect on the Exploitation of Licensed Products in the Innovent Territory.
(iii)
Safety Risk.
(A)
In the event that, after taking into account safety profiles for pharmaceutical agents in the Field for Indications within the Parties’ respective Development Plans and drug-related Serious Adverse Events expected from proposed Development activities, a Party (a “Notifying Party”) reasonably believes in good faith, based upon information that becomes available to such Party or an analysis of the existing information that is conducted by such Party, that the Development of a Licensed Product proposed by the other Party (the “Notified Party”) poses a Safety Risk ( the matter as to whether such activity may result in such a Safety Risk, a “Safety Matter”), then the Notifying Party may provide written notice to the Notified Party (each, a “Safety Matter Notice”) stating such belief, including a detailed explanation of the Notifying Party’s basis therefor and such Party’s recommended course of action to address the Safety Risk. If the Notified Party does not agree with Notifying Party’s recommended course of action, the Parties shall refer such dispute, within [***] of the initial written notice under this Section 2.2(e)(iii), to the JSC. The JSC shall attempt in good faith to resolve such dispute. If the JSC is unable to resolve a given dispute under this Section 2.2(e)(iii)(A) within [***] after being referred such dispute, the Parties shall refer such dispute to the respective Senior Executives, and such Senior Executives shall attempt in good faith to resolve such dispute. If the Senior Executives are unable to resolve a given dispute under this Section 2.2(e)(iii)(A) within [***] after being referred such dispute, the dispute shall be resolved pursuant to subsection (B) of this Section 2.2(e)(iii).
(B)
If the Parties are unable to resolve any dispute that arises under subsection (A) of this Section 2.2(e)(iii), the Parties shall engage an independent, impartial and conflict-free Third Party consulting firm which shall have relevant subject matter expertise and experience (the “Consulting Firm”). The Consulting Firm shall be mutually agreed to by the Parties. The Parties shall use their best efforts to cause the Consulting Firm to be selected and retained within [***] of the end of the [***] period referred to in subsection (A) above. The fees and expenses of the Consulting Firm shall be borne by the Notifying Party. With respect to any such dispute referred to the Consulting Firm pursuant to this subsection (B), the Consulting Firm shall be entitled to make either of the following determinations: (1) that such activity creates a Safety Risk that could reasonably be expected to have a material adverse effect on the Development or Commercialization of such Licensed Product in the Notifying Party’s Territory, in which case the Consulting Firm shall specify the steps to be taken to address such safety issue, or (2) that the Notified Party’s proposed activity does not create a potential Safety Risk that could reasonably be expected to have a material adverse effect on the Development or Commercialization of such Licensed Product in the Notifying Party’s Territory.

(C)
Upon receipt of a Safety Matter Notice, the Notified Party shall suspend (with respect to any ongoing activity, subject to ethical obligations to continue support of subjects already enrolled in a Clinical Trial) or not commence (with respect to any proposed activity) the Development or Commercialization activity that is the subject of such Safety Matter Notice unless and until the Safety Matter that is the subject of such Safety Matter Notice is resolved in accordance with this Section 2.2(e)(iii) and may only continue or commence such activity if such Safety Matter is resolved in the Notified Party’s favor in accordance with this Section 2.2(e)(iii) or the Parties (after considering in good faith any recommendation of the Consulting Firm) mutually agree on steps to be taken to address such safety issue.
(iv)
Notwithstanding any other provision of this Article 2 to the contrary, the JSC, in the exercise of the foregoing decision-making authority, will not have the right to: (A) modify or amend the terms and conditions, or waive any term or condition, of this Agreement; (B) determine any issue in a manner that would conflict with, or cause a Party to breach or violate, the terms and conditions of this Agreement or any Applicable Laws; (C) make any determination that a Party is in breach (or not in breach) of this Agreement; (D) make a decision that is expressly stated to require the written agreement or written consent of the Parties; or (E) cause the other Party to undertake any activities or incur any costs without such other Party’s prior written consent. Except as provided in Section 2.2(e)(iii), no matters within the scope of the JSC’s authority will be subject to the dispute resolution provisions set forth in Article 16.

2.3 Scope of Governance. Notwithstanding the creation of a Committee, each Party will retain the rights, powers and discretion granted to it hereunder, and no Committee will be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein. No decision of a Committee will be in contravention of any terms and conditions of this Agreement. Only those specific issues that are expressly provided in this Agreement to be decided by such Committee may be decided by such Committee. Each Party has final decision-making authority with respect to the implementation of its operational, day-to-day activities.

2.4 Joint Patent Committee.

(a)
Formation. Within [***] following the establishment of the JSC, the JSC will establish as a subcommittee of the JSC a joint patent committee (the “Joint Patent Committee” or “JPC”), in accordance with Section 2.2(c), to monitor the Parties’ Patent Prosecution activities in accordance with Article 14 with respect to Licensed Patents and to serve as a forum for the exchange and discussion of information with respect thereto and perform such other functions as set forth in this Agreement, or as the Parties may mutually agree, except where in conflict with any provision of this Agreement. The JPC shall be consultative in nature and shall not have any decision-making authority.
(b)
Composition. The JPC will be comprised of up to [***] patent attorneys representing each Party. In the event the Parties use mutually agreed outside counsel to Prosecute one or more of the Licensed Patents hereunder, such counsel may attend JPC meetings, provided that the Parties shall first execute a mutually-acceptable common interest agreement. As appropriate, and solely to the extent consistent with the terms and conditions of any applicable common interest agreement, additional employees or consultants of each Party may, from time to time, attend the JPC meetings as nonvoting observers; provided that, no Third Party personnel may attend unless otherwise agreed by both Parties, such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement, and such attendance is consistent with the terms and conditions of any applicable common interest agreement. In addition, the Parties acknowledge and agree that, with regard to such Prosecution or enforcement of Joint Patents, the interests of the Parties are to obtain the strongest patent protection possible, and as such are aligned and are legal in nature.

2.5 Discontinuation of Committees. All Committees will continue to exist until the first to occur of: (a) the Parties’ written agreement to disband such Committee; and (b) unless otherwise agreed by the Parties, the first Regulatory Approval of the first Licensed Product in the U.S. Upon the occurrence of any event described in clause (a) or (b) above, all Committees will disband and shall have no further authority or duties under this Agreement. After the JSC ceases to exist, (i) each Party shall designate a contact person for the exchange of information previously exchanged through the JSC, and (ii) any decisions that are designated under this Agreement as being subject to the review or approval of the JSC will be made by written agreement of the Parties directly, subject to the other terms and conditions of this Agreement.

2.6 Joint Global Study. If either Party wishes to conduct a multi-regional Clinical Trial with a Licensed Product that includes the Licensee Territory and the Innovent Territory, (a) such Party shall submit to the JSC the proposed strategy, protocol design, expected budget and process timeline for such Clinical Trial for review and discussion and (b) if the Parties agree that such Clinical Trial may be conducted, the Parties shall prepare a joint development plan that sets forth the timeline, budget, cost allocation, and other details of such Clinical Trial to be conducted by or on behalf of the Parties, and shall submit such plan to the JSC for its review and approval.

ARTICLE 3

LICENSES; NON-COMPETITION, AND OPTION

3.1 License Grant to Licensee. Subject to the terms and conditions of this Agreement, Innovent, on behalf of itself and its Affiliates, hereby grants to Licensee the following licenses:

(a)
an exclusive (even as to Innovent and its Affiliates, subject to Section 3.4), non-transferable (except as set forth in Section 17.4), royalty-bearing license (or sublicense with respect to any Licensed Technology that is in-licensed by Innovent or any of its Affiliates from a Third Party), with the right to grant sublicenses through multiple tiers (in accordance with Section 3.3), under the Licensed Technology to Exploit the Licensed Compounds and Licensed Products in the Field in the Licensee Territory; and
(b)
a non-exclusive, non-transferable (except as set forth in Section 17.4), royalty-bearing license (or sublicense with respect to any Licensed Technology that is in-licensed by Innovent or any of its Affiliates from a Third Party), with the right to grant sublicenses through multiple tiers (in accordance with Section 3.3), under the Licensed Technology to non-clinically Develop and Manufacture the Licensed Compounds and Licensed Products in the Field in the Innovent Territory, solely to the extent required or reasonably useful in connection with the

Development, Manufacture and Commercialization of such Licensed Compounds and Licensed Products in the Field in the Licensee Territory.

The above licenses exclude Excluded Innovent Know-How and Innovent shall not be obligated to disclose such Excluded Innovent Know-How to Licensee; provided that, if at any time during the Term, Innovent files a Patent Covering or claiming Excluded Formulation Know-How that is necessary or reasonably useful to Exploit any Licensed Compound or Licensed Product (each, an “Innovent Formulation Patent”), then (a) Innovent will provide Licensee with prompt written notice which notice shall include a description of such Innovent Formulation Patent, and (b) thereafter if Licensee notifies Innovent that Licensee wishes to include the Innovent Formulation Patent as Licensed Patent for purposes of this Agreement, the Parties will negotiate in good faith the terms pursuant to which the Innovent Formulation Patent will be included as Licensed Patent for purposes of this Agreement.

(c)
For the avoidance of doubt, nothing in this Agreement shall restrict Licensee or its Affiliates or Sublicensees from independently developing and Exploiting Know-How that is the same or similar to Excluded Innovent Know-How or from developing and Exploiting Know-How that is or becomes publicly known or is learned by Licensee from a source that is permitted to disclose such Know-How without any breach of a confidentiality and non-use obligation owed to Innovent. In addition, notwithstanding the exclusion of Excluded Innovent Know-How from the licenses granted to Licensee in Sections 3.1(a) and (b) above, subject to Licensee’s obligations pursuant to Article 11, Licensee and its Affiliates and Sublicensees shall be permitted to use Excluded Innovent Know-How that Innovent discloses to Licensee for the Exploitation of Licensed Products.
(d)
The above licenses exclude Innovent Formulation Patents. If the Exploitation, by Licensee or any Affiliate or Sublicensee or any Third Party customer of Licensee or any such Affiliate or Sublicensee, of any Licensed Product infringes a claim of an Innovent Formulation Patent (an “Innovent Formulation Blocking Claim”), Innovent covenants and agrees that it and its Affiliates will not enforce such Innovent Formulation Blocking Claim against Licensee or any Affiliate or Sublicensee of Licensee or any Third Party customer of Licensee or any such Affiliate or Sublicensee, as the case may be, solely with respect to any such Person’s Exploitation of such Licensed Product in the Licensee Territory. Innovent further covenants and agrees that it shall not assign or otherwise transfer any Innovent Formulation Patent that includes an Innovent Formulation Blocking Claim to any Third Party except pursuant to an enforceable written assignment or other written agreement in which such Third Party agrees to assume the covenants of Innovent set forth in this Section 3.1(d) and that specifies Licensee, its Affiliates and Sublicensees and any Third Party customers of Licensee and any such Affiliate or Sublicensee are third party beneficiaries of such covenants.
(e)
The above licenses exclude Innovent Combination Patents, and Innovent shall not be obligated to disclose Innovent Combination Clinical Trial Know-How to Licensee. If the Exploitation, by Licensee or any Affiliate or Sublicensee or any Third Party customer of Licensee or any such Affiliate or Sublicensee, of any Licensed Product infringes a claim of an Innovent Combination Patent (an “Innovent Combination Blocking Claim”), Innovent covenants and agrees that it and its Affiliates will not enforce such Innovent Combination Blocking Claim against Licensee or any Affiliate or Sublicensee of Licensee or any Third Party customer of

Licensee or any such Affiliate or Sublicensee, as the case may be, solely with respect to any such Person’s Exploitation of such Licensed Product in the Licensee Territory. Innovent further covenants and agrees that it shall not assign or otherwise transfer any Innovent Combination Patent that includes an Innovent Combination Blocking Claim to any Third Party except pursuant to an enforceable written assignment or other written agreement in which such Third Party agrees to assume the covenants of Innovent set forth in this Section 3.1(e) and that specifies Licensee, its Affiliates and Sublicensees and any Third Party customers of Licensee and any such Affiliate or Sublicensee are third party beneficiaries of such covenants.

For clarity, the non-assertion covenants in the foregoing clauses (d) and (e) do not constitute licenses to use any Innovent Combination Patent or Innovent Formulation Patent.

Licensee acknowledges and agrees that (a) Innovent obtained the rights to certain Licensed Technology under the Existing Upstream License Agreement; (b) the licenses granted by Innovent to Licensee under this Section 3.1 with respect to such Licensed Technology constitute sublicenses under the Existing Upstream License Agreement and are subject and subordinate to Sections 2.4, 2.5, 3, 4.3.1, 4.3.2, 8, 9.2 and 10.5 of the Existing Upstream License Agreement; (c) Licensee shall comply with Sections 2.4, 2.5, 4.2, 4.3.1, 4.3.2, 6.1, 6.3, 8, 10.5 and 15.4 of the Existing Upstream License Agreement as applicable to Licensee as a sublicensee; and (d) Innovent’s licenses to certain Licensed Technology under the Existing Upstream License Agreement and the licenses granted by Innovent to Licensee under this Section 3.1 with respect to such Licensed Technology are non-exclusive. Innovent shall use commercially reasonable efforts to obtain, promptly following the Effective Date, any consent or approval required under the Existing Upstream License Agreement to permit Innovent to grant the sublicenses to Licensee hereunder with respect to Licensed Technology owned or controlled by [***], including any such consent or approval required to permit Licensee to grant further sublicenses with respect to such Licensed Technology; provided that, (i) Licensee agrees to cooperate with Innovent and provide any reasonable assistance to Innovent as Innovent may reasonably request in order to facilitate Innovent’s negotiations with [***] with respect to such consent or approval and (ii) if Innovent, despite using commercially reasonable efforts, is unable to obtain any such consent or approval, Innovent shall discuss in good faith with Licensee a reasonable arrangement that will provide Licensee with all of the benefits of, subject to the related obligations under, such Upstream License Agreement as if the appropriate consent or approval had been obtained. Innovent shall keep Licensee reasonably informed of the status of such efforts, including by consulting with Licensee regarding each draft of any such consent or approval and considering in good faith any timely comments thereon provided by Licensee.

3.2 License Grant to Innovent. Subject to the terms and conditions of this Agreement, Licensee, on behalf of itself and its Affiliates, hereby grants to Innovent the following licenses:

(a)
an exclusive, non-transferable (except as set forth in Section 17.4), fully-paid up and royalty-free, perpetual and irrevocable license, with the right to grant sublicenses through multiple tiers, under the Licensee Product IP to Exploit the Licensed Compounds and Licensed Products in the Field in the Innovent Territory, and

(b)
a non-exclusive, non-transferable (except as set forth in Section 17.4), fully-paid up and royalty-free, perpetual and irrevocable license, with the right to grant sublicenses through multiple tiers, under the Licensee Product IP (i) to research, non-clinically Develop, Manufacture and have Manufactured (directly or through its Affiliates or any Third Party) Licensed Compounds and Licensed Products in the Field in the Licensee Territory solely to the extent required or reasonably useful in connection with the Development, Manufacture and Commercialization of Licensed Compounds and the Licensed Products in the Field in the Innovent Territory; (ii) solely with Licensee’s prior written consent, to conduct Innovent Combination Clinical Trials in the Licensee Territory; and (iii) to conduct any research and non-clinical Development activities with respect to Innovent Combination Therapy in the Licensee Territory. Notwithstanding the foregoing, the licenses granted by Licensee to Innovent in this Section 3.2 do not include licenses to Know-How or Patents Controlled by Licensee or its Affiliates that Licensee and its Affiliates do not use with Licensed Compounds and Licensed Products in the Licensee Territory or to any compound proprietary to Licensee or its Affiliates other than Licensed Compounds.

The above licenses exclude Excluded Licensee Know-How and Licensee shall not be obligated to disclose such Excluded Licensee Know-How to Innovent; provided that, if at any time during the Term, Licensee files a Patent Covering or claiming formulation Know-How that is necessary or reasonably useful to Exploit any Licensed Compound or Licensed Product (each, a “Licensee Formulation Patent”), then (a) Licensee will provide Innovent with prompt written notice which notice shall include a description of such Licensee Formulation Patent, and (b) thereafter if Innovent notifies Licensee that Innovent wishes to include the Licensee Formulation Patent as Licensee Product IP for purposes of this Agreement, the Parties will negotiate in good faith the terms pursuant to which the Licensee Formulation Patent will be included as Licensee Product IP for purposes of this Agreement.

(x)
For the avoidance of doubt, nothing in this Agreement shall restrict Innovent or its Affiliates or (sub)licensees from independently developing and Exploiting Know-How that is the same or similar to Excluded Licensee Know-How or from developing and Exploiting Know-How that is or becomes publicly known or is learned by Innovent from a source that is permitted to disclose such Know-How without any breach of a confidentiality and non-use obligation owed to Licensee. In addition, notwithstanding the exclusion of Excluded Licensee Know-How from the licenses granted to Innovent in Sections 3.2 (a) and (b) above, subject to Innovent’s obligations pursuant to Article 11, Innovent and its Affiliates and (sub)licensees shall be permitted to use Excluded Licensee Know-How that Licensee discloses to Innovent for the Exploitation of Licensed Products.
(y)
The above licenses exclude Licensee Formulation Patents. If the Exploitation, by Innovent or any Affiliate or (sub)licensee or any Third Party customer of Innovent or any such Affiliate or (sub)licensee, of any Licensed Product infringes a claim of a Licensee Formulation Patent (a “Licensee Formulation Blocking Claim”), Licensee covenants and agrees that it and its Affiliates will not enforce such Licensee Formulation Blocking Claim against Innovent or any Affiliate or (sub)licensee of Innovent or any Third Party customer of Innovent or any such Affiliate or (sub)licensee, as the case may be, solely with respect to any such Person’s Exploitation of such Licensed Product in the Innovent Territory. Licensee further covenants and agrees that it shall not assign or otherwise transfer any Licensee Formulation Patent that includes a Licensee Formulation Blocking Claim to any Third Party except pursuant to an enforceable written assignment or other written agreement in which such Third Party agrees to assume the covenants of Licensee set forth in this Section 3.2(y) and that specifies Innovent, its Affiliates and (sub)licensees and any Third Party customers of Innovent and any such Affiliate or (sub)licensee are third party beneficiaries of such covenants.
(z)
The above licenses exclude Licensee Combination Patents, and Licensee shall not be obligated to disclose Licensee Combination Clinical Trial Know-How to Innovent. If the Exploitation, by Innovent or any Affiliate or (sub)licensee or any Third Party customer of Innovent or any such Affiliate or (sub)licensee, of any Licensed Product infringes a claim of a Licensee Combination Patent (a “Licensee Combination Blocking Claim”), Licensee covenants and agrees that it and its Affiliates will not enforce such Licensee Combination Blocking Claim against Innovent or any Affiliate or (sub)licensee of Innovent or any Third Party customer of Innovent or any such Affiliate or (sub)licensee, as the case may be, solely with respect to any such Person’s Exploitation of such Licensed Product in the Innovent Territory. Licensee further covenants and agrees that it shall not assign or otherwise transfer any Licensee Combination Patent that includes a Licensee Combination Blocking Claim to any Third Party except pursuant to an enforceable written assignment or other written agreement in which such Third Party agrees to assume the covenants of Licensee set forth in this Section 3.2(z) and that specifies Innovent, its Affiliates and (sub)licensees and any Third Party customers of Innovent and any such Affiliate or (sub)licensee are third party beneficiaries of such covenants.

For clarity, the non-assertion covenants in the foregoing clauses (y) and (z) do not constitute licenses to use any Licensee Combination Patent or Licensee Formulation Patent.

Neither Licensee nor its Affiliates shall negotiate or obtain an upstream license agreement with any Third Party that includes a license within the Innovent Territory to any Patent or Know-How that will constitute Licensee Product IP without the prior written consent of Innovent, excluding non-exclusive license agreements for licenses of a scope of use within the scope of the license set forth in Section 3.1(b). Subject to the foregoing, Innovent acknowledges and agrees that if Innovent provides such consent and the licenses granted by Licensee to Innovent under this Section 3.2 with respect to Licensee Product IP constitute sublicenses under any such upstream license agreement between Licensee or any of its Affiliates, on the one hand, and Third Party licensors, on the other hand, then such licenses under this Section 3.2 shall be subject and subordinate to all applicable provisions of such upstream license agreements and Innovent shall be responsible for paying to Licensee any royalty, milestone and other license fee amounts thereunder that are reasonably attributable to Innovent’s sublicense thereunder; provided that, Innovent may elect not to receive a sublicense under any such Licensee Product IP and if Innovent makes such election, such Licensee Product IP shall not be sublicensed to Innovent under this Section 3.2 unless and until Innovent has agreed to the foregoing obligations.

3.3 Right to Sublicense.

(a)
Licensee has the right to sublicense (through multiple tiers) any of its licenses granted to it under Section 3.1 to an Affiliate of Licensee or any Third Party, in each case, subject to the terms of this Section 3.3. Licensee will provide Innovent with (i) prior written notice of each such sublicense and (ii) a fully executed, true, and complete copy of each sublicense agreement with any such Sublicensee no later than [***] after the execution thereof; provided that Licensee may redact confidential or commercially sensitive information that is not reasonably necessary for Innovent to monitor Licensee’s compliance with this Agreement.
(b)
Licensee will remain directly responsible for all its obligations under this Agreement, regardless of whether any such obligation is delegated, subcontracted or sublicensed to any of its Affiliates, Sublicensees, or subcontractors. Any action by any Affiliate, Sublicensee, or subcontractor of Licensee that would result in a breach of the terms or conditions of this Agreement will be deemed a direct breach by Licensee of such terms or conditions. Licensee will, prior to engaging any Affiliate, Sublicensee, or subcontractor, enter into a written agreement with such Person containing terms and conditions that are consistent with the terms and conditions of this Agreement, including requiring such Person to protect and keep confidential any Confidential Information of Innovent in accordance with written confidentiality and non-use obligations no less restrictive than those set forth in Article 11.

3.4 Retained Rights.

(a)
Innovent hereby expressly retains, on behalf of itself (and its Affiliates) all rights under the Licensed Technology that are not expressly licensed to Licensee. Licensee hereby expressly retains, on behalf of itself (and its Affiliates) all rights under Know-How and Patents Controlled by Licensee and its Affiliates that are not expressly licensed to Innovent.
(b)
Innovent hereby expressly retains, on behalf of itself (and its Affiliates), all rights under the Licensed Technology as are necessary, either itself or through its Affiliates, subcontractors or Sublicensees, to exercise Innovent’s rights or fulfill Innovent’s obligations under this Agreement, including to Manufacture and have Manufactured Licensed Products and Licensed Compounds for supply to and use by Licensee in the Licensee Territory.
(c)
For clarity, Innovent retains the exclusive and worldwide right to use the Innovent Platform Technology to Exploit any compound and product other than the Licensed Compounds and Licensed Products.

3.5 No Implied Licenses; Negative Covenant. Except as set forth herein, nothing in this Agreement grants any license or other intellectual property interest of either Party to the other Party, by implication or otherwise, under any Know-How, trademarks or Patents of the other Party. Each Party shall not, and shall not permit any of its Affiliates, Sublicensees (or (sub)licensees in the case of Innovent), or subcontractors to, practice any Patent or Know-How licensed to it by the other Party outside the scope of the licenses granted to such Party under this Agreement.

3.6 Non-Competition. Subject at all times to Section 3.7, Section 3.8, and Section 3.9:

(a)
Licensee Non-Compete. From the Effective Date until the fifth (5th) anniversary thereof (the “Non-Compete Period”), neither Licensee nor its Affiliates or Sublicensees will, without Innovent’s prior written consent, directly or indirectly, by themselves or in collaboration with any Third Party, clinically develop or Commercialize any Competing Product in the Licensee Territory (including through any license or grant of rights, authorization, appointment or permission), in each case, other than through activities conducted by or on behalf of Licensee and its Affiliates and Sublicensees with respect to Licensed Compounds and Licensed Products as contemplated under this Agreement.
(b)
Innovent Non-Compete. During the Non-Compete Period, neither Innovent nor any of its Affiliates shall, without the prior written consent of Licensee, directly or indirectly, by themselves or in collaboration with any Third Party, clinically develop or Commercialize any Competing Product in the Licensee Territory (including through any license or grant of rights, authorization, appointment or permission); provided that the restriction in this Section 3.6(b) shall automatically terminate with respect to any Distinguishable Competing Product if Innovent provides Licensee with an opportunity to exercise the Option for such Distinguishable Competing Product pursuant to Section 3.9 and Licensee fails to or declines to exercise such Option during the Initial Option Period or Extended Option Period, as applicable.
(c)
Other Modalities. For the avoidance of doubt, neither Party shall be restricted from research, clinically Developing or Commercializing any product Targeting CD40L in a modality other than a monoclonal, bispecific or multispecific antibody modality, including but not limited to any antibody drug conjugates, and any such product shall not be deemed a Competing Product for purposes of this Agreement.
(d)
[***] Exception. Notwithstanding anything to the contrary in Section 3.6(b), Innovent’s Affiliate [***] Biologics (“[***]”) shall have the right to continue to provide contract development and manufacturing (CDMO) services to Third Parties on a fee for service basis with respect to Competing Products in the Licensee Territory and the conduct of such services shall not constitute a breach by Innovent of its obligations set forth in Section 3.6(b); provided that, for so long as [***] conducts such services, Innovent and [***] shall implement firewall procedures in accordance with Section 3.7; and provided further that, without limiting Section 3.1(a) or Section 15.1(b), Innovent shall not at any time while Licensee’s exclusive license under the Licensed Technology pursuant to Section 3.1(a) or Section 15.1(b) remains in force, authorize, license or otherwise permit or assist [***] to practice the Licensed Patents to provide CDMO services to Third Parties with respect to Licensed Products or Competing Products in the Licensee Territory.

3.7 Non-Compete: Effects of Change of Control. Notwithstanding Section 3.6(a) and Section 3.6(b), if a Party (each, a “Change of Control Party”) undergoes a Change of Control with a Third Party or Licensee grants a Sublicense to a Third Party (such Third Party, together with any of its Affiliates existing prior to such Change of Control or such Sublicensee together with its Affiliates, an “Acquisition Party”), the Acquisition Party shall have the right to engage in the Exploitation of a Competing Product that would otherwise be prohibited by Section 3.6(a) or Section 3.6(b), as applicable, and such conduct shall not constitute a breach by such Party of its obligations set forth in Section 3.6(a) or Section 3.6(b), as applicable, provided that (i) such Acquisition Party Exploits the Competing Product independently of the activities under this Agreement and does not use any Licensed Technology (with respect to Licensee as the Change of Control Party), any Licensee Product IP (with respect to Innovent as the Change of Control Party) or any Confidential Information of either Party (with respect to either Party as the Change of Control Party) in the Exploitation of such Competing Product, and (ii) such Change of Control Party and such Acquisition Party institute and enforce commercially reasonable technical and administrative procedures and safeguards designed to ensure that the requirements set forth in the foregoing clause (i) are met, including by creating “firewalls” to prevent disclosure of non-public plans or non-public information relating to such Licensed Technology or Licensee Product IP, as applicable and the Licensed Products and Confidential Information, to any personnel (including sales teams) of such Acquisition Party (and its Affiliates), who are conducting any activities with respect to the applicable Competing Product (except to senior management or executive personnel in the course of carrying out their management or executive functions).

3.8 Non-Compete: Acquisition of a Third Party by a Party. If either Party or any of its Affiliates merges or consolidates with, or otherwise acquires a Third Party (whether such transaction occurs by way of a sale of assets, merger, consolidation or similar transaction) (an “Acquired Party”) that is engaged in Exploitation of a Competing Product as of the closing of such transaction that would be prohibited by Section 3.6(a) or Section 3.6(b), as applicable, and such merger, consolidation or acquisition does not result in a Change of Control of such Party, then the Acquired Party may continue the Exploitation of such Competing Product for a period not to exceed [***] following the closing of such transaction, and such Party shall not be deemed to be in breach of its obligations set forth in Section 3.6(a) or Section 3.6(b), as applicable, provided that (i) no later than the end of such [***] period, such Party or its Affiliate or its Acquired Party (A) Divests its interest in such Competing Product, or (B) terminates the Exploitation of such Competing Product; and, in either case promptly provides the other Party with written confirmation of such Divestiture or termination, and (ii) during such [***] period, such Party and the Acquired Party implement and enforce “firewall” procedures that would satisfy the requirements of Section 3.7, mutatis mutandis.

3.9 Non-Compete: Distinguishable Competing Product; Option Rights.

(a)
Distinguishable Competing Product. Notwithstanding anything to the contrary in Section 3.6(b), if Innovent or any of its Affiliates desires to clinically Develop and/or Commercialize any Competing Product that is a bispecific or multispecific antibody product Targeting CD40L within the Licensee Territory (“Distinguishable Competing Product”), Innovent or such Affiliate may conduct such activities without breaching Section 3.6(b), subject to the terms of this Section 3.9.
(b)
Grant of Options. If at any time during the period commencing on the Effective Date and continuing until the third (3rd) anniversary thereof (the “Initial Option Period”), Innovent or any of its Affiliates (i) initiates the development of a Distinguishable Competing Product and (ii) delivers to Licensee the NHP PD/Functional Data generated with respect to such Distinguishable Competing Product, Licensee shall have the option (the “Initial Option”) to obtain an exclusive license to Exploit such Distinguishable Competing Product in the Licensee Territory on the terms set forth in this Section 3.9(b); provided that, if Innovent or such Affiliate delivers to Licensee such NHP PD/Functional Data during the last [***] of the Initial Option Period, the Initial Option Period shall be extended until the date [***] after such delivery. Notwithstanding the foregoing, if, during the Initial Option Period, Innovent or any of its Affiliates initiates the development of a Distinguishable Competing Product but does not generate and deliver to Licensee the NHP PD/Functional Data with respect to such Distinguishable Competing Product, (i) the Initial Option Period with respect to such Distinguishable Competing Product shall automatically extend until the fifth (5th) anniversary of the Effective Date (the “Extended Option Period” and, together with the Initial Option Period, the “Option Period”) and (ii) Licensee shall have the option (the “Extended Option” and, together with the Initial Option, the “Option”) to obtain an exclusive license to Exploit such Distinguishable Competing Product in the Licensee Territory on the terms set forth in this Section 3.9(b); provided that if Innovent or such Affiliate delivers to Licensee such NHP PD/Functional Data during the last [***] of the Extended Option Period, the Extended Option Period shall be extended until the date [***] after such delivery.
(c)
Exercise of Option. Licensee may exercise an Option during the Option Period with respect to a Distinguishable Competing Product by providing written notice of exercise to Innovent within [***] from its receipt of the applicable NHP PD/Functional Data and paying Innovent the applicable Option Exercise Fee. If Licensee (i) fails to exercise any Option within such [***] period or (ii) at any time prior to the expiration of such [***] period, Licensee declines in writing to exercise any Option, then, (A) the Option shall expire with respect to the applicable Distinguishable Competing Product, and (B) the restrictions on Innovent under Section 3.6(b) with respect to the applicable Distinguishable Competing Product shall automatically terminate. For clarity, the Option and the restrictions in Section 3.6(b) shall apply only to the applicable Distinguishable Competing Product and shall not apply to or affect any other Distinguishable Competing Products.
(d)
Early Exercise. If at any time during the Initial Option Period, Innovent or any of its Affiliates (i) initiates the development of a Distinguishable Competing Product and (ii) does not provide any NHP PD/Functional Data generated with respect to such Distinguishable Competing Product to Licensee but generates in vivo data for such Distinguishable Competing Product during the Non-Compete Period, Licensee may exercise the Option with respect to such Distinguishable Competing Product at any time during the Extended Option Period but prior to receipt of NHP PD/Functional Data.
(e)
Option Exercise Payment. Licensee shall pay to Innovent a one-time, non-refundable upfront payment in the amount of [***] Dollars ($[***]) (the “Option Exercise Fee”) within [***] of Licensee’s exercise of the Option for any Distinguishable Competing Product.
(f)
Licensed Rights to Distinguishable Competing Product. Upon Licensee’s exercise of the Option for a Distinguishable Competing Product as set forth in Section 3.9(c) and the payment by Licensee of the corresponding Option Exercise Fee as set forth in Section 3.9(e), (i) such Distinguishable Competing Product will automatically constitute a Licensed Product for purposes of this Agreement, (ii) Licensee’s rights to Exploit such Distinguishable Competing Product shall be included in the license granted to Licensee under Section 3.1 and (iii) Licensee shall have the right to Exploit such Distinguishable Competing Product as a Licensed Product subject to the terms of this Agreement.

3.10 Future Upstream License Agreements.

(a)
If Innovent determines, after the Effective Date, that it desires to obtain a license or other rights to any Patent or Know-How of a Third Party that, but for application of this Section 3.10, would be Licensed Technology if it applied to the Licensee Territory, excluding non-exclusive license agreements for licenses of a scope of use within the scope of the license set forth in Section 3.2(b), then Innovent will promptly notify Licensee in writing of such Patent or Know-How (as applicable) of such Third Party. Innovent will not negotiate or obtain any such license or other rights under such Patent or Know-How within the Licensee Territory without Licensee’s prior written consent. Subject to the foregoing, Innovent acknowledges and agrees that if Licensee provides such consent and Innovent obtains a license or other rights to any Patent or Know-How of a Third Party that, but for application of this Section 3.10, would be Licensed Technology then (i) such licenses under Section 3.1 shall be subject and subordinate to all applicable provisions of such upstream license agreements and Licensee shall be responsible for paying to Innovent any royalty, milestone and other license fee amounts thereunder that are reasonably attributable to Licensee’s sublicense thereunder; provided that, Licensee may elect not to receive a sublicense under any such Patent or Know-How and if Licensee makes such election, such Patent or Know-How shall not be sublicensed to Licensee under Section 3.1 unless and until Licensee has agreed to the foregoing obligations and (ii) if the Patents licensed by Innovent from such Third Party Cover the composition of matter or method of use (excluding manufacturing processes, biomarker methods and delivery devices) of the Licensed Compound or Licensed Product(s), then the Innovent’s license agreement with such Third Party will be deemed a Third Party License, and, subject to Section 10.6(c)(v), the applicable portion of any payments due and payable by Licensee to Innovent to such Third Party License shall be creditable against the Royalty Payments payable to Innovent with respect to the applicable Licensed Product(s) during the Royalty Term for such Licensed Product(s) pursuant to Section 10.6(c)(ii).
(b)
Except as provided in Section 3.10(a), as between the Parties, only Licensee will have the right to negotiate and obtain the license to the foregoing noticed Patent(s) and/or Know-How within the Licensee Territory, in which case if the Patents licensed by Licensee from such Third Party Cover the composition of matter or method of use (excluding manufacturing processes, biomarker methods and delivery devices) of the Licensed Compound or Licensed Product(s), then the Licensee’s license agreement with such Third Party will be deemed a Third Party License, and, subject to Section 10.6(c)(v), the applicable portion of any payments due and payable by Licensee pursuant to such Third Party License shall be creditable against the Royalty Payments payable to Innovent with respect to the applicable Licensed Product(s) during the Royalty Term for such Licensed Product(s) pursuant to Section 10.6(c)(ii).

ARTICLE 4

REGULATORY AND TECHNOLOGY TRANSFER

4.1 Regulatory and Technology Transfer. The JSC shall coordinate the conduct of the Regulatory and Technology Transfer described in this Article 4.

(a)
Transfer Obligations. Innovent shall, in compliance with Applicable Laws, transfer and assign to Licensee (or its designee) any and all Regulatory Submissions for or in respect of any Licensed Product Controlled by Innovent or any of its Affiliates in the Licensee Territory in their original language, including all INDs for the Licensed Products, and provide to Licensee (i) one copy of any and all Regulatory Submissions for or in respect of any Licensed Product Controlled by Innovent or any of its Affiliates in the Innovent Territory in their original language, including all INDs for the Licensed Products, and (ii) one copy of any other Know-How Controlled by Innovent that is necessary or reasonably useful for the Development or Commercialization of the Licensed Compounds and/or Licensed Products in the Licensee Territory other than the Excluded Innovent Know-How and any such Know-How that is included as part of the Innovent Manufacturing Technology (such transfer, the “Regulatory and Technology Transfer”) in accordance with a written plan for such Regulatory and Technology Transfer activities mutually agreed by the Parties (each, a “Regulatory and Technology Transfer Plan”). Licensee shall reimburse Innovent for its (i) Out-of-Pocket Costs and (ii) FTE Costs for any FTEs used to conduct Regulatory and Technology Transfer activities in excess of the Included FTEs, in each case ((i) and (ii)), incurred in the performance of such Regulatory and Technology Transfer activities. Innovent will invoice Licensee for such Out-of-Pocket Costs and FTE Costs following each Calendar Quarter in which such FTE Costs and Out-of-Pocket Costs are incurred.
(b)
Purchase of Cell Culture Media. Notwithstanding anything to the contrary herein, Innovent shall not be required to transfer or otherwise disclose the formulation of its proprietary Cell Culture Media to Licensee or any of its designees. Upon Licensee’s written request, Innovent shall, within [***] from the date of its receipt of such request, provide a letter of authorization to the CMO engaged by Innovent to manufacture the Cell Culture Media allowing Licensee to purchase the Cell Culture Media directly from such CMO on the terms and subject to the conditions provided to Licensee by such CMO.

4.2 Technical Support. Promptly following the Effective Date, Innovent shall provide the Regulatory and Technology Transfer pursuant to Section 4.1(a) and, during the first [***] after the Effective Date, Innovent shall make available to Licensee Innovent’s and its Affiliates’ applicable personnel on a reasonable basis to answer questions and provide technical support with respect to any Regulatory Submissions and Know-How transferred to Licensee pursuant to Section 4.1(a) as requested in writing by Licensee (such support, the “Technical Support”). Licensee shall reimburse Innovent for its (a) Out-of-Pocket Costs and (b) FTE Costs for any FTEs used to conduct Technical Support in excess of the Included FTEs, in each case ((a) and (b)), incurred in the performance of such Technical Support. Innovent will invoice Licensee for such Out-of-Pocket Costs and FTE Costs following each Calendar Quarter in which such FTE Costs and Out-of-Pocket Costs are incurred. For clarity, if any Regulatory and Technology Transfer requires the translation of Regulatory Submissions into English as requested by Licensee, Licensee may engage a Third Party to perform such translations, and such translations shall be at Licensee’s cost and expense. Alternatively, Licensee may elect on a case-by-case basis to have Innovent perform such translations, in which case Licensee shall pay Innovent the FTE Costs for any FTEs used to perform such translations in excess of the Included FTEs; provided that the Parties anticipate that Licensee will generally elect to have Third Parties perform such translations.

ARTICLE 5

DEVELOPMENT

5.1 Responsibilities. As between the Parties, Licensee shall (itself or through its Affiliates or Sublicensees) have the sole right and responsibility, at its sole cost and expense, to conduct all Development of Licensed Products in the Field in the Licensee Territory, except for any non-clinical Development activities conducted by Innovent as expressly provided in Section 3.2(b).

5.2 Diligence.

(a)
Licensee shall (itself or through its Affiliates or Sublicensees) use Commercially Reasonable Efforts to Develop and seek Regulatory Approval of at least one (1) Licensed Product for at least two (2) of the Major Markets (including the United States) in at least one (1) Indication.
(b)
Licensee shall file an IND for a Licensed Product in the United States within twelve (12) months after the Effective Date; provided that, such twelve (12)-month period shall be extended by any delay that is a Justified Delay.
(c)
Licensee’s breach of this Section 5.2 shall be deemed a material breach of this Agreement subject to Licensee’s right to dispute and cure such material breach pursuant to Section 15.4.

5.3 Development Plan. Each Party shall provide the JSC with non-binding, high-level written development plans that includes its anticipated timeline and budget for material Development work (including all Clinical Trials) to be conducted by or on behalf of the applicable Party, its Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) in order to obtain Regulatory Approval of the Licensed Product in its territory (each, a “Development Plan”). Exhibit 5.3 (the “Licensee Development Plan”) sets forth the initial Development Plan for Licensee. Innovent shall provide the JSC with its Development Plan promptly after Innovent has prepared such Development Plan and in any case within [***] after the Effective Date. From time to time during the Term, but not less than [***], each Party will provide the JSC, for its review, with any amendment to its Development Plan.

5.4 Development Reports. Each Party will keep the JSC reasonably informed of the status, progress and results of its Development and regulatory activities with respect to Licensed Compounds and Licensed Products and will update the JSC regarding such status, progress and results not less than [***], including with regard to any Clinical Trial designs, clinical data, Adverse Events, and regulatory communications with Regulatory Authorities with respect to Licensed Products. All updates and reports provided by a Party pursuant to this Section 5.4 will be the Confidential Information of such Party.

5.5 Records. Each Party shall, and shall cause its Affiliates to, and shall require its Sublicensees (or, with respect to Innovent, (sub)licensees) or subcontractors to, maintain complete, current and accurate records in either tangible or electronic form of all material Development activities with respect to the Licensed Products, in each case in accordance with such Person’s reasonable internal documentation and record retention practices. Such records will be maintained in sufficient detail to properly reflect, in good scientific manner, all material work done, and the results of studies and Clinical Trials undertaken and, further, will be at a level of detail appropriate for Patent and regulatory purposes. In addition, such Party will document all non-clinical studies and Clinical Trials of Licensed Products in formal written study reports according to Applicable Laws and applicable national and international guidelines. Upon the written request of either Party, the Parties shall discuss in good faith and may agree on the reasonable scope of records, reports, information and Data to be provided by one Party to the other Party for the other Party’s use for the Development, Manufacture, and Commercialization of the Licensed Products in such other Party’s territory, in each case in accordance with the terms of this Agreement. All records, reports, information and Data provided by a Party pursuant to this Section 5.5 shall be deemed the Confidential Information of such Party.

5.6 Data Exchange and Use. Each Party shall, at its own cost and expense, promptly provide the other Party with copies of all Data (including all Clinical Trial data and supporting documentation, e.g., protocols and case report forms) generated from its Development of the Licensed Compounds and Licensed Products, and shall take all necessary steps, including with respect to any informed consent forms and Regulatory Approvals, that may be reasonably required to ensure that such Data can be delivered to the other Party in compliance with Applicable Laws. For clarity, any such Data will be owned by each Party in accordance with Section 14.1 and shall be subject to the licenses, rights and obligations set forth herein.

ARTICLE 6

COMBINATION CLINICAL TRIALS

6.1 Innovent Combination Clinical Trial.

(a)
Innovent shall not conduct any Clinical Trial for the Development of the concomitant or subsequent administration of one or more compounds or products, including Innovent Product(s), in a combination therapy with a Licensed Compound (each, an “Innovent Combination Therapy”) in the Licensee Territory without the prior written consent of Licensee, which consent will not be unreasonably withheld, conditioned or delayed (any such Clinical Trial, an “Innovent Combination Clinical Trial”).
(b)
If Innovent proposes to conduct an Innovent Combination Clinical Trial in the Licensee Territory, Innovent shall provide Licensee with a written notice of such proposal. Following any such notice, the Parties shall discuss in good faith the parameters of Innovent’s desired Innovent Combination Clinical Trial and the terms and conditions, if any, under which Licensee would consent to the conduct thereof.
(c)
Following Regulatory Approval of an Innovent Combination Therapy, Innovent may Commercialize the Innovent Product included in such Innovent Combination Therapy in the Licensee Territory; provided that, for clarity, Innovent shall not have the right to

Commercialize in the Licensee Territory the Licensed Compound or Licensed Product that is included as part of such Innovent Combination Therapy.

6.2 Licensee Combination Clinical Trial.

(a)
Licensee shall not conduct any Clinical Trial for the Development of the concomitant or subsequent administration of one or more compounds or products in a combination therapy with a Licensed Compound (each, a “Licensee Combination Therapy”) in the Innovent Territory without the prior written consent of Innovent, which consent will not be unreasonably withheld, conditioned or delayed (any such Clinical Trial, a “Licensee Combination Clinical Trial”).
(b)
If Licensee proposes to conduct a Licensee Combination Clinical Trial in the Innovent Territory, Licensee shall provide Innovent with a written notice of such proposal. Following any such notice, the Parties shall discuss in good faith the parameters of Licensee’s desired Licensee Combination Clinical Trial and terms and conditions, if any, under which Innovent would consent to the conduct thereof.
(c)
Following Regulatory Approval of a Licensee Combination Therapy, Licensee may Commercialize the product(s) other than the Licensed Product included in such Licensee Combination Therapy in the Innovent Territory; provided that, for clarity, Licensee shall not have the right to Commercialize in the Innovent Territory the Licensed Compound or Licensed Product that is included as part of such Licensee Combination Therapy.

6.3 Combination Clinical Trial Data. Each Party shall share with the other Party any safety data generated by or on behalf of such Party in connection with the conduct of (a) with respect to Innovent, Innovent Combination Clinical Trials or (b) with respect to Licensee, Licensee Combination Clinical Trials, as applicable, in each case to the extent reasonably necessary for patient safety, pharmacovigilance, or compliance with Applicable Laws. Except for such safety data, neither Party shall be obligated under this Agreement to disclose, provide, or grant access to any other data, results, Know-How or other information arising from any such Innovent Combination Clinical Trials (with respect to Innovent) or Licensee Combination Clinical Trials (with respect to Licensee), as applicable.

ARTICLE 7

REGULATORY

7.1 Licensee Territory. Subject to Innovent’s rights under Section 3.2, Licensee shall (itself or through its Affiliates or Sublicensees) have the sole right and responsibility, at its sole cost and expense, to (a) conduct all regulatory activities leading up to and including the obtaining of all Regulatory Approvals for Licensed Products from the applicable Regulatory Authorities on a country-by-country basis in the Licensee Territory and (b) prepare, file for, obtain, hold, and maintain all INDs and Regulatory Approvals and, as applicable, associated pricing and reimbursement approvals for Licensed Products on a country-by-country basis in the Licensee Territory. Licensee will keep Innovent reasonably informed of material regulatory developments related to any Licensed Product in the Licensee Territory, including with respect to material decisions of any Regulatory Authority in the Licensee Territory regarding any Licensed Product.

7.2 Innovent Territory. Subject to Licensee’s rights under Section 3.1(b), Innovent shall (itself or through its Affiliates or (sub)licensees) have the sole right, at its sole cost and expense, to (a) conduct all regulatory activities leading up to and including the obtaining of all Regulatory Approvals for Licensed Products from the applicable Regulatory Authorities on a region-by-region basis in the Innovent Territory, and (b) prepare, file for, obtain, hold and maintain all INDs and Regulatory Approvals and, as applicable, all associated pricing and reimbursement approvals for Licensed Products on a region-by-region basis in the Innovent Territory. Innovent will keep Licensee reasonably informed of material regulatory developments related to any Licensed Product in the Innovent Territory, including with respect to material decisions of any Regulatory Authority in the Innovent Territory regarding any Licensed Product.

7.3 Provision of Regulatory Submissions. Each Party will promptly notify the other Party in writing of any material Regulatory Submission or any material comment or material correspondence for any Licensed Product submitted to or received from any Regulatory Authority in its respective territory and will provide the other Party with copies thereof as soon as reasonably practicable.

7.4 Notice of Meetings and Regulatory Actions. Each Party will provide the other Party with written notice of any material meeting or discussion with any Regulatory Authority in such Party’s territory related to any Licensed Product as promptly as possible and no later than [***] after receiving notice thereof. At the notifying Party’s request, subject to Section 7.5, the other Party will reasonably cooperate with the notifying Party in preparing for any such meeting or discussion. If any Regulatory Authority takes, or gives notice of its intent to take, any regulatory action with respect to any Licensed Product, then such Party will notify the other Party of such actual or proposed action within [***] after receipt of such notice (or, if action is taken without notice, within [***] of such Party becoming aware of such action).

7.5 Cooperation. Each Party will reasonably cooperate with the other Party in obtaining any Regulatory Approvals for the Licensed Products in the other Party’s territory; provided that, to the extent that Licensee provides a written request to Innovent to provide Licensee Regulatory Assistance pursuant to this Section 7.5 (“Regulatory Assistance”), Innovent will use Commercially Reasonable Efforts to provide such Regulatory Assistance. Licensee shall reimburse Innovent for its (i) Out-of-Pocket Costs and (ii) FTE Costs for any FTEs used to conduct Regulatory Assistance in excess of the Included FTEs, in each case ((i) and (ii)), incurred in the performance of such Regulatory Assistance. Innovent will invoice Licensee for such Out-of-Pocket Costs and FTE Costs following each Calendar Quarter in which such FTE Costs and Out-of-Pocket Costs are incurred.

7.6 No Harmful Actions. If either Party reasonably believes that the other Party is taking or intends to take any action with respect to a Licensed Product that is reasonably likely to have a material adverse impact upon the regulatory status of such Licensed Product within such Party’s territory, then such Party will have the right to bring the matter to the attention of the JSC for good faith discussion.

7.7 Notification of Threatened Action. Each Party will, within [***], notify the other Party in writing of any information it receives regarding any threatened or pending action, inspection or communication by any Third Party that would reasonably be expected to affect the safety or efficacy claims with respect to any Licensed Products or the continued marketing of any Licensed Products. Upon receipt of such notice, the Parties will promptly consult with each other in an effort to arrive at a mutually acceptable and appropriate action to take in order to address such matter.

7.8 Rights of Reference.

(a)
By Licensee. Licensee (on behalf of itself and its Affiliates) hereby grants to Innovent, free of charge, a fully-paid up, royalty-free right of reference to all Regulatory Submissions pertaining to the Licensed Products submitted to any Regulatory Authority by or on behalf of Licensee or its Affiliates or Sublicensees (and all Data contained or referenced therein), with the right to grant further rights of reference to Innovent’s Affiliates or (sub)licensees with respect to such Licensed Products. Innovent and its Affiliates (and any (sub)licensee to whom it grants a further right of reference) may use this right of reference to such Regulatory Submissions solely for the purpose of seeking, obtaining and maintaining Regulatory Approvals of (i) such Licensed Products in the Innovent Territory or (ii) an Innovent Combination Therapy containing such Licensed Product(s). At Innovent’s written request, Licensee shall promptly provide Innovent with copies of material Regulatory Submissions (including Data contained or referenced therein to the extent not previously provided to Innovent) subject to this right of reference.
(b)
By Innovent. Innovent (on behalf of itself and its Affiliates) hereby grants to Licensee, free of charge, a fully-paid up, royalty-free, right of reference to all Regulatory Submissions pertaining to the Licensed Products submitted to any Regulatory Authority by or on behalf of Innovent or its Affiliates or (sub)licensees (and all Data contained or referenced therein), with the right to grant further rights of reference to Licensee’s Affiliates or Sublicensees. Licensee and its Affiliates (and any Sublicensee to whom it may grant a further right of reference) may use this right of reference to Innovent’s Regulatory Submissions in the Field solely for the purpose of seeking, obtaining and maintaining Regulatory Approvals of (i) the Licensed Products in Field in the Licensee Territory or (ii) a Licensee Combination Therapy containing such Licensed Products. At Licensee’s written request, Innovent shall promptly provide Licensee with copies of material Regulatory Submissions (including Data contained or referenced therein to the extent not previously provided to Licensee) subject to this right of reference.

7.9 Adverse Events Reporting.

(a)
Pharmacovigilance Agreement. No later than the date of the first IND submission for the first Licensed Product, Licensee and Innovent will negotiate and execute an agreement with respect to the worldwide safety and pharmacovigilance procedures to be used by the Parties with respect to the Licensed Products, such as safety data sharing and exchange, Adverse Events reporting and prescription events monitoring (as amended, the “Pharmacovigilance Agreement”). Such Pharmacovigilance Agreement will describe the coordination of collection, investigation, reporting, and exchange of information concerning Adverse Events or any other significant safety issue and product quality and product complaints involving Adverse Events in each case, with respect to Licensed Products sufficient to permit each Party, its Affiliates, and its Sublicensees (or, with respect to Innovent, (sub)licensees) to comply with Applicable Laws. The Pharmacovigilance Agreement will be promptly updated if required by changes in Applicable Laws. Each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, Sublicensees (or, with respect to Innovent, (sub)licensees) to comply with such obligations.
(b)
Adverse Events. Each Party will be responsible for complying with all Applicable Laws governing Adverse Events for all Clinical Trials of any Licensed Product performed by or on behalf of such Party.
(c)
Global Safety Database. Licensee will hold and control the global safety database for each Licensed Product in accordance with the terms of the Pharmacovigilance Agreement. Each Party will provide the other Party with any information of which such Party becomes aware concerning any Adverse Event experienced by a subject or patient being administered the applicable Licensed Product, including any such information received by either Party from any Third Party (subject to receipt of any required consents from such Third Party). It is understood that each Party and its Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) has the right to disclose such information if disclosure is reasonably necessary to comply with Applicable Laws or the requirements of any applicable Regulatory Authority. Notwithstanding the foregoing, Innovent may hold and control a safety database for each Licensed Product in the Innovent Territory at Innovent’s sole cost. Innovent will be responsible for providing information from the Innovent Territory for inclusion in the global safety database, and Licensee will be responsible for providing information from the Licensee Territory for inclusion in the global safety database.

7.10 Remedial Actions. Each Party and its Affiliates will (and will use reasonable efforts to cause its Sublicensees (or (sub)licensees in the case of Innovent) to) inform the other Party immediately (and promptly confirm such communication by written notice) if such Party or its Affiliate or Sublicensee (or (sub)licensee, as applicable) obtains information indicating that any Licensed Product may be subject to any recall, recovery, corrective action or other regulatory action by any Governmental Authority (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is reasonably necessary to determine the necessity of conducting a Remedial Action with respect to a Licensed Product in the Licensee Territory or Innovent Territory, as applicable. Each Party shall have sole discretion with respect to any matter relating to any Remedial Action for any Licensed Product in its territory. In the event that a Party determines that any Remedial Action with respect to any Licensed Product in its territory should be commenced or is required by any Regulatory Authority having jurisdiction over the matter, such Party will control and coordinate all efforts necessary to conduct such Remedial Action in its territory and shall be responsible for the cost and expense of such Remedial Action.

7.11 Safety and Regulatory Audits. Each Party will notify the other Party with respect to any inspection of such Party or its Affiliates or Sublicensees (or, with respect to Innovent, (sub)licensees) (including Clinical Trial sites) by any Governmental Authority directed to any Licensed Product (a) no later than [***] after such Party receives notice of such inspection or (b) within [***] after the completion of any such inspection that is conducted by any Governmental Authority without prior notice. To the extent required by Applicable Laws, each Party will permit Governmental Authorities outside of its territory to conduct inspections of such Party or its Affiliates or Sublicensees (or, with respect to Innovent, (sub)licensees) (including Clinical Trial sites) relating to any Licensed Product, and will ensure that all such Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) permit such inspections. Following any such regulatory inspection related to any Licensed Product that is reasonably expected to have a material impact on the Development or Commercialization of such Licensed Product in the other Party’s territory, each Party will provide the other Party with an unredacted copy of any finding, notice, or report provided by any Governmental Authority in connection with such inspection (or any portion of such inspection that is related to such Licensed Product) within [***] of such Party receiving the same.

ARTICLE 8

MANUFACTURING AND SUPPLY

8.1 Clinical and Commercial Supply.

(a)
Responsibility. Subject to the remainder of this Section 8.1, Licensee shall be responsible (itself or through its Affiliate, Sublicensees or CMO) for Manufacturing and supplying Licensed Products for Development (including use in Clinical Trials) and Commercialization by Licensee and its Affiliates and Sublicensees in the Licensee Territory, and for non-clinical Development by Licensee and its Affiliates and Sublicensees in the Innovent Territory.
(b)
Supply by Innovent.
(i)
Supply Agreement. Within [***] of the Effective Date (or such longer period as may be mutually agreed upon by the Parties), the Parties will negotiate in good faith and enter into a clinical supply agreement for the Manufacture and clinical supply of Licensed Compounds and Licensed Products by Innovent (itself or through its Affiliate, its (sub)licensees or CMO) to Licensee and its Affiliates or Sublicensees for Development use in the Licensee Territory on commercially reasonable terms (as may be amended in accordance with its terms, the “Supply Agreement”). The Supply Agreement will include terms consistent with the principles set forth on Exhibit 8.1(b) (“Supply Agreement Material Terms”) and other customary terms for the supply of pharmaceutical products for Development use. In connection with the Supply Agreement, the Parties shall enter into a quality agreement (the “Quality Agreement”) governing the quality aspects of the supply of Licensed Products.
(ii)
Initial Supply by Innovent. Notwithstanding that the Supply Agreement has not yet been executed, at Licensee’s reasonable request, Innovent will supply Licensee with all of Licensee’s requirements for the preclinical and clinical Development of the Licensed Compounds and Licensed Products set forth on Exhibit 8.1(b) under the heading “Initial Supply” pursuant to the Supply Agreement Material Terms.
(c)
Manufacturing Technology Transfer to Licensee. Upon Licensee’s written request following the Effective Date, including for purposes of engaging an alternative CMO (but subject to Section 8.1(d)), the Parties will prepare a mutually agreed plan pursuant to which Innovent will (subject to Section 4.1(b)) perform a one-time technology transfer with respect to the then-current Innovent Manufacturing Technology (the “Manufacturing Technology Transfer Plan”) to enable Licensee or its Affiliate or any Sublicensee or CMO designated by Licensee or its Affiliate or Sublicensee to Manufacture the Licensed Products for Development and Commercialization purposes. The Manufacturing Technology Transfer Plan will describe the Innovent Manufacturing Technology to be transferred, including the anticipated timelines for completing such transfers. Subject to the terms of the Manufacturing Technology Transfer Plan, Innovent will use Commercially Reasonable Efforts to (i) transfer all Innovent Manufacturing Technology specified in the Manufacturing Technology Transfer Plan to Licensee or its Affiliate, Sublicensee or CMO, as applicable, and (ii) provide reasonable technical support and assistance to Licensee or such Affiliate, Sublicensee or CMO with respect to the implementation of the Manufacturing process for the Licensed Products for up to [***] following completion of such transfer (“Manufacturing Support”) (clause (i) and (ii), the “Manufacturing Technology Transfer”); provided that Licensee shall pay Innovent the FTE Costs (calculated at Innovent’s FTE Rates) and any Out-of-Pocket Costs incurred by Innovent in providing any Manufacturing Support requested by Licensee, to the extent such FTE Costs are in excess of the Included FTEs. Innovent will invoice Licensee for such FTE Costs and Out-of-Pocket Costs following each Calendar Quarter in which such FTE Costs and Out-of-Pocket Costs have been incurred.
(d)
Innovent Cell Line Agreement. The Parties acknowledge and agree that the Innovent Manufacturing Technology includes certain Patents and Know-How Controlled by Innovent pursuant to the Existing Upstream License Agreement. If Licensee practices such Patents and Know-How in connection with the Manufacture of any Licensed Product by or on behalf of Licensee (or its Affiliates or Sublicensees) pursuant to Section 3.1, then Licensee shall be responsible for all royalties owed by Innovent to [***] on Net Sales (as defined in the Existing Upstream License Agreement) of such Licensed Product by Licensee or its Affiliates or Sublicensees, which royalties will constitute [***] percent ([***]%) of such Net Sales if such Licensed Product is manufactured by [***] or any of its Affiliates, [***] percent ([***]%) of such Net Sales if such Licensed Product is manufactured by Innovent or any of its Affiliates or Strategic Partners (as defined in the Existing Upstream License Agreement), or [***] percent ([***]%) of such Net Sales if such Licensed Product is manufactured by a CMO other than [***]o r any of its Affiliates or Innovent or any of its Affiliates or Strategic Partners (as defined in the Existing Upstream License Agreement). In accordance with Section [***] of the Existing Upstream License Agreement, such royalty payments shall be reduced on a country-by-country basis by [***] percent ([***]%) following expiration of applicable [***] Patents. In addition, if Licensee practices such Patents and Know-How in connection with the Manufacture of any Licensed Product and Licensee or any of its Affiliates obtains any supply of any Licensed Product from a CMO other than [***] or any of its Affiliates or Innovent or any of its Affiliates or Strategic Partners (as defined in the Existing Upstream License Agreement), then Licensee shall be obligated to pay directly to [***] an annual fee of [***] dollars ($[***]) or, if Innovent or any of its Affiliates or (sub)licensees also obtains supply of such Licensed Product from a CMO other than [***] or any of its Affiliates or Innovent or any of its Affiliates or Strategic Partners (as defined in the Existing Upstream License Agreement), a pro rata portion of such annual fee) as set forth in the Existing Upstream License Agreement. Innovent shall not, and shall cause its Affiliates not to, modify or amend the terms of the Existing Upstream License Agreement in any manner that would reduce Licensee’s rights under the Innovent Manufacturing Technology or increase Licensee’s payment obligations under this Section 8.1(d).

(e)
Right of First Negotiation to be Secondary Manufacturer of Licensee. Licensee hereby grants to Innovent (on behalf of its Affiliate [***]) a right of first negotiation to be a secondary manufacturer (“Secondary Manufacturer”) of Licensed Compound and Licensed Product for Development and for Commercialization purposes in the Licensee Territory as set forth below in this Section 8.1(e). If, at any time during the Term, Licensee wishes to enter into an engagement with a CMO (other than the CMO at whose facility the Manufacturing Technology Transfer was implemented under Section 8.1(d)) for the Manufacture and supply of drug substance for the Licensed Compounds and Licensed Products for clinical Development or Commercialization use, then prior to entering into any binding agreement with such CMO (i) Licensee shall notify Innovent in writing and (ii) Licensee shall negotiate in good faith with Innovent for up to [***] (the “Negotiation Period”) the terms and conditions of a definitive agreement under which Innovent’s Affiliate [***] would become Licensee’s Secondary Manufacturer for the drug substance for the Licensed Compounds and Licensed Products. If the Parties are unable to agree on the terms of such definitive agreement within the Negotiation Period, then Licensee may execute agreements with any CMO for the Manufacture and supply of drug substance for the Licensed Compounds and Licensed Products for clinical Development or Commercialization use. Notwithstanding the foregoing, the right of negotiation granted under this Section 8.1(e) applies solely to Licensee and shall not apply to any Sublicensee or acquirer of Licensee; provided that, upon Innovent’s request, each such Sublicensee or acquirer will, if such entity wishes to enter into a new Manufacturing and supply arrangement with a Third Party CMO, engage in a good-faith discussion with [***] regarding the potential engagement of [***] to Manufacture and supply drug substance for the Licensed Compounds and Licensed Products for Development and Commercialization purposes in the Licensee Territory.
(f)
Stability Testing Program. As further set forth in the Quality Agreement, Innovent shall maintain stability testing programs and conduct all required stability studies (including those arising from process or formulation changes) in accordance with cGMP.

ARTICLE 9

COMMERCIALIZATION; MEDICAL AFFAIRS

9.1 Responsibilities. Licensee (itself or through its Affiliates or Sublicensees) will have the sole right and responsibility for the Commercialization of Licensed Products in the Field in the Licensee Territory, at its sole cost and expense. Innovent (itself or through its Affiliates or (sub)licensees) will have the sole right and responsibility for the Commercialization of Licensed Products in the Field in the Innovent Territory, at its sole cost and expense.

9.2 Commercialization Diligence. Licensee shall (itself or through its Affiliates or Sublicensees) use Commercially Reasonable Efforts to Commercialize at least one (1) Licensed Product in at least one (1) Indication in at least two (2) of the Major Markets (including the United States) in which Regulatory Approval for such Licensed Product was obtained.

9.3 Commercialization Plan. No later than [***] before the anticipated date of the submission of the first MAA for the Licensed Product in the Licensee Territory, Licensee shall submit to the JSC (or a joint Commercialization subcommittee established by the JSC), for its review and discussion, a written Commercialization plan that sets forth the high-level timeline and high-level summary of the major Commercialization activities planned for the Licensed Product in Licensee Territory for the [***] period beginning on the date of submission of such MAA (the “Commercialization Plan”). Thereafter, from time to time, but no less than [***], Licensee will provide the JSC, for its review, with any material updates or amendments to the Commercialization Plan. Notwithstanding the foregoing, in the event Licensee grants a sublicense or undergoes a Change of Control, neither Licensee nor any Sublicensee or acquirer of Licensee shall thereafter have any obligation under this Section 9.3 to provide any Commercialization Plan to the JSC or Innovent.

9.4 Commercialization Reports. During the Term, Licensee will keep the JSC reasonably informed of its and its Affiliates’ Commercialization activities with respect to the Licensed Product in the Licensee Territory. Licensee will, from time to time no less than [***], provide the JSC with a high-level summary of its and its Affiliates significant Commercialization activities. Notwithstanding the foregoing, in the event Licensee grants a sublicense or undergoes a Change of Control, neither Licensee nor any Sublicensee or acquirer of Licensee shall thereafter have any obligation under this Section 9.4 to inform or update either the JSC or Innovent regarding its or its Affiliates Commercialization activities with respect to the Licensed Product.

9.5 Records. Licensee shall, and shall cause its Affiliates to, and shall require its Sublicensees or subcontractors to, maintain complete, current and accurate records in either tangible or electronic form of all material Commercialization activities with respect to the Licensed Products, in each case in accordance with its reasonable internal documentation and record retention practices.

9.6 Product Trademarks.

(a)
Licensee will have the right to brand the Licensed Products in the Licensee Territory using trademarks, logos and trade names that it determines appropriate for the Licensed Products (such Licensed Product-specific trademarks, logos, and trade names, the “Licensee Product Marks”; provided that Licensee Product Marks shall not include any company names or logos of Innovent or its Affiliates, the use of which is addressed in Section 11.4). Licensee may not use any trademark Controlled by Innovent or its Affiliates (including their corporate names) to brand the Licensed Products without Innovent’s prior written consent. Licensee shall ensure that no Licensee Product Mark is confusingly similar to any Innovent Product Mark or any company name or logo of Innovent or any of its Affiliates or (sub)licensees. Licensee will own all rights in the Licensee Product Marks in the Licensee Territory and shall have the sole right to register and maintain the Licensee Product Marks in the Licensee Territory.
(b)
Innovent will have the right to brand the Licensed Products in the Innovent Territory using trademarks, logos and trade names that it determines appropriate for the Licensed Products (such Licensed Product-specific trademarks, logos, and trade names, the “Innovent Product Marks”; provided that Innovent Product Marks shall not include any company names or logos of Licensee or any of its Affiliates or Sublicensees, the use of which is addressed in Section 11.4). Innovent shall ensure that no Innovent Product Mark is confusingly similar to any Licensee Product Mark or any company name or logo of Licensee or any of its Affiliates or Sublicensees. Innovent will own all rights in the Innovent Product Marks in the Innovent Territory and shall have the right to register and maintain the Innovent Product Marks in the Innovent Territory.

(c)
To the extent requested by a Party and commercially practicable, the Parties will cooperate in discussing, developing and implementing a global branding strategy for the Licensed Products. If the Parties do not agree upon a global branding strategy for a Licensed Product, each Party will have the right in its sole discretion to brand such Licensed Product in its territory in any manner that it determines appropriate (subject in all cases to Section 9.6(a) and Section 9.6(b)). Upon the reasonable written request of a Party, the other Party shall provide any information related to, for Licensee, the Licensee Product Marks and, for Innovent, the Innovent Product Marks, to the requesting Party to the extent reasonably necessary for the requesting Party to exercise its right and perform its obligations as contemplated under this Agreement.

9.7 No Diversion. Each of Innovent and Licensee hereby covenants and agrees that (a) it will not, and will ensure that its Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) will not, directly or indirectly, promote, market, distribute, import, sell or have sold any Licensed Product, including via internet or mail order, outside its respective territory; (b) it will not, and will ensure that its Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) will not: (i) unless otherwise agreed by the Parties in writing, establish or maintain any branch, warehouse or distribution facility for any Licensed Products in any country or region outside its territory, (ii) engage in any advertising or promotional activities relating to any Licensed Products that are directed primarily to customers or other purchaser or users of any Licensed Products located in any country or region outside its territory, (iii) solicit orders for any Licensed Products from any prospective purchaser located in any country or region outside its territory, or (iv) sell or distribute any Licensed Products to any Person in such Party’s territory who, to such Party’s knowledge, intends to sell or has in the past sold any Licensed Products in any country or region outside its territory; (c) if such Party or any of its Affiliates or Sublicensees (or, with respect to Innovent, (sub)licensees) receives any order for any Licensed Products from a prospective purchaser reasonably believed to be located in a region or country outside its territory, then such Party will, and will ensure that its Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) will, not accept such order and will promptly refer that order to the other Party; (d) it will not, and will ensure that its Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) will not, deliver or tender (or cause to be delivered or tendered) any Licensed Products into a country or region outside its territory; and (e) it will not, and will ensure that its Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) will not, knowingly restrict or impede in any manner the other Party’s exercise of its exclusive rights to Commercialize any Licensed Products in such other Party’s territory; provided that the foregoing shall not restrict either Party’s Development or Manufacturing (including packaging and labeling) rights with respect to Licensed Products under this Agreement.

9.8 Medical Affairs. Each Party will be solely responsible, at its sole cost and expense, for conducting medical affairs activities with respect to Licensed Products in its respective territory, and with respect to Innovent Combination Therapies and Licensee Combination Therapies, as applicable, worldwide, including (a) communications with key opinion leaders, (b) participation in medical education, symposia and advisory boards (to the extent related to medical affairs or clinical guidance), (c) preparation of publications, congress presentations and posters and published manuscripts, (d) any activities performed in connection with patient registries and post-approval trials, and (e) obtaining educational grants and research grants, conducting investigator-initiated studies and making charitable donations, in each case, to the extent related to the promotion, marketing, sale or other Commercialization of Licensed Products. Each Party will conduct all such medical affairs activities in accordance with Applicable Laws.

ARTICLE 10

PAYMENTS

10.1 Upfront Payment. In partial consideration of the rights granted by Innovent to Licensee hereunder, Licensee will pay to Fortvita USA a one-time, non-refundable and non-creditable payment of thirty-five million Dollars ($35,000,000) within [***] after the Effective Date.

10.2 IND Milestone Payment. In partial consideration of the rights granted by Innovent to Licensee hereunder, subject to Section 10.3(d), Licensee will pay Fortvita USA a one-time, non-refundable and non-creditable preliminary payment of [***] Dollars ($[***]) upon the acceptance of an IND filing for the first Licensed Product in the United States.

10.3 Development and Regulatory Milestones.

(a)
Development and Regulatory Milestone Payments. In partial consideration of the rights granted by Innovent to Licensee hereunder, upon the first achievement by or on behalf of Licensee or any of its Affiliates or Sublicensees of each of the events set forth below (each such event, a “Development and Regulatory Milestone Event”), Licensee will pay to Fortvita USA the following corresponding one-time, non-refundable and non-creditable milestone payments (each such payment, a “Development and Regulatory Milestone Payment”):

	Development and Regulatory Milestone Events	Development and Regulatory Milestone Payments
1.	[***]	$[***]
2.	[***]	$[***]
3.	[***]	$[***]
4.	[***]	$[***]
5.	[***]	$[***]
6.	[***]	$[***]
7.	[***]	$[***]
8.	[***]	$[***]
9.	[***]	$[***]
10.	[***]	$[***]
11.	[***]	$[***]

	Development and Regulatory Milestone Events	Development and Regulatory Milestone Payments
12.	[***]	$[***]
13.	[***]	$[***]
	Total Development and Regulatory Milestone Payments	$[***]

(b)
Achievement and payment of Development and Regulatory Milestones. Licensee will promptly (but in any event within [***]) notify Fortvita USA in writing of the first achievement of each Development and Regulatory Milestone Event with respect to a Licensed Product in the Licensee Territory. Thereafter, Fortvita USA will send Licensee an invoice for the corresponding Development and Regulatory Milestone Payment, and Licensee will pay such Development and Regulatory Milestone Payment within [***] after receipt of such invoice. Each Development and Regulatory Milestone Payment will be payable only once on the first occurrence of the corresponding Development and Regulatory Milestone Event in the Licensee Territory for the first achievement by or on behalf of Licensee or any of its Affiliates or Sublicensees, regardless of the number of times the Development and Regulatory Milestone Event is achieved or the number of Licensed Products that achieve the applicable Development and Regulatory Milestone Event. In no event will the aggregate Development and Regulatory Milestone Payments payable under Section 10.3(a) exceed [***] Dollars ($[***]).
(c)
[***] Development Milestones.
(i)
For purposes of Development and Regulatory Milestone Event [***] set forth in Section 10.3(a), if [***], Development and Regulatory Milestone Event [***] shall be deemed achieved and the corresponding Development and Regulatory Milestone Payment shall be deemed due and payable after the [***]. For purposes of Development and Regulatory Milestone Events [***] set forth in Section 10.3(a), if [***], Development and Regulatory Milestone Event [***], as applicable, shall be deemed achieved and the corresponding Development and Regulatory Milestone Payment(s) shall be deemed due and payable following [***]. If, at any time, the achievement of a later Development and Regulatory Milestone Event has occurred with respect to the first Licensed Product [***], and any preceding Development and Regulatory Milestone Event for such first Licensed Product [***] for such Indication have not yet been achieved, become due, or been paid, then each such skipped Development and Regulatory Milestone Event will become due and payable concurrently with such subsequent Development and Regulatory Milestone Event that has been achieved for such first Licensed Product in such country for such Indication.
(ii)
For purposes of any [***] Development and Regulatory Milestone Event set forth in Section 10.3(a), [***].

(d)
Research Cost Deductions. In the event guidance received by Licensee from the FDA or any Applicable Laws in the United States require Licensee to regenerate any data provided by Innovent to Licensee hereunder in order to file Licensee’s first IND for a Licensed Product in the United States, then (i) Licensee will provide Innovent with written notice, which shall include the data Licensee is required to regenerate, and (ii) the Parties will discuss and agree, such agreement not to be unreasonably withheld, conditioned or delayed, upon a written plan that will describe the activities to be conducted in order to regenerate such data, which plan will include an estimated budget of the internal and external costs and expenses expected to be incurred by or on behalf of Licensee in the performance of such activities (each, an “Additional Data Plan”). Subject to the foregoing, Licensee may deduct from any Milestone Payment(s) or Royalty Payment(s), owed under this Agreement an amount equal to [***] percent ([***]%) of the internal and external costs and expenses incurred by Licensee and its Affiliates in generating or regenerating such data, to the extent included in the Additional Data Plan.

10.4 Distinguishable Competing Product Milestones.

(a)
Additional Development and Regulatory Milestone Payments. For each Distinguishable Competing Product for which Licensee exercises its Option and which is deemed to be a Licensed Product for purposes of this Agreement, upon the first achievement by or on behalf of Licensee or any of its Affiliates or Sublicensees of each of the events set forth below (each such event, an “Additional Development and Regulatory Milestone Event”), Licensee will pay to Fortvita USA the following corresponding one-time, non-refundable and non-creditable milestone payments (each such payment, an “Additional Development and Regulatory Milestone Payment”):

Additional Development and Regulatory Milestone Events for Distinguishable Competing Products that are Licensed Products	Additional Development and Regulatory Milestone Payments
[***]	$[***]
[***]	$[***]
Total Additional Development and Regulatory Milestone Payments for Distinguishable Competing Products that are Licensed Products	$[***]

(b)
Achievement and payment of Additional Development and Regulatory Milestones. Licensee will promptly (but in any event within [***]) notify Fortvita USA in writing of the first achievement of each Development and Regulatory Milestone Event with respect to a Distinguishable Competing Product that is a Licensed Product in the Licensee Territory. Thereafter, Fortvita USA will send Licensee an invoice for the corresponding Additional Development and Regulatory Milestone Payment, and Licensee will pay such Additional Development and Regulatory Milestone Payment within [***] after receipt of such invoice. Each Additional Development and Regulatory Milestone Payment will be payable only once on the first occurrence of the corresponding Additional Development and Regulatory Milestone Event in the Licensee Territory for the first achievement by or on behalf of Licensee or any of its Affiliates or

Sublicensees, regardless of the number of times the Additional Development and Regulatory Milestone Event is achieved or the number of Licensed Products that achieve the applicable Additional Development and Regulatory Milestone Event. In no event will the aggregate Additional Development and Regulatory Milestone Payments payable under Section 10.4(a) exceed [***] Dollars ($[***]).

10.5 Sales Milestones.

(a)
Sales Milestone Payments. In partial consideration of the rights granted by Innovent to Licensee herein, Licensee will pay to Fortvita USA the following one-time, non-refundable and non-creditable milestone payments (each such payment, a “Sales Milestone Payment”) for the first achievement by Licensee and its Affiliates and Sublicensees of the corresponding Annual Net Sales thresholds in the Licensee Territory set forth below (each such event, a “Sales Milestone Event”):

Sales Milestone Events based upon Annual Net Sales of all Licensed Products in the Licensee Territory	Sales Milestone Payments
Annual Net Sales ≥ $[***]	$[***]
Annual Net Sales ≥ $[***]	$[***]
Annual Net Sales ≥ $[***]	$[***]
Annual Net Sales ≥ $[***]	$[***]
Annual Net Sales ≥ $[***]	$[***]
Total Sales Milestone Payments	$[***]

(b)
Achievement and payment of Sales Milestones. Licensee will notify Fortvita USA in writing of the first achievement of each Sales Milestone Event concurrently with the delivery of the royalty report for the Calendar Quarter during which such first achievement occurs. Each Sales Milestone Payment will be payable only once on the first occurrence of the corresponding Sales Milestone Event for the Annual Net Sales of all Licensed Products in the Licensee Territory, and no amounts would be due for subsequent or repeated achievements of any Sales Milestone Event, regardless of whether a Licensed Product is approved for use in different presentations, formulations, dosages, route of administration or as a combination product. In no event will the aggregate Sales Milestone Payments payable under Section 10.5(a) exceed [***] Dollars ($[***]). The Sales Milestone Payments are cumulative, such that, if the Annual Net Sales for Licensed Products in a given Calendar Year in the Licensee Territory exceed more than one applicable Sales Milestone Event threshold, then all corresponding Sales Milestone Payments for each achieved Sales Milestone Event that has not been previously achieved will be payable.

10.6 Royalties.

(a)
Royalty Payment. Subject to the remainder of this Section 10.6, for each Licensed Product, Licensee will pay to Fortvita USA tiered royalties calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding amount of incremental

Annual Net Sales of such Licensed Product in the Licensee Territory in a Calendar Year (a “Royalty Payment”). The tiered royalty rates on Annual Net Sales will be as set forth below:

Portion of Annual Net Sales of each Licensed Product in the Licensee Territory in a given Calendar Year	Royalty Rate
$[***] to $[***]	[***]%
Greater than $[***] and up to $[***]	[***]%
Greater than $[***] and up to $[***]	[***]%
Greater than $[***] and up to $[***]	[***]%
Greater than $[***]	[***]%

(b)
Royalty Term. The Royalty Payments will be payable on a Licensed Product-by-Licensed Product and country-by-country basis in the Licensee Territory from the First Commercial Sale of such Licensed Product in such country until the latest to occur of: (i) eleven (11) years after the date of the First Commercial Sale of such Licensed Product in such country, (ii) the expiration of the last-to-expire Valid Claim within the Licensed Patents in such country Covering the composition of matter of the Licensed Compound contained in such Licensed Product, or (iii) the expiration of Regulatory Exclusivity for such Licensed Product in such country (the “Royalty Term”). After the end of the Royalty Term for any Licensed Product in a given country in the Licensee Territory, Net Sales of such Licensed Product in such country shall be excluded from the calculation of Annual Net Sales for purposes of this Section 10.6.
(c)
Royalty Reductions.
(i)
Absence of Valid Claims. On a Licensed Product-by-Licensed Product, country-by-country, and Calendar Quarter-by-Calendar Quarter basis, if at any time during such Calendar Quarter there is no Valid Claim within the Licensed Patents in such country Covering the composition of matter of the Licensed Compound contained in such Licensed Product, the Royalty Payment due on the Net Sales of such Licensed Product in such country for such Calendar Quarter will be reduced by [***] percent ([***]%).
(ii)
Third Party Payments. Without limiting Licensee’s rights under Section 13.2, if, on a Licensed Product-by-Licensed Product, country-by-country, and Calendar Quarter-by-Calendar Quarter basis, Licensee or any of its Affiliates or Sublicensees obtains one or more licenses under one or more Third Party Patents that Cover the composition of matter or method of use (excluding manufacturing processes, biomarker methods and delivery devices) of such Licensed Product or the Licensed Compound that is incorporated into such Licensed Product (each such agreement, other than the Existing Upstream License Agreement, a “Third Party License”), then either (A) [***] percent ([***]%), if such Third Party License is for Third Party Patent(s) other than formulation technology Patent(s) or (B) [***] percent ([***]%), if such Third Party License is for Third Party Patent(s) that are formulation technology Patent(s), of any royalties, milestones, or other amounts paid by Licensee (or its Affiliate or Sublicensee) under such Third Party License (or sublicense thereunder) with respect to such Licensed Product in such country shall be creditable against the Royalty Payments payable to Fortvita USA with respect to such Licensed Product. If any portion of such creditable amount cannot be credited against Royalty Payments for an applicable Calendar Quarter, such portion shall be carried forward and credited against Royalty Payments for subsequent Calendar Quarter(s), in each case subject to the limitation set forth in Section 10.6(c)(v).

For clarity, the Existing Upstream License Agreement shall not be a Third Party License for purposes of this Section 10.6(c)(ii).

(iii)
Inflation Reduction Act. Following the date on which an IRA Subject Product is designated as a “selected drug” by the Secretary of the U.S. Department of Health and Human Services and Licensee or any of its Affiliates or Sublicensees is therefore required to negotiate a maximum fair price that shall apply to sales of such IRA Subject Product in the United States during any Calendar Quarter within the price applicability period as specified by the Inflation Reduction Act of 2022, then the Royalty Payments due under Section 10.6(a) for Net Sales of such Subject Product in the United States during such Calendar Quarter will be reduced by a percentage equal to the percentage by which the selling price of such Licensed Product in the United States is decreased as a result of such designation and the ensuing maximum fair price (as defined in Section 1191(c)(3) of the Social Security Act) negotiation(s) pursuant to the Inflation Reduction Act. Any adjustment of royalties pursuant to this Section 10.6(c)(iii) shall apply after and in addition to any other adjustments to royalties pursuant to this Section 10.6(c). By way of example only, if a Licensed Product is subject to negotiation with the U.S. government and such negotiation results in a [***] percent ([***]%) decrease in the price of such Licensed Product in the U.S. and the royalty rate initially payable to Fortvita USA on given Net Sales in the U.S. before any reduction by virtue of this Section 10.6(c)(iii) is [***] percent ([***]%), then the royalty rate payable to Fortvita USA would be reduced by virtue of this Section 10.6(c)(iii) by [***] percent ([***]%), to a royalty rate of [***] percent ([***]%) of such Net Sales.
(iv)
Biosimilar Competition. If, at any time during the Royalty Term for a given Licensed Product in a given country in the Licensee Territory, (A) a Biosimilar Product with respect to such Licensed Product receives Regulatory Approval and is launched in such country (the Calendar Quarter in which the sale of such Biosimilar Product first occurs in such country, as applicable, the “Launch Quarter”) and (B) in any Calendar Quarter after the Launch Quarter in such country, the Net Sales of the applicable Licensed Product in such country are less than [***] percent ([***]%) of the average Net Sales of such Licensed Product in such country in the [***]consecutive Calendar Quarters immediately prior to the Launch Quarter, then the Royalty Payments due under Section 10.6(a) for such Calendar Quarter will be reduced by [***] percent ([***]%).
(v)
Royalty Floor. Notwithstanding any provision to the contrary set forth in the foregoing Sections 10.6(c)(i)-10.6(c)(iv), with respect to any Licensed Product, country, and Calendar Quarter, the operation of Sections 10.6(c)(i) through (iv), individually or in combination, will not reduce the Royalty Payments that are due and payable by Licensee by more than [***] percent ([***]%) of the Royalty Payments otherwise due and payable to Fortvita USA with respect to such Licensed Product in such country during such Calendar Quarter under Section 10.6(a).

(d)
Royalty Reports. Following the First Commercial Sale of a Licensed Product for which Royalty Payments are due pursuant to this Section 10.6, and continuing for so long as Royalty Payments are due hereunder, Licensee will, within [***] after the end of each Calendar Quarter, provide Fortvita USA with a royalty report (in a template agreed to by the Parties) showing the following, on a Licensed Product-by-Licensed Product basis:
(i)
the Net Sales of Licensed Products sold by Licensee and its Affiliates and Sublicensees during such Calendar Quarter, including a high-level breakdown (by category) of deductions taken in accordance with the definition of Net Sales;
(ii)
the Royalty Payments in Dollars payable hereunder with respect to such Net Sales, with supporting calculations showing the applicable royalty rate applied and any royalty reductions taken pursuant to Section 10.6(c);
(iii)
the rate of exchange with supporting calculations, determined in accordance with Section 10.7(b), used by Licensee in determining the amount of Dollars payable hereunder; and
(iv)
a description of any Sales Milestone Event that has been achieved in such Calendar Quarter.
(e)
Royalty Payment. After the receipt of each royalty report provided by Licensee under Section 10.6(d), Fortvita USA will issue to Licensee an invoice for the amount of Royalty Payments set forth therein. Licensee will pay to Fortvita USA the Royalty Payments for each Calendar Quarter within [***] after the receipt of the corresponding invoice from Fortvita USA. If no Royalty Payments are due for any Calendar Quarter following commencement of the reporting obligation, then Licensee will so report.

10.7 Payment.

(a)
Mode of Payment. All payments made under this Agreement will be made in Dollars and will be paid by electronic transfer in immediately available funds to such bank account in the United States as designated in writing by Fortvita USA and will be free and clear of any transfer fees or charges.
(b)
Currency Exchange Rate. The rate of exchange to be used in computing the amount of currency equivalent in Dollars for calculating Net Sales in a Calendar Quarter (for purposes of the Royalty Payment calculation and determining whether a Sales Milestone Event has been achieved) will be made at the average actual foreign currency exchange rate for the month in which the expense is incurred or sale is made accordance to the exchange rates as published by The Wall Street Journal for such period, or such other source as the Parties may agree in writing.
(c)
Payment Timeline. Except as otherwise provided in this Agreement, all payments to be made by one Party to the other Party under this Agreement will be due within [***] following such Party’s receipt of an invoice from the other Party.

10.8 Audits.

(a)
Licensee and its Affiliates will keep, and will require its Sublicensees to keep (all in accordance with GAAP, or in the case of Sublicensees, such other similar accounting principles as are then used by the applicable Sublicensee), for a period of not less than [***] from the end of the Calendar Year to which they pertain, complete and accurate records in sufficient detail to properly reflect Net Sales for purposes of the Royalty Payments and to determine whether any Milestone Payment is due and payable hereunder.
(b)
Upon Fortvita USA’s written request, Licensee will permit, and will requires its Affiliates and Sublicensees to permit (each of Licensee and its applicable Affiliate or Sublicensee, an “Audited Party”), an independent certified public accounting firm of internationally recognized standing selected by Fortvita USA and reasonably acceptable to Licensee, at Fortvita USA’s expense, to have access during normal business hours upon reasonable prior written notice to the Audited Party to such records of the Audited Party as may be reasonably necessary to audit and verify the accuracy of all payments made to Fortvita USA under this Agreement, including the basis for the calculation of such payments, for any Calendar Year ending not more than the preceding [***]. Such audits may not be conducted more frequently than [***] and no accounting period of the Audited Party may be subject to such audit more than [***]. If such accounting firm concludes that an underpayment by Licensee to Fortvita USA has occurred, then Licensee will pay the amount of such underpayment to Fortvita USA within [***] after receipt of an invoice therefor following the date such accounting firm’s written report is delivered to the Parties showing such underpayment. If such accounting firm concludes that an overpayment by Licensee to Fortvita USA was made, then such overpayment will be credited against any future payment due to Innovent hereunder (or if there is no future payment due, then Fortvita USA will promptly refund such overpayment to Licensee). The accounting firm will provide to each Party a copy of the report at the same time, which report will include the methodology and calculations used to determine its findings. Fortvita USA will bear the full cost of such audit unless such audit concludes that there was an underpayment by Licensee to Fortvita USA of more than [***]% of the amount otherwise payable for that audited period, in which case Licensee will pay the reasonable fees and expenses charged by the accounting firm for such inspection.
(c)
Fortvita USA will treat all financial information that is subject to audit under this Section 10.8 in accordance with the confidentiality and non-use provisions of Article 11, and, prior to commencing such audit, will cause its accounting firm to enter into a confidentiality and non-use agreement with the Audited Party obligating such accounting firm to treat all such financial information in confidence pursuant to such confidentiality and non-use provisions of this Agreement. Such accounting firm will not disclose Confidential Information of the Audited Party to Fortvita USA, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Licensee and the amount of payments to Fortvita USA under this Agreement.

10.9 Interest. Licensee will pay interest on any amounts payable to Fortvita USA that are overdue under this Agreement from the day payment was initially due at [***] percent ([***]%) plus the prime or equivalent rate per annum quoted by The Wall Street Journal on the first Business Day after such payment is due, computed on the basis of a year of three hundred and sixty five (365) days, calculated from the due date until the date of payment; provided that in no case will such interest rate exceed the highest rate permitted by Applicable Laws. The payment of such interest will not foreclose a Party from exercising any other rights it may have as a result of such overdue payment.

10.10 Taxes.

(a)
Income Tax. Each Party will be responsible for its own indirect and direct taxes, including the income taxes on its business and, any other taxes incurred by such Party in connection with its business and with performing its obligations hereunder.
(b)
Withholding Tax. If Licensee is required by Applicable Laws to withhold any Taxes, then Licensee will (i) make such deduction and withholding; (ii) pay to the relevant Governmental Authority the amount withheld; and (iii) promptly forward to Innovent an official receipt (or certified copy) or other available documentation to evidence such payment to such authorities. For clarity, Licensee’s remittance of such withheld Taxes to the appropriate Governmental Authority, together with payment to Innovent of the remaining amount owed under this Agreement, shall constitute full satisfaction of the applicable payment due to Innovent. In the event that a Governmental Authority determines or otherwise notifies Licensee (including through any tax bill, assessment, notice or notification, regardless of form, which bill, assessment, notice or notification shall constitute conclusive evidence for purposes of the indemnity set forth below that Innovent owes the Withholding Amount (as defined below) to Licensee, irrespective of any defenses or claims for refund or other relief that Innovent may have vis-à-vis the Governmental Authority with respect to such obligation) that a payment made by Licensee to Innovent pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and Licensee remits such withholding or similar taxes to the Governmental Authority, including any interest and penalties that may be imposed thereon (together with the tax paid and any and all costs of collection thereof, including all of Licensee’s reasonable and documented out-of-pocket fees, costs and expenses of bringing any necessary dispute resolution claim therefor and including Licensee’s reasonable attorney fees and reasonable and documented costs and expenses of enforcing any award (including any pre-award interest) obtained, the “Withholding Amount”), Innovent shall fully indemnify and hold harmless Licensee from and against any such Withholding Amount, and Licensee shall have the right (x) to invoice Innovent for the Withholding Amount ,which invoice Innovent shall pay in full within [***] of receipt thereof, (y) to pursue reimbursement against Innovent by any available remedy and (z) to offset the Withholding Amount against future payment obligations of Licensee under this Agreement. Such indemnity and hold harmless obligations, and Licensee’s rights to remedies with respect thereto, shall survive any expiration or termination of this Agreement for a period extending for [***] beyond the expiration of any applicable statute of limitations that applies to the applicable tax obligation. Notwithstanding the foregoing, if Innovent prevails in any such dispute resolution brought by Licensee, Licensee shall reimburse Innovent for Innovent’s reasonable and documented out-of-pocket fees, costs and expenses of defending against such claim, including Innovent’s reasonable attorney fees. Notwithstanding anything to the contrary in this Agreement, in the event a Party redomiciles, assigns its rights or obligations under Section 17.4 of this Agreement, and/or any other action (each, a “Tax Action” and such Party, the “Acting Party”), and, as a result of such Tax Action, the amount of tax required to be withheld under this Section 10.10 in respect of a payment to the other Party (the “Non-Acting Party”) is greater than the amount of such tax that would have been required to have been withheld absent such Tax Action, then any such amount payable to the Non-Acting Party shall be adjusted to take into account such withholding taxes as may be necessary so that, after making all required withholdings or credits (including calculating the credibility of any withheld tax), the Non-Acting Party receives an amount equal to the sum it would have received had no such Tax Action occurred. The obligation to adjust payments pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding tax (i) would not have been imposed but for a Tax Action taken by the Party receiving the payment subject to withholding under this Section 10.10 or (ii) is attributable to the failure by the Non-Acting Party to comply with the requirements of this Section 10.10. For purposes of this Section 10.10, a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable Party or its assignee.
(c)
Indirect Taxes. Notwithstanding any provision to the contrary set forth in this Agreement, all amounts stated herein are exclusive of any transfer, documentary, sales use, stamp, registration, consumption, goods and services, VAT, or other similar Taxes (each an “Indirect Tax”). In the event that any Indirect Tax is imposed under Applicable Laws with respect to the transactions, payments or the related transfer of rights or other property pursuant to the terms of this Agreement, Licensee shall pay such Indirect Taxes. If Fortvita USA bears any Indirect Tax directly, Licensee shall promptly reimburse Fortvita USA for such Tax.
(d)
Cooperation. The Parties will reasonably cooperate with each other in good faith in accordance with Applicable Laws to minimize any Taxes in connection with this Agreement, including by claiming any exemption from any required Taxes or withholdings (or additional Taxes or double taxation) and seeking any refund of Taxes paid or withheld, under any Applicable Laws or regulation or treaty from time to time in force. Fortvita USA will provide Licensee with any Tax forms or other documentation that may be reasonably necessary in order for Licensee not to withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income Tax treaty after receiving the written or electronic notification of request. Fortvita USA shall provide to Licensee at least [***] prior to the due date of the first payment under this Agreement an appropriate and properly completed Internal Revenue Service Form W‑9.

10.11 Upstream Costs. Except as set forth under Section 8.1(d), Innovent shall bear and be responsible for all financial obligations that Innovent owes to Third Parties pursuant to any written agreement pursuant to which Innovent or its Affiliates has Control of any Licensed Technology from a Third Party as of the Effective Date, including any such amounts that Innovent owes in connection with the grant to Licensee under this Agreement of the licenses to Develop and Commercialize Licensed Compounds and Licensed Products.

ARTICLE 11

CONFIDENTIALITY; PUBLICATION

11.1 Confidential Information. Except as expressly provided in this Agreement, each Party agrees that, during the Term and for [***] thereafter (or, with respect to Confidential Information that is a trade secret of the Disclosing Party, until such trade secret no longer qualifies as a trade secret under Applicable Law), such Party (the “Receiving Party”) will keep confidential and will not publish or otherwise disclose and will not use for any purpose, other than as expressly provided for in this Agreement, any information furnished to it by or on behalf of the other Party (the “Disclosing Party”) pursuant to this Agreement or under the Confidentiality Agreement

(subject to clauses (a)-(d) below, “Confidential Information”), whether before or after the Effective Date, and whether in written, electronic, oral, visual, graphic or any other form. The Receiving Party may use the Disclosing Party’s Confidential Information only to the extent required to exercise its rights or perform its obligations under this Agreement. The Receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own that is of similar nature and value, but no less than reasonable care, to ensure that its and its Affiliates’ employees, agents, consultants and other representatives (“Representatives”) do not publish or disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information by the Receiving Party, its Affiliates or their respective Representatives. Notwithstanding any provision to the contrary set forth in this Agreement, the terms of this Agreement and all Joint Inventions will be deemed the Confidential Information of both Parties, and each Party will be deemed to be the Receiving Party and Disclosing Party with respect thereto. Notwithstanding the foregoing, “Confidential Information” will not include information that the Receiving Party can prove by competent evidence:

(a)
was already known by the Receiving Party prior to the time of receiving such information from the Disclosing Party, as evidenced by its pre‑existing written records;
(b)
is, as of the Effective Date, or thereafter becomes, generally known or available to the public, other than through any act or omission of the Receiving Party in breach of this Agreement;
(c)
was subsequently lawfully disclosed to the Receiving Party by a Third Party without breaching any obligation such Third Party may have to the Disclosing Party; or
(d)
is independently discovered or developed by the Receiving Party, independently of the activities undertaken by the Receiving Party pursuant to this Agreement and without the use of or reference to Confidential Information furnished by the Disclosing Party, as evidenced by the Receiving Party’s contemporaneously maintained written records.

11.2 Permitted Disclosures. Notwithstanding the provisions of Section 11.1, the Receiving Party may disclose Confidential Information of the Disclosing Party as expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(a)
filing or Prosecuting the Patents as permitted by this Agreement;
(b)
subject to Section 11.3(a), prosecuting or defending litigation as permitted by this Agreement;

(c)
subject to Section 11.3(a), complying with a valid order of a court of competent jurisdiction or other Governmental Authority, or other judicial or administrative process, or if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Laws, in each case, other than disclosure of the terms of this Agreement to a Securities Regulator;
(d)
subject to Section 11.3(b), disclosure of the terms of this Agreement pursuant to Applicable Laws of the United States Securities and Exchange Commission, the Hong Kong Stock Exchange, or any national securities exchange on which the Receiving Party’s or any of its Affiliates’ securities are traded (each, a “Securities Regulator”);
(e)
disclosure in regulatory filings that the Receiving Party has the right to make under this Agreement; provided that the Receiving Party uses reasonable efforts to secure confidential treatment of such Confidential Information at least as diligent as such Party would use to protect its own Confidential Information, but in no event less than reasonable efforts;
(f)
disclosure to the Receiving Party’s Affiliates and its and its Affiliates’ respective Representatives, and the Receiving Party’s Sublicensees (or, with respect to Innovent, (sub)licensees), in each case, who have a need to know such information in order for such Receiving Party, its Affiliate or Sublicensee (or, with respect to Innovent, (sub)licensees) to exercise its rights or fulfill its obligations under this Agreement; provided in each case, that any such Affiliate, Representative or Sublicensee (or, with respect to Innovent, (sub)licensee) agrees to be bound by terms of confidentiality and non-use with respect to such Confidential Information at least as stringent as those set forth in this Article 11; and
(g)
disclosure of the existence and applicable terms of this Agreement and the status, history and results of the Exploitation of one or more Licensed Compounds or Licensed Products, in each case, to actual or bona fide potential investors, acquirers, licensors, Sublicensees (or, in the case of Innovent, (sub)licensees), lenders, and other financial or commercial partners, and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out or performing an actual or potential investment, acquisition, license, sublicense, debt transaction, royalty financing, or collaboration; provided that, in each such case, on the condition that such Persons are bound by obligations of confidentiality and non-use with respect to such Confidential Information at least as stringent as those set forth in this Agreement or otherwise customary for such type and scope of disclosure and that any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed.

11.3 Confidential Treatment.

(a)
Generally. Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 11.2(b) or Section 11.2(c), it will, except where prohibited by Applicable Laws or judicial or administrative process, (i) give reasonable advance notice to the Disclosing Party of such required disclosure, (ii) use reasonable efforts to secure confidential treatment of such information, which efforts shall be at least as diligent as the Receiving Party would use to protect its own Confidential Information of similar nature and value, and (iii) cooperate with any lawful efforts by the Disclosing Party, at the Disclosing Party’s request and expense, to contest such disclosure, to obtain a protective order for the Confidential Information required to be disclosed, or to secure other confidential treatment of such Confidential Information. In the event that no such protective order or other remedy is obtained, then the Receiving Party will furnish only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is advised by legal counsel is legally required to be disclosed. Disclosure by the Receiving Party of Confidential Information in accordance with Section 11.2(b) or Section 11.2(c) will not, in and of itself, cause the information so disclosed to cease to be treated as Confidential Information under this Agreement, except to the extent that, by virtue of disclosure by the Receiving Party in full compliance with this Section 11.3, such information becomes generally known or available. In any event, the Receiving Party agrees to take all reasonable action to avoid disclosure of the Disclosing Party’s Confidential Information hereunder.
(b)
Securities Filings. In the event the Receiving Party is required to disclose of the terms of this Agreement pursuant to Applicable Laws of a Securities Regulator pursuant to Section 11.2(d), such Party will, within a reasonable time prior to any such filing (and to the extent possible at least [***] prior to any such filing), (i) provide the other Party with a copy of this Agreement showing any provisions hereof as to which such Party proposes to request confidential treatment, (ii) provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and (iii) take such Party’s reasonable comments into consideration before making such disclosure; provided that each Party will ultimately have the right to disclose to any Securities Regulator any information that such Party determines, on the advice of legal counsel, is reasonably required by Applicable Laws; provided further, that the Parties will use their reasonable efforts to file redacted versions of this Agreement with any Securities Regulator that are consistent with redacted versions previously filed with any other Securities Regulator(s).

11.4 Use of Names. Subject to Section 11.6, neither Party nor any of its Affiliates will mention or otherwise use any company name, logo or trademark of the other Party or any of its Affiliates in any publication, press release, marketing and promotional material or other form of publicity in connection with this Agreement or activities hereunder without the prior written approval of such other Party; provided that such consent will not be required for a Party’s use of the other Party’s company name and logo to identify such other Party as a collaborator on such first Party’s website, in public presentations or pursuant to any of the permitted disclosures set forth in Section 11.2 and Section 11.6(b).

11.5 Publication of Licensed Product Information. Each Party recognizes that the publication, such as by public oral presentation, manuscript or abstract, of the results of Development activities, including Clinical Trials, with respect to the Licensed Products may be beneficial to both Parties, provided such publications are subject to reasonable controls to protect Confidential Information of each Party. Accordingly, each Party will have the right to review and comment on any material proposed for publication or public oral or visual presentation by the other Party that includes Confidential Information of such Party or data generated from the Development of the Licensed Products under this Agreement. The Party desiring to make any such publication will provide the other Party with a written copy of the proposed publication in reasonably sufficient time prior to publication to allow the other Party to comment upon such announcement prior to publication. With respect to any manuscripts proposed for publication, the other Party will respond with comments as soon as practicable to the other Party but in no event later than [***] from the date of delivery to such Party. With respect to public oral presentation materials, abstracts, and posters, the other Party will respond with comments as soon as practicable to the other Party but in no event later than [***] from the date of delivery to such Party. Each Party will comply with the other Party’s request to delete such other Party’s Confidential Information in any such proposed publication. In addition, if any such publication contains patentable subject matter to which the non-publishing Party has any ownership or license rights, then, at the non-publishing Party’s request, the publishing Party will either delete the patentable subject matter from such publication or delay any submission for publication or other public disclosure for an additional period of up to [***] so that appropriate Patent applications may be prepared and filed.

11.6 Public Announcements.

(a)
The Parties have agreed upon the content of and timing for the release of a joint press release substantially in the form attached hereto as Exhibit 11.6 (the “Initial Press Release”). Except as may be expressly permitted under Section 11.2, Section 11.5 or this Section 11.6, neither Party nor any of either Party’s Affiliates will make any public announcement concerning this Agreement, its subject matter or the transactions described herein without first obtaining the approval of the other Party and the Parties’ mutual agreement as to the nature, text and timing of such announcement, which approval and agreement will not be unreasonably withheld, conditioned or delayed. The Party desiring to make any such a public announcement will provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow such other Party to comment on such announcement prior to public release. In the case of press releases or other public communications required to be made by Applicable Law, judicial order or stock exchange or quotation system rule, the Party making such press release or public announcement will provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release or public announcement. Under such circumstances, the announcing Party will not be obligated to delay making any such press release or public communication beyond the time required by Applicable Law. For clarity, neither Party will be required to seek the permission of the other Party to publicly disclose any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by either Party in accordance with the terms of this Agreement; provided that such information remains accurate and the most current information with respect to the applicable subject matter as of such time.
(b)
Notwithstanding Section 11.6(a), each Party and its Affiliates and Sublicensees (or, with respect to Innovent, (sub)licensees) shall have the right, subject to Sections 11.1 through 11.3 and Section 11.5, to make public statements, press releases, and other public disclosures regarding the Exploitation of one or more Licensed Compounds or Licensed Products, including the status, history and results of such Exploitation, without the other Party’s prior approval. To the extent such public statements, press releases, and other public disclosures include any disclosure of Confidential Information of the other Party beyond the status, history and results of Exploitation by the announcing Party, the announcing Party shall provide the other Party with a draft of the proposed public statement, press release, or other public disclosure prior to making such public statement, press release, or other public disclosure. The other Party shall respond promptly and in any event no later than [***] after receipt of such draft, or earlier if required by

Applicable Law. If the reviewing Party does not provide written comment during such time period, the announcing Party and its Affiliates or its or their Sublicensees (or (sub)licensees) shall have the right to proceed with the public statement, press release, or other public disclosure. If requested by the reviewing Party during such time period, the announcing Party or its Affiliates or its or their Sublicensees (or (sub)licensee) shall, as applicable, delete from such proposed public statement, press release, or other public disclosure any Confidential Information of the reviewing Party beyond the status, history and results of Exploitation by the announcing Party.

11.7 Prior Non-Disclosure Agreements. Upon execution of this Agreement, the terms of this Article 11 will supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties, including the Confidentiality Agreement. Any information disclosed under such prior agreements by or on behalf of Innovent will be deemed disclosed by Innovent under this Agreement, and any information disclosed under such prior agreements by or on behalf of Licensee will be deemed disclosed by Licensee under this Agreement.

ARTICLE 12

REPRESENTATIONS, WARRANTIES, AND COVENANTS

12.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a)
it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder;
(b)
(i) it has the organizational power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary organizational action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity;
(c)
it is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement;
(d)
all consents, approvals and authorization from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with execution of this Agreement have been obtained;

(e)
to its knowledge, neither it nor any of its Affiliates, or its or its Affiliates’ directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of such Party or any of its Affiliates:
(i)
has taken any action in violation of any applicable anti-corruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.); or
(ii)
has corruptly, offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official, for the purposes of: (A) influencing any act or decision of any Public Official in his or her official capacity; (B) inducing such Public Official to do or omit to do any act in violation of his or her lawful duty; (C) securing any improper advantage; or (D) inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever; and
(f)
none of the officers, directors, or employees of such Party or of any of its Affiliates or agents acting on behalf of such Party or any of its Affiliates, in each case, that are employed or reside outside the U.S., are themselves Public Officials.

12.2 Additional Representations and Warranties of Innovent. Innovent represents and warrants to Licensee that, as of the Effective Date:

(a)
Innovent Controls the Licensed Technology and has the legal authority or exclusive right (whether by ownership, license or otherwise) under the Licensed Technology to grant all rights and licenses to Licensee as purported to be granted pursuant to this Agreement. Without limiting the foregoing, (i) Innovent Suzhou solely owns all rights, title and interests in and to the Innovent Platform Technology, including the Innovent Platform Patents and Innovent Platform Know-How, and (ii) Fortvita USA solely owns all rights, title and interests in and to the Licensed Product Specific Patents;
(b)
Exhibit 1.102 sets forth a complete and accurate list of all Licensed Patents existing as of the Effective Date, indicating the owner(s) of such Licensed Patents. Except as set forth on Exhibit 1.102, neither Innovent nor any of its Affiliates owns or Controls any Patent that is necessary to Develop, Manufacture, or Commercialize any Licensed Product in the Licensee Territory or that is a Patent in the Licensee Territory that is or has been practiced by Innovent/ to Develop, Manufacture, or Commercialize any Licensed Product in the Licensee Territory or the Innovent Territory;
(c)
Innovent has not granted any right or license to any Third Party under any Licensed Technology that conflicts with or limits the scope of the rights or licenses granted to Licensee hereunder;
(d)
Neither Innovent nor any of its Affiliates has granted any lien or security interest on any of the Licensed Technology, and the Licensed Technology is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien, or charge of any kind, in each case that would conflict or limit any of the rights granted to Licensee hereunder;

(e)
The Existing Upstream License Agreement is the only agreement existing as of the Effective Date between Innovent or any of its Affiliates, on the one hand, and any Third Party, on the other hand, pursuant to which Innovent or any of its Affiliates Controls any Licensed Technology (excluding ordinary course services agreements and vendor agreements that may include licenses ancillary to commercially available research tools, reagents or services) and, other than the Patents and Know-How licensed under the Existing Upstream License Agreement, Innovent or its Affiliates is the sole and exclusive owner of all Licensed Technology. The Existing Upstream License Agreement is in full force and effect and none of Innovent, its Affiliates nor, to Innovent’s knowledge, any Third Party that is a party to the Existing Upstream License Agreement is or has been in material breach of, or sent or received notice alleging any material breach of, the Existing Upstream License Agreement;
(f)
Innovent, its Affiliates, and its and their employees, and to Innovent’s Knowledge, its and their consultants and contractors, in each case, involved in any activities related to any Licensed Compound are not, and have not been, debarred or disqualified by any Regulatory Authority as of the Effective Date, and have complied in all material respects with all Applicable Laws in connection with conducting all Development and Manufacturing of the Licensed Compounds as of the Effective Date;
(g)
Neither Innovent nor any of its Affiliates has received any written notice or threat in writing from any Third Party asserting or alleging that any activities with respect to any Licensed Compound by or on behalf of Innovent or its Affiliates prior to the Effective Date infringed, misappropriated, or otherwise violated any intellectual property rights of such Third Party;
(h)
To Innovent’s Knowledge, the practice of the Licensed Technology as contemplated under this Agreement does not (i) infringe any claim of any issued Patent of any Third Party (without regard to actual or alleged infringement under 35 USC §271(e)(1) and comparable provisions under applicable Law outside the United States, including any safe harbor, research exemption, government or executive declaration of urgent public health need, or any similar right available at law or in equity that otherwise exempts actual or alleged infringing activity), or (ii) misappropriate any Know-How of any Third Party;
(i)
No claim or action has been brought against Innovent or any of its Affiliates or, to Innovent’s Knowledge, threatened, by any Third Party relating to any of the Licensed Technology;
(j)
To Innovent’s Knowledge, the Licensed Patents have been properly maintained and are not invalid or unenforceable, in whole or in part;
(k)
To Innovent’s Knowledge, no interference, opposition, cancellation or other protest proceeding, nor any litigation proceeding or inter partes review, post grant review, or covered business methods review, has been filed against a Licensed Patent; and

(l)
There are no legal claims, judgments or settlements against or owed by Innovent or its Affiliates, or pending or, to Innovent’s Knowledge, threatened, legal claims or litigation against Innovent or any of its Affiliates, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations, including under any Anti-Corruption Laws.

12.3 Additional Representations and Warranties of Licensee. Licensee represents and warrants to Innovent that as of the Effective Date:

(a)
there are no legal claims, judgments or settlements against or owed by Licensee or its Affiliates, or pending or, to Licensee’s or its Affiliates’ knowledge, threatened, legal claims or litigation against Licensee or any of its Affiliates, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations, including under any Anti-Corruption Laws; and
(b)
Licensee, its Affiliates, and its and their employees, and to Licensee’s knowledge, its and their consultants and contractors, that would be involved in its activities hereunder with respect to any Licensed Compound or Licensed Product are not, and have not been, debarred or disqualified by any Regulatory Authority.

12.4 Covenants.

(a)
Each Party covenants to the other Party that, in the course of performing its obligations or exercising its rights under this Agreement, it will, and will cause its Affiliates and (sub)licensees to, comply with the terms of this Agreement, all Applicable Laws, including as applicable, cGMP, GCP, GLP, and GSP standards, and will not employ or engage any party who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.
(b)
Each Party will not grant any right to, or enter into any agreement with, any Third Party that is in conflict with the rights granted to the other Party under this Agreement and will not take any action that would prevent it from granting the rights granted to the other Party under this Agreement or that would otherwise conflict with or adversely affect the rights granted to the other Party under this Agreement.
(c)
Innovent and its Affiliates will not waive any of their respective rights under, or (except as otherwise agreed by Licensee in advance in writing) amend or terminate, the Existing Upstream License Agreement in any manner that conflicts with or limits the scope of any of the rights or licenses granted to Licensee under this Agreement. Without limiting the foregoing, Innovent shall, as soon as practicable, furnish Licensee with copies of each amendment of the Existing Upstream License Agreement (or any portion thereof) solely to the extent that such amendment relates to the rights and obligations of Licensee under this Agreement. Innovent and its Affiliates will not breach any provision of the Existing Upstream License Agreement.
(d)
Compliance with Anti-Corruption Laws. Each Party hereby covenants to the other Party that:
(i)
it will not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the

U.S. Foreign Corrupt Practices Act, the U.K. Anti-Bribery Law, and the Anti-Corruption Act of Greater China, collectively “Anti-Corruption Laws”) that may be applicable to such Party to this Agreement;
(ii)
it will not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;
(iii)
it will, on request by the other Party, verify in writing that, to such Party’s knowledge, there have been no violations of Anti-Corruption Laws by such Party or persons employed by or subcontractors used by such Party in the performance of this Agreement, or will provide details of any exception to the foregoing; and
(iv)
it will maintain records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 12.4(d) and upon request of the other Party, upon reasonable advance notice, will provide a Third Party auditor mutually acceptable to the Parties with access to such records for purposes of verifying compliance with the provisions of this Section 12.4(d) Acceptance of a proposed Third Party auditor may not be unreasonably withheld, conditioned or delayed by either Party. It is expressly agreed that the costs related to the Third Party auditor will be fully paid by the Party requesting the audit, and that any auditing activities may not unduly interfere with the normal business operations of the Party subject to such auditing activities. The audited Party may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit.
(e)
Compliance with Export Control Laws. Each Party hereby covenants to the other Party that:
(i)
it will conduct its activities under this Agreement in compliance with applicable export controls and trade and economic sanctions laws and regulations (collectively, “Export Controls”); and
(ii)
it shall not, directly or indirectly, export, reexport, transfer, divert, or release any materials, technology, or software (each an “item”) to any prohibited country, territory, entity, individual, or for any prohibited end-use, unless authorized pursuant to Export Controls.

12.5 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 13

INDEMNIFICATION

13.1 By Licensee. Licensee will indemnify, defend and hold harmless Innovent and its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Innovent Indemnitee(s)”), from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Losses”) incurred by them in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Claims”) arising after the Effective Date to the extent arising from any of the following, as applicable: (a) the Exploitation of any Licensed Compound or Licensed Product by or under the authority of Licensee, (b) the negligence or willful or intentional misconduct of Licensee or any of its Affiliates, Sublicensees or any other Licensee Indemnitee, or (c) Licensee’s breach of this Agreement, including any of its representations, warranties, or covenants hereunder; in each case (a) through (c), except to the extent such Losses arise from, are based on, or result from any activity or occurrence for which Innovent is obligated to indemnify the Licensee Indemnitees pursuant to Section 13.2.

13.2 By Innovent. Innovent will indemnify, defend and hold harmless Licensee and its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Licensee Indemnitee(s)”), from and against all Losses incurred by them in connection with any Claims to the extent arising from any of the following, as applicable: (a) the Exploitation of any Licensed Compound by or under the authority of Innovent (other than by or on behalf of Licensee), (b) the negligence or willful or intentional misconduct of Innovent or any of its Affiliates, (sub)licensees (other than Licensee), sublicensees or other Innovent Indemnitee, or (c) Innovent’s breach of this Agreement, including any of its representations, warranties, or covenants hereunder; in each case (a) through (c) above, except to the extent such Losses arise from, are based on, or result from any activity or occurrence for which Licensee is obligated to indemnify the Innovent Indemnitees pursuant to Section 13.1.

13.3 Procedure. A Party that intends to claim indemnification under Section 13.1 or Section 13.2, as applicable (the “Indemnitee”) with respect to any Claim will: (a) notify the other Party (the “Indemnitor”) in writing of such Claim as soon as reasonably practicable after it receives notice of such Claim (it being understood that the Indemnitee’s failure to deliver written notice of such Claim to the Indemnitor within a reasonable time after the Indemnitee receives notice of such Claim, will relieve the Indemnitor of its indemnification obligations under Section 13.1 or Section 13.2, as applicable, with respect to such Claim only to the extent such failure is prejudicial to the Indemnitor’s ability to defend such Claim); (b) permit the Indemnitor to assume direction and control of the defense of the Claim (including the right to settle the claim solely for monetary consideration) using counsel reasonably satisfactory to the Indemnitee; and (c) cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of the Claim, as requested by the Indemnitor (at the expense of the Indemnitor). If the Indemnitor does not assume control of such defense within [***] after receiving notice of the Claim from the Indemnitee, then the Indemnitee will control such defense and, without limiting the Indemnitor’s indemnification obligations, the Indemnitor will reimburse the Indemnitee for all documented costs, including reasonable attorney fees, incurred by the Indemnitee in defending itself within [***] after receipt of any invoice therefor from the Indemnitee. The Party not controlling such defense may participate therein at its own expense. The Party controlling such defense will keep the other Party advised of the status of such Claim and the defense thereof and will consider recommendations made by the other Party with respect thereto. The Indemnitee will not agree to any settlement of such Claim without the prior written consent of the Indemnitor, which will not be unreasonably withheld, delayed or conditioned. The Indemnitor will not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnitee from all liability with respect thereto, that imposes any liability or obligation on the Indemnitee or that acknowledges fault by the Indemnitee; in each case, without the prior written consent of the Indemnitee.

13.4 Insurance. Licensee, at its own expense, will obtain and maintain, during the Term and for [***] thereafter, reasonable insurance, including commercial general liability insurance and product liability insurance, at levels adequate to cover its obligations hereunder and consistent with industry standards. Licensee will furnish to Innovent on request certificates issued by the insurance company setting forth the amount of its liability insurance. It is understood that such insurance will not be construed to create a limit of Licensee’s liability with respect to its indemnification obligations under this Article 13 or otherwise. Commercial insurance will be obtained from reputable and financially secure insurance carriers having a minimum A.M. Best rating (or equivalent) of A-. Licensee will ensure continuity of coverage for claims which may be presented during the [***] period following the expiration or termination of this Agreement.

13.5 LIMITATION OF LIABILITY. SUBJECT TO AND WITHOUT LIMITING (A) OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS IN CONNECTION WITH THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY WITH RESPECT TO CLAIMS UNDER SECTION 13.1 OR SECTION 13.2, (B) LIABILITY AS A RESULT OF A BREACH OF ARTICLE 11, (C) LIABILITY FOR BREACH OF ANY COVENANTS UNDER SECTION 3.6, OR (D) A PARTY’S LIABILITY FOR INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, INCLUDING ANY INTELLECTUAL PROPERTY RIGHTS LICENSED TO THE OTHER PARTY, NEITHER PARTY OR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, MULTIPLIED OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS (EVEN IF DEEMED DIRECT DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

ARTICLE 14

INTELLECTUAL PROPERTY

14.1 Ownership.

(a)
Background Rights. As between the Parties, each Party will retain all rights, title, and interests in and to all Know-How, Patents, and other intellectual property, Controlled by such Party as of the Effective Date or become Controlled by such Party outside of its performance of activities under, or otherwise independently of, this Agreement. Without limiting the foregoing, as between the Parties, Innovent and its Affiliates will remain the sole and exclusive owner of all Licensed Technology, including Innovent Platform Technology.
(b)
Inventions. Ownership of all Inventions will be allocated based on inventorship, as determined in accordance with the rules of inventorship under the U.S. patent laws. A Party will own all Inventions that are invented, discovered, generated, conceived, reduced to practice, or made solely by it, its Affiliates, or its or its Affiliates’ employees, agents or independent contractors (“Sole Inventions”). The Parties will jointly own all Inventions that are made jointly by a Party (including its Affiliate, or its or its Affiliate’s employees, agents or independent contractors) together with the other Party (including such other Party’s Affiliates, or its or its Affiliate’s employees, agents or independent contractors) (“Joint Inventions”; Patents claiming the Joint Inventions are referred to herein as “Joint Patents”). Subject to the licenses granted by each Party to the other Party under this Agreement, and subject to Section 3.6, each Party will own an undivided equal interest in all Joint Inventions and Joint Patents, without a duty of accounting or an obligation to seek consent from the other Party, for the exploitation or license of the Joint Inventions or Joint Patents (including the right to practice, license, sublicense, assign, transfer and otherwise exploit such Party’s interest in Joint Inventions and Joint Patents for any and all purposes on a worldwide basis without restriction), and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such accounting or consent.

14.2 Disclosure of Inventions.

(a)
Licensee will promptly disclose to Innovent all Inventions constituting improvements to Licensed Technology, including all invention disclosure or other similar documents submitted to Licensee or its Affiliates by its or its Affiliates’ employees, agents, or independent contractors relating to such Inventions, and will also promptly respond to reasonable requests from Innovent for additional information relating to such Inventions. Licensee shall (and shall cause all its Affiliates to) cause all of its employees, agents or independent contractors who perform activities for Licensee under this Agreement to be under an obligation to assign to Licensee (or its Affiliates) their rights in and to any such Inventions.
(b)
Innovent will promptly disclose to Licensee all Inventions constituting improvements to Licensee Product IP and/or any Inventions constituting Licensed Technology, including all invention disclosure or other similar documents submitted to Innovent or its Affiliates by its or its Affiliates’ employees, agents, or independent contractors relating to such Inventions, and will also promptly respond to reasonable requests from Licensee for additional information relating to such Inventions. Innovent shall (and shall cause all its Affiliates to) cause all of its employees, agents or independent contractors who perform activities for Innovent under this

Agreement to be under an obligation to assign to Innovent (or its Affiliates) their rights in and to any such Inventions.

14.3 Prosecution.

(a)
Licensee Product IP. As between the Parties, Licensee shall have the sole and exclusive right, at Licensee’s option, using counsel of Licensee’s choice and at Licensee’s sole cost and expense, to prosecute all Patents Covering or disclosing Licensee Product IP (“Licensee Product Patents”) worldwide. Licensee will (A) keep Innovent reasonably informed of progress with regard to the Prosecution of the Licensee Product Patents in the Innovent Territory; (B) provide to Innovent copies of all material patent office submissions and correspondence with respect to the Licensee Product Patents in the Innovent Territory; and (C) provide Innovent a reasonable opportunity to comment with respect to the Licensee Product Patents in the Innovent Territory and Licensee will consider incorporating any timely comments in good faith.
(b)
Licensee Controlled Patents. As between the Parties, Licensee shall have the first right, but not the obligation, to Prosecute all Licensed Product Specific Patents and Joint Patents in the Licensee Territory that specifically claim a Licensed Compound (collectively, the “Licensee Controlled Patents”) using counsel of Licensee’s choice and at Licensee’s sole cost and expense. Licensee will (A) keep Innovent reasonably informed of progress with regard to the Prosecution of the Licensee Controlled Patents; (B) provide to Innovent copies of all material patent office submissions and correspondence with respect to the Licensee Controlled Patents; and (C) provide Innovent a reasonable opportunity to comment thereon, and Licensee will consider incorporating any timely comments in good faith.
(c)
Innovent Step-in Rights. In the event that Licensee intends to abandon or cease the Prosecution of any Licensee Controlled Patent (other than for the purpose of abandoning and refiling in the normal course of Prosecution), Licensee will provide reasonable prior written notice to Innovent of such intention to abandon or cease such Prosecution (which notice will be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensee Controlled Patent in the relevant patent office). In such case, at Innovent’s request, Innovent shall have the right, but not the obligation, to assume responsibility for Prosecution of such Licensee Controlled Patent. Upon such assumption, Innovent shall control the Prosecution of such Licensee Controlled Patent subject to the same terms and conditions set forth in this Section 14.3(b) as applicable to Licensee, at Innovent’s cost and expense.
(d)
Innovent Controlled Patents. As between the Parties, without limiting Section 14.3(d), Innovent shall have the first right, but not the obligation, to Prosecute all (i) Joint Patents in the Innovent Territory (ii) all Licensed Patents (other than Licensed Product Specific Patents) worldwide and (iii) all Licensed Product Specific Patents in the Innovent Territory ((i) through (iii), the “Innovent Controlled Patents”) and at Innovent’s sole cost and expense. Innovent will (A) keep Licensee reasonably informed of progress with regard to the Prosecution of such Innovent Controlled Patents; (B) provide to Licensee copies of all material patent office submissions and correspondence with respect to the Innovent Controlled Patents; and (C) provide

Licensee a reasonable opportunity to comment thereon, and Innovent will consider incorporating any timely comments in good faith.
(e)
Licensee Step-in Rights. If Innovent intends to abandon or cease the Prosecution of any Joint Patent in any region, Innovent will provide reasonable prior written notice to Licensee of such intention to abandon or cease such Prosecution (which notice will be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office in such region in the Innovent Territory). In such case, at Licensee’s request, Licensee shall have the right, but not the obligation, to assume responsibility for Prosecution of such Joint Patent in such region. Upon such assumption, Licensee shall control the Prosecution of such Joint Patent in such region subject to the same terms and conditions set forth in this Section 14.3(e) as applicable to Innovent, at its cost and expense.
(f)
Innovent Platform Technology. As between the Parties, Innovent shall have the exclusive right, but not the obligation, to Prosecute all Innovent Platform Patents anywhere in the world, using counsel of Innovent’s choice and at Innovent’s sole cost and expense.
(g)
Cooperation. Each Party will select and engage a law firm or patent agent to handle the Prosecution activities under Sections 14.3(a) through 14.3(d) and cooperate with the other Party in connection with all activities relating to the Prosecution of the Licensed Patents, Joint Patents, and Licensee Product Patents undertaken by such other Party pursuant to this Section 14.3, including: (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 14.1, and Patents claiming such Inventions, and to enable the other Party to Prosecute the Licensed Patents, Joint Patents or Licensee Product Patents as permitted by this Section 14.3; and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the other Party’s Prosecution of any Licensed Patent, Joint Patent or Licensee Product Patent. Each Party will also promptly provide to the other Party all information reasonably requested by such other Party with regard to such Party’s activities pursuant to this Section 14.3.

14.4 Defense of Third Party Infringement Claims.

(a)
If any Party, becomes the subject of a Third Party’s claim or assertion of infringement of the Patents of such Third Party relating to the Exploitation of any Licensed Compound or Licensed Product (each, a “Third Party Infringement Claim”), the Party first becoming aware of the Third Party Infringement Claim will promptly notify the other Party in writing.
(b)
Innovent will have the sole right to control the defense of any Third Party Infringement Claim within the Innovent Territory (including involving the alleged infringement of a Third Party Patent relating to Innovent’s activities) at its own expense and by counsel of its own choice, and Licensee will have the right (but not the obligation), at its own expense, to be represented in any such action by counsel of its own choice.
(c)
Subject to Innovent’s rights with respect to Innovent Platform Technology, Licensee will have the sole right to control the defense of any Third Party Infringement Claim within the Licensee Territory (including involving the alleged infringement of a Third Party Patent related to Licensee’s activities) at its own expense and by counsel of its own choice, and Innovent will have the right (but not the obligation), at its own expense, to be represented in any such action by counsel of its own choice.
(d)
Neither Party will enter into any settlement of any Third Party Infringement Claim: (a) in a manner that would diminish the rights or interests of the other Party with respect to the Licensed Products (and, in the case of Innovent, the Innovent Platform) without the prior written consent of such other Party, which will not be unreasonably withheld; or (b) that would impose any cost, obligation, or liability on the other Party, or admit the invalidity or unenforceability of any Patent that is Controlled by the other Party, without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion. This Section 14.4 shall not limit or exclude either Party’s rights to indemnification pursuant to Article 13.

14.5 Enforcement.

(a)
Notice. Each Party will promptly notify the other Party in writing of any alleged or threatened infringement of any Licensed Patent, or Joint Patent of which it becomes aware or of any action or threatened action seeking a declaratory judgment of non‑infringement of a Licensed Patent or Joint Patent of which it becomes aware (“Infringement”).
(b)
Product Infringement.
(i)
As between the Parties, Licensee will have the first right, but not the obligation, to bring and control any other action or proceeding regarding any alleged or threatened Infringement that involves the Licensed Product Specific Patents in the Licensee Territory (“Product Infringement”), at its own expense and by counsel of its own choice. Licensee will keep Innovent reasonably informed of the status and progress of such action or proceeding. In addition, Licensee shall provide Innovent with drafts of all material papers to be filed with the court or patent office, as applicable, in connection with such action or proceeding to the extent permitted by Applicable Laws or any protective or confidentiality order entered by such court or patent office (excluding any information that is confidential to a Third Party), and shall consider in good faith all timely reasonable comments thereto by Innovent before filing such papers. Innovent shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.
(ii)
If (A) Licensee elects not to commence an action or proceeding with respect to a Product Infringement that Licensee has the first right to bring and control pursuant to Section 14.5(b)(i), or settle or otherwise secure the abatement of any such Product Infringement, or (B) Licensee fails to commence any such action or proceeding with respect to a Product Infringement pursuant to Section 14.5(b)(i) within (1) [***] following a written request by Innovent to do so, or (2) [***] before the time limit, if any, set forth in the Applicable Laws for the filing of such action or proceeding, whichever comes first, then Innovent will have the right to bring and control any such action or proceeding, at its own expense and by counsel of its own choice, and Licensee will have the right, at its own expense, to be represented in any such action by counsel of its own choice. In such event and to the extent time permits, promptly after Licensee’s notice to Innovent that it does not elect to commence any such action or proceeding, the Parties shall meet to discuss in good faith the reasons for Licensee’s decision not to commence such action or proceeding. Innovent will keep Licensee reasonably informed of the status and progress of such action or proceeding. In addition, Innovent shall provide Licensee with drafts of all material papers to be filed with the court or patent office (excluding any information that is confidential to a Third Party), as applicable, to the extent permitted by Applicable Laws or any protective or confidentiality order entered by such court or patent office, and shall consider in good faith all timely reasonable comments thereto by Licensee before filing such papers. Licensee shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.
(iii)
As between the Parties, Innovent will have the first right, but not the obligation, to bring and control any alleged or threatened Product Infringement that involves (A) the Innovent Platform Patents worldwide or (B) Licensed Product Specific Patents in the Innovent Territory, in each case, at its own expense and by counsel of its own choice.
(iv)
If any alleged or threatened Product Infringement involves any Joint Patent, the Parties will discuss in good faith and agree upon the appropriate allocation between the Parties of the responsibility to bring and control any other action or proceeding regarding such Product Infringement.
(c)
Other Infringement. As between the Parties, (i) Innovent shall have the sole right, but not the obligation, to bring and control any other action or proceeding regarding alleged or threatened Infringement of any Licensed Patent that is not a Product Infringement, at its own expense and by counsel of its own choice, and (ii) the Parties shall jointly determine which Party, if either, shall bring and control any other action or proceeding regarding alleged or threatened Infringement of a Joint Patent that is not a Product Infringement, and the Parties’ respective responsibilities for the expense thereof.
(d)
Cooperation. In the event a Party brings an infringement action in accordance with this Section 14.5, the other Party will cooperate fully, at the enforcing Party’s request and expense, including, if required to bring such action, the furnishing of a power of attorney or being named as a party. The enforcing Party will not enter into any settlement or compromise of any action under this Section 14.5: (i) in a manner that would diminish the rights or interests of the other Party with respect to the Licensed Products (and, in the case of Innovent, the Innovent Platform) without the written consent of such other Party, which will not be unreasonably withheld, conditioned or delayed; (ii) that would impose any cost or liability on the other Party without the written consent of such other Party; or (iii) that would admit the invalidity or unenforceability of any Patent that is Controlled by the other Party, without such other Party’s prior written consent, which may be withheld in such other Party’s sole discretion.
(e)
Recoveries. Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery as a result of any action or proceeding pursuant to Section 14.5, whether by way of settlement or otherwise, will first be used to reimburse the enforcing Party for its documented, Out-of-Pocket Costs (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding, and then to reimburse the other Party for its documented, Out-of-Pocket Costs (including court, attorneys’ and professional fees) incurred in connection with such action or proceeding (to the extent not previously reimbursed by the enforcing Party), and any remainder of the recovery after reimbursement of the litigation costs and expenses of the Parties, will be retained by the enforcing Party; provided that, any recoveries retained by Licensee in connection with the enforcement of Licensed Product Specific Patents or Joint Patents that involves Product Infringement in the Licensee Territory shall be deemed Net Sales for the purpose of Section 10.6.
(f)
Patent Marking. Each Party will mark (or cause to be marked) the Licensed Products marketed and sold in such Party’s respective territory hereunder with appropriate Patent numbers or indicia to the extent required by Applicable Laws.

14.6 Patent Listing. Licensee shall have the sole and exclusive right to make all patent listings (such as the FDA Orange Book, Purple Book and any foreign equivalent) of any Licensee Controlled Patents with respect to any Licensed Product in the Licensee Territory. Innovent shall have the sole and exclusive right to make all patent listings of any Innovent Controlled Patent with respect to any Licensed Product in the Innovent Territory and of any Innovent Platform Patents worldwide.

14.7 Patent Term Extension. As between the Parties, with respect to each Licensed Product, Licensee shall have the sole right to apply for any patent term extensions (including supplementary protection certificates) in the Licensee Territory for the Licensee Controlled Patents and Innovent shall have the sole right to apply for any patent term extensions (including supplementary protection certificates) in the Innovent Territory for the Innovent Controlled Patents. If Licensee, with respect to a Licensed Product, wishes Innovent to apply for patent term extensions for an Innovent Controlled Patent, Licensee shall promptly notify Innovent in writing, in which case the Parties will discuss such proposal within [***] after such notice is received by Innovent; provided that Innovent, after considering Licensee’s request in good faith, shall have the right to decline any such request to apply for a patent term extension (including a supplementary protection certificates) for an Innovent Controlled Patent. Innovent shall have the sole right to apply for any patent term extensions (including supplemental protection certificates) worldwide for any Innovent Platform Patents.

14.8 CREATE Act. It is the Parties’ intention that this Agreement is a “joint research agreement” as that phrase is defined in 35 U.S.C. § 102(c) as amended by the Cooperative Research and Technology Enhancement (CREATE) Act, including the provisions of 35 U.S.C. § 102(b)(2)(c). The Parties agree to cooperate and to take reasonable actions to maximize the protections available for Licensed Compounds and Licensed Products under such safe harbor provisions.

ARTICLE 15

TERM AND TERMINATION

15.1 Term and Expiration.

(a)
Term. The term of this Agreement will be effective as of the Effective Date, and will continue in effect until the expiration of the last Royalty Term with respect to all Licensed Products in any country in the Licensee Territory (the “Term”).
(b)
Effect of Expiration of Royalty Term. On a Licensed Product-by-Licensed Product and country-by-country basis, upon the expiration of the Royalty Term for a given Licensed Product in a given country in the Licensee Territory, the licenses granted by Innovent to Licensee under Section 3.1 of this Agreement in such country with respect to such Licensed Product will become fully paid-up, perpetual, irrevocable, sublicensable (through multiple tiers) and royalty-free. Such licenses shall remain exclusive or non-exclusive as set forth in Section 3.1 until the later of (i) the date that is [***] after the end of the Calendar Quarter in which the first sale of the first Biosimilar Product by a Third Party with respect to such Licensed Product occurs in such country, or (ii) the end of the first Calendar Quarter in which the Net Sales of such Licensed Product in such country are less than [***] percent ([***] %) of the average Net Sales of such Licensed Product in such country in the two consecutive Calendar Quarters immediately prior to the Calendar Quarter in which the first sale of such first Biosimilar Product by a Third Party occurs in such country. Thereafter, such licenses granted by Innovent to Licensee under Section 3.1 of this Agreement in such country with respect to such Licensed Product will convert to non-exclusive, fully paid-up, perpetual, irrevocable, sublicensable (through multiple tiers) and royalty-free.

15.2 Termination for Mutual Agreement. This Agreement may be terminated in its entirety at any time by the Parties’ mutual written agreement.

15.3 Termination for Convenience. Licensee may terminate this Agreement in its entirety upon ninety (90) days’ prior written notice to Innovent at any time prior to a First Commercial Sale, and upon one hundred and fifty (150) days’ prior written notice to Innovent at any time following a First Commercial Sale.

15.4 Termination for Material Breach.

(a)
If either Party believes that the other Party is in material breach of this Agreement, then the non-breaching Party may deliver notice of such material breach to the other Party (“Breach Notice”). The allegedly breaching Party shall have [***] from the receipt of the Breach Notice (the “Cure Period”) to cure such material breach. If such breach is not susceptible of cure within the original [***] of the Cure Period, but such breach is reasonably susceptible of cure within [***] and the allegedly breaching Party is using Commercially Reasonable Efforts to cure such Breach, then such Cure Period shall be extended for an additional [***]. If the Party receiving notice of material breach fails to cure that material breach within the Cure Period, then the Party delivering the notice of material breach may terminate this Agreement in its entirety upon written notice to the other Party. Notwithstanding the foregoing, the foregoing Cure Period shall not apply to breach of Section 5.2(b), and Innovent shall have the right to terminate this Agreement immediately upon written notice to Licensee if Licensee breaches Section 5.2(b).

If the allegedly breaching Party reasonably and in good faith disagrees as to whether there has been a material breach of this Agreement, such allegedly breaching Party may provide the other Party with written notice of such disagreement within [***] following receipt of the Breach Notice. Following a timely notice of disagreement, (i) the other Party will not have the right to terminate this Agreement under Section 15.4(a) unless and until it has been determined, in accordance with Article 16, that the allegedly breaching Party has materially breached this Agreement and such breaching Party fails to cure such breach within the period for cure determined in such dispute resolution, (ii) during the pendency of such dispute resolution process, the relevant Cure Period with respect to such alleged material breach will be tolled from the date the allegedly breaching Party provides the other Party with notice of such Dispute until the resolution of such Dispute in accordance with Article 16, provided that for any Dispute regarding payment, such tolling of the Cure Period will only apply with respect to the payment of the disputed amounts and not with respect to any undisputed amounts, and (iii) during the pendency of such dispute resolution process, all of the terms and conditions of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement.

(b)
Termination for Insolvency. Each Party has the right to terminate this Agreement in its entirety upon delivery of written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization under the United States Bankruptcy Code or other similar Applicable Laws or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [***] of its filing, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

15.5 Termination for Certain Licensee Actions.

(a)
Termination for Cessation of Development or Commercialization in the Licensee Territory. A Shelving Event shall constitute a material breach of this Agreement. Upon the occurrence of a Shelving Event, Innovent may terminate this Agreement subject to the notice and cure provisions of Section 15.4.
(b)
Termination for Patent Challenge. Except to the extent unenforceable under Applicable Law, if Licensee or its Affiliates or Sublicensees contests or Assists a Third Party in contesting the scope, validity, or enforceability of any Licensed Patent anywhere in the world in any court, tribunal, arbitration proceeding, or other proceeding, including the U.S. Patent and Trademark Office and the U.S. International Trade Commission (a “Patent Challenge”), then Innovent shall have the right to terminate this Agreement on [***] written notice to Licensee. Innovent shall have no right to terminate this Agreement pursuant to this Section 15.5(b) if: (i) Licensee or its Affiliate or Sublicensee is challenging the validity, enforceability, or patentability of the applicable Licensed Patent as part of a defense or counterclaim against a claim that Licensee or its Affiliate or Sublicensee is infringing such Licensed Patent; (ii) such proceedings are commenced or Assisted by a Sublicensee, and (A) such Sublicensee withdraws such challenge within [***] after being requested to do so by Innovent in writing, or (B) Licensee or its Affiliate terminates such Sublicensee’s sublicense hereunder within [***] after Innovent notifies Licensee in writing of such proceeding; (iii) such proceedings are commenced or Assisted by an Affiliate of Licensee that first becomes such an Affiliate as a result of an acquisition of all or any part of Licensee or any of its Affiliates, where such new Affiliate was participating in such proceedings prior to such acquisition and where such new Affiliate withdraws such challenge within [***] after being requested to do so by Innovent in writing; (iv) Licensee is responding to a court request, subpoena, or order, or an administrative agency request or order, or the applicable proceedings are initiated by a patent office and not at the instigation of Licensee or any of its Affiliates or Sublicensees; or (v) Licensee or its applicable Affiliate or Sublicensee is merely making arguments that distinguish the inventions claimed in a Patent controlled by Licensee or its applicable Affiliate or Sublicensee from those claimed in any Licensed Patent in the ordinary course of ex parte prosecution of such Patents.

15.6 Licensee Alternative to Termination. If Licensee has the undisputed right under Section 15.4(a) to terminate this Agreement as a result of the material breach of this Agreement by Innovent of any of the following Sections: 3.1 (License Grant to Licensee); 3.6(b) (Innovent Non-Compete); 4.1 (Technology Transfer); 8.1(b)(ii) (Initial Supply by Innovent); 12.1(a), 12.1(b), 12.1(c) or 12.1(d) (Representations and Warranties of Each Party); 12.2(a), 12.2 (c), 12.2(d), 12.2(e), 12.2(g), 12.2(h) or 12.2(i) (Additional Representations and Warranties of Innovent); or 12.4(a), 12.4(b) or 12.4(c) (Covenants), that has a material adverse impact on the value of the rights and licenses granted to Licensee under this Agreement, then Licensee may, in lieu of such termination, elect for this Agreement to remain in full force and effect by notifying Innovent of such election within [***] of the end of the applicable Cure Period. If Licensee makes such election, then all Licensee’s payment obligations under Article 10 on and after the date of such election shall be reduced by [***] percent ([***]%). Licensee’s exercise of such remedy shall be its sole and exclusive remedy, and Innovent’s sole liability, for damages or other harm caused by the material breach by Innovent giving rise to Licensee’s termination right.

15.7 Effects of Termination. Upon the termination (but not expiration) of this Agreement for any reason, the provisions of this Section 15.7 will apply.

(a)
Termination of Licenses. All rights and licenses granted by Innovent to Licensee herein will immediately terminate and will revert back to Innovent, and all sublicenses of such rights and licenses granted by Licensee will terminate, except as provided in this Section 15.7. In addition to the foregoing:
(b)
Reversion License. Upon any termination of this Agreement, Innovent may, by written request to Licensee delivered within [***] after the effective date of such termination, either elect to (i) receive a non-exclusive license, or (ii) negotiate with Licensee for an exclusive license from Licensee, in each case under the Grant-Back Technology solely to Exploit Terminated Product(s) (the “Reversion License”), in each case subject to the terms set forth in Section 15.7(c).
(c)
Reversion Terms. If Innovent timely elects to receive a non-exclusive Reversion License under Section 15.7(b), such Reversion License shall be fully paid-up and royalty-free. If Innovent timely notifies Licensee of its desire to receive an exclusive Reversion License under Section 15.7(b), the Parties will negotiate in good faith for a period of [***] following the effective date of such election to agree on commercially reasonable financial terms for such exclusive Reversion License (the “Reversion Terms”); provided that, in determining the amount of consideration payable by Innovent to Licensee pursuant to the Reversion Terms, the Parties will take into account, among other things, (i) the stage of Development or Commercialization of the Terminated Products in the Licensee Territory, (ii) the scope of the Grant-Back Technology subject to the Reversion License, and (iii) the relative value of the Know-How and Patents included in the Grant-Back Technology that is subject to the Reversion License and any other Patents and Know-How that are necessary to Exploit the Terminated Products in the Licensee Territory. If the Parties are unable to agree upon such Reversion License terms within [***] after the effective date of termination, then the Reversion Terms shall be determined through binding baseball arbitration in accordance with the procedure set forth in Exhibit 15.7(c). Innovent acknowledges and agrees that if the licenses granted by Licensee to Innovent under Section 15.7(b) and this Section 15.7(c) with respect to Grant-Back Technology constitute sublicenses under upstream license agreements between Licensee or any of its Affiliates, on the one hand, and Third Party licensors, on the other hand, and Innovent provides a written request to Licensee to include such sublicenses as part of the Reversion License then such licenses under Section 15.7(b) and this Section 15.7(c) shall be subject and subordinate to all applicable provisions of such upstream license agreements and Innovent shall be responsible for paying to Licensee any royalty, milestone and other license fee amounts thereunder reasonably attributable to Innovent’s sublicense thereunder; provided that, (i) Innovent may elect not to receive a sublicense under any such Grant-Back Technology and such Grant-Back Technology shall not be sublicensed to Innovent under Section 15.7(b) or this Section 15.7(c) unless and until Innovent has agreed to the foregoing obligations and (ii) if Innovent provides a written request to Licensee to include such sublicenses as part of the Reversion License but the Parties are unable to agree upon the royalty, milestone and other license fee amounts thereunder reasonably attributable to Innovent’s sublicense (“Reversion Sublicense Terms”), then such matter shall be determined through binding baseball arbitration in accordance with the procedure set forth in Exhibit 15.7(c).
(d)
Inventory. Upon termination of this Agreement in its entirety, Licensee and its Affiliates and its or their Sublicensee(s) will have the right to sell or otherwise dispose of all inventory of Terminated Products in all countries then in its stock for up to [***], subject to the milestone and royalty payments due under this Agreement and any other applicable provisions of this Agreement. If, after such [***] period, Licensee and its Affiliates and its or their Sublicensee(s) have any remaining inventory of Terminated Products, Innovent will have the right to purchase in its sole discretion such Terminated Products at Licensee’s cost of goods, as calculated on a consistent basis according to Licensee’s then-current accounting standards. If Innovent declines to purchase such remaining Terminated Products, Licensee and its Affiliates and its or their Sublicensee(s) will destroy such remaining inventory of Terminated Products at Licensee’s sole cost and expense.
(e)
Sublicenses. As of the effective date of termination, unless otherwise agreed to by Innovent in writing (in its sole discretion), all sublicenses (including through multiple tiers) then in effect with any Sublicensee shall be terminated automatically.

(f)
Return of Confidential Information. Upon termination of this Agreement in its entirety, at the Disclosing Party’s election, the Receiving Party will return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party that are in the Receiving Party’s or its Affiliates’ or Sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives and with respect to Innovent, Innovent may retain copies of such Confidential Information in order to exercise its rights under the Reversion License. Notwithstanding anything herein to the contrary, the Receiving Party will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

15.8 Other Remedies. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

15.9 Survival. Termination or expiration of this Agreement will not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. The following provisions will survive the termination or expiration of this Agreement for any reason: Articles 1, Article 11, 13, 16, 17, and Sections 3.1(c), 3.1(d), 3.1(e), 3.2(x), 3.2(y), 3.2(z), 5.5, 10.8, 10.10, 12.5, 14.1, 15.1, 15.7, 15.8 and 15.9.

ARTICLE 16

DISPUTE RESOLUTION

16.1 General. Except for any matter subject to resolution in accordance with Section 2.2(e)(iii), the Parties agree that any claim, dispute or controversy between the Parties or any of their Affiliates arising from, relating to or in connection with this Agreement, including with respect to its formation, applicability, breach, termination, enforcement, interpretation or validity (a “Dispute”), will be resolved in accordance with this Article 16.

16.2 Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits will be construed to refer to Sections or Exhibits as described in this Agreement, (h) the word “notice” means notice in writing (whether or not specifically stated), (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” where applicable.

16.3 Escalation. Either Party, through the delivery of written notice, may refer any Dispute to the Senior Executives for attempted resolution. In the event the Senior Executives are unable to resolve such Dispute within [***] following the delivery of such written notice, then, upon the written request of either Party to the other Party (“Dispute Referral”), the Dispute will be subject to further resolution in accordance with Section 16.4 or Section 16.5, as applicable.

16.4 Arbitration.

(a)
General. If either Party delivers a Dispute Referral under Section 16.3 for a matter that is subject to arbitration under this Section 16.4, the Dispute will be submitted by the Parties for final resolution by arbitration under the Rules of Arbitration of the International Chamber of Commerce (ICC) (the “ICC Rules”) in effect at the time of the arbitration, except as modified herein. Any disputes concerning the propriety of the commencement of the arbitration or the scope or applicability of this Agreement to arbitrate will be finally settled by the arbitral tribunal. The arbitration will be conducted by a tribunal of three arbitrators. Within the time provided in the ICC Rules, each Party will nominate one arbitrator with appropriate experience, and the two Party-nominated arbitrators will nominate a third arbitrator with appropriate experience, who will serve as the chairperson of the tribunal, within [***] of the second arbitrator’s confirmation or appointment. The seat of arbitration will be New York and the language of the proceedings, including all communications, will be English.
(b)
Binding Decision. The arbitral award will be final and binding on the Parties and the Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction. The Parties will make reasonable efforts to require the arbitral tribunal to render its final award within [***] from the date on which the ICC Secretariat transmits the arbitration file to the arbitral tribunal. The arbitral tribunal will resolve the Dispute by applying the provisions of this Agreement and the governing law set forth in Section 17.1.
(c)
Interim Measures. By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order of interim relief to avoid irreparable harm, maintain the status quo, preserve the subject matter of the Dispute, or aid the arbitration proceedings and the enforcement of any award, including after constitution of the arbitral tribunal. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal has full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect.

(d)
Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO TRIAL OF ANY ISSUE BY JURY.
(e)
Limitation of Damages. The arbitral tribunal is authorized to award compensatory damages, but is not authorized to (i) award non-economic damages, (ii) award punitive damages or any other damages expressly excluded under this Agreement, or (iii) reform, modify or materially change this Agreement or any other agreements contemplated hereunder. Each Party will bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the administrator and the arbitrators; provided that the arbitrators will be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, and travel expenses), or the fees and costs of the administrator and the arbitrators.
(f)
Confidentiality. The existence, content, and results of an arbitration will be treated as Confidential Information of both Parties. Except as required by Applicable Law, including any disclosure or filing reasonably necessary to comply with the rules and regulations of any Securities Regulator, or as necessary for recognition and enforcement of the arbitral decision and award, neither a Party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Parties. Any documents submitted to the arbitrators will be kept confidential and will not be disclosed, except that any such documents may be disclosed (i) as necessary in connection with any action to enforce or collect the award or (ii) to the extent discoverable or admissible in any action arising out of or in connection with this Agreement. The Parties do not consent to the ICC publishing any form of an award or of an order issued by the arbitral tribunal.

16.5 Certain Disputes. Notwithstanding any provision to the contrary set forth in Section 16.4, in the event of a Dispute with respect to (a) the validity, scope, enforceability or ownership of any Patent or other intellectual property rights, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, and such Dispute is not resolved in accordance with Section 16.3, such Dispute will not be submitted to an arbitration proceeding in accordance with Section 16.4, unless otherwise agreed by the Parties in writing, and instead, either Party may initiate litigation in a court of competent jurisdiction.

ARTICLE 17

MISCELLANEOUS

17.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws that may result in the application of the laws of a different jurisdiction.

17.2 Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, pandemics, epidemics, quarantines, or other acts of God or any other deity (or orders of any Governmental Authority related to any of the foregoing), or acts, omissions or delays in acting by any Governmental Authority. The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical, the JSC will review and discuss any such matter and the affected Party will promptly undertake Commercially Reasonable Efforts necessary to cure such force majeure circumstances.

17.3 Performance by Affiliates. Notwithstanding any provision to the contrary set forth in this Agreement, each Party will have the right to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any Affiliate. Each Party hereby guarantees the performance by its Affiliates of its obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

17.4 Assignment. Neither Party may assign this Agreement without the other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); except that (a) either Party may make such an assignment without such consent to a Third Party successor to all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or otherwise), and (b) either Party may assign this Agreement without such consent to an Affiliate. Any attempted assignment or transfer in violation of this Section 17.4 (Assignment) will be null and void. Subject to the foregoing, this Agreement will be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

17.5 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

17.6 Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by email or facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Innovent:
Innovent Biologics (Suzhou) Co., Ltd.
168 Dongping Street
Suzhou Industrial Park
Jiangsu 215123, China
Attention: [***]
E-mail: [***]
With a copy (which shall not constitute notice) to:

Innovent Biologics (Suzhou) Co., Ltd.
Attention: General Counsel
E-mail: [***]

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: [***]
[***]

If to Licensee:
Spero Therapeutics, Inc.
675 Massachusetts Avenue, 14th Floor
Cambridge, Massachusetts 02139
United States
Attention: Chief Executive Officer
E-mail: [***]

with copies (which shall not constitute notice) to:

Spero Therapeutics, Inc.
Attention: Head of Legal
E-mail: [***]

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
United States
Attn: Steven D. Barrett
steven.barrett@wilmerhale.com

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered; (b) if sent by email, upon electronic confirmation of receipt; (c) on the Business Day after dispatch if sent by nationally recognized overnight courier; or (d) on the fifth Business Day following the date of mailing if sent by mail.

17.7 Entire Agreement; Amendments. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder), including the Confidentiality Agreement, are superseded by the terms of this Agreement. Neither Party is relying on any representation, promise, or warranty not expressly set forth in this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto. To the extent there is any conflict between the terms of this Agreement and the terms of the Pharmacovigilance Agreement, the Supply Agreement or a Quality Agreement (each, an “Ancillary Agreement”), the terms of such Ancillary Agreement will control solely with respect to the primary subject matter thereof, and the terms of this Agreement will control otherwise.

17.8 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement.

17.9 Independent Contractors. It is expressly agreed that Innovent and Licensee will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Innovent nor Licensee has the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior written consent of the other Party. Nothing contained in this Agreement shall be deemed or construed by the Parties, any of their Affiliates or any Third Party to treat the relationship between the Parties contemplated by this Agreement as a partnership, joint venture or other business entity under Treasury Regulations Section 301.7701 1(a)(2) (or any corresponding provision under state, local or non U.S. tax law) (an “Entity”). No Party (or successor or assignee) intends, for Tax purposes, on reporting the relationships established by this Agreement as an Entity, including either (a) making any disclosure that the relationships established by this Agreement may give rise to an Entity (whether on a U.S. Internal Revenue Service Form 8275 or otherwise) or (b) withholding any amounts from payments made to the other Party pursuant to Section 1446 of the Code (or any corresponding provision under state, local or non U.S. tax law), unless required by a Governmental Authority on audit or other examination. Notwithstanding the foregoing, if the arrangement between the Parties as contemplated by this Agreement is determined to constitute an Entity under Applicable Law (as determined based on the opinion (on a “should” basis) of a nationally recognized law or accounting firm) or by a Governmental Authority on audit or other examination, the Party that is aware of such determination shall provide notice to the other Party regarding such treatment and the Parties will reasonably cooperate with one another to satisfy any tax filing or reporting obligation arising as a result of such determination, including by providing any information, forms or other certifications necessary to satisfy such obligations.

17.10 Waiver. The waiver by either Party of any right hereunder, the failure of the other Party to perform, or a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party, whether of a similar nature or otherwise. No waiver shall be binding unless in writing and signed by the waiving Party.

17.11 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

17.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Each Party will be entitled to rely on the delivery of executed electronic or PDF copies of counterpart execution pages of this Agreement and such electronic or PDF copies will be legally effective to create a valid and binding agreement among the Parties.

17.13 Language. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute or other proceeding related to or arising hereunder, will be in the English language.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Innovent Biologics (Suzhou) Co., Ltd.		Spero Therapeutics, Inc.

By:	/s/ De-chao Michael Yu	By:	/s/ Esther Rajavelu

	Name: De-chao Michael Yu	Name:	Esther Rajavelu

	Title: Director	Title:	Chief Executive Officer and
President

Fortvita Biologics (USA), Inc.

By:	/s/ De-chao Michael Yu

Name:	De-chao Michael Yu

Title:	Director

[Signature Page to Collaboration and License Agreement]

Exhibit 8.1(b)

Supply Agreement Material Terms

The Supply Agreement to be negotiated and entered into by and between Licensee and Innovent pursuant to Section 8.1(b) of this Agreement will contain, among others, the key terms provided in the table below. In this table, capitalized terms have the meanings set forth in this Agreement.

Category	Key Terms
Supply for Licensee Territory

Subject to the terms of the Supply Agreement, Innovent, itself or through its Affiliates or its CMO(s) (“Supplier”), will Manufacture Licensed Compounds and Licensed Products for use by Licensee and its Affiliates and Sublicensees in Development (including use in Clinical Trials) in and for the Licensee Territory. Licensee will purchase, and Innovent will supply, such quantities of Licensed Compounds and Licensed Products required by Licensee and its Affiliates and Sublicensees for such Development (including use in Clinical Trials) in the Licensee Territory.

Delivery:

Deliveries of Licensed Compounds and Licensed Products in unlabeled bottles to Licensee will be made FCA (INCOTERMS 2020) [***]. Licensee or its Affiliates or Sublicensees will be responsible for packaging and labeling Licensed Products for use in Clinical Trials in accordance with Applicable Laws at their own expense.

Supplier will supply Licensed Products released for delivery by Supplier in accordance with the procedures to be set forth in the Quality Agreement, including any required documentation (e.g., certificate of analysis), or, with respect to any supply prior to execution of the Quality Agreement, in accordance with Innovent’s standard procedures.

Specifications:

The specifications for Licensed Products supplied pursuant to the Supply Agreement will be set forth in the Quality Agreement entered into in connection with the Supply Agreement, or, with respect to any supply prior to execution of the Quality Agreement, such specifications as the Parties have agreed in writing (the “Specifications”).

Warranty:

Supplier will warrant that, as of the delivery date (to be defined in Supply Agreement), the Licensed Products (a) conform to the Specifications and other quality requirements set out in the Supply Agreement and the Quality Agreement, as applicable, (b) are not adulterated or misbranded, and (c) are free and clear of any security interest, lien or other encumbrance.

Price:

The price of Licensed Compounds Licensed Products will be [***]% of Supplier’s Cost of Goods for such Licensed Compounds and Licensed Products supplied for Development purposes. Supplier will invoice Licensee for the price of Licensed Compounds and Licensed Products concurrently with delivery, which invoices shall be payable within [***] after receipt of

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Category	Key Terms

invoice. The Parties acknowledge that, as of the Effective Date, Innovent’s current estimate of Cost of Goods for the supply of Licensed Compounds and Licensed Products under this Exhibit 8.1(b), is set forth below:

	USD $		Batch size/ Specification	COGS range
	COGS per batch	[***]	[***]	[***]
		[***]	[***]	[***]
		[***]	[***]	[***]
	COGS per vial		[***]	[***]

Notes:

1. Provided COGS are estimated based on current BOM and process specifications;

2. Outsourced pricing is based on current quotation and subject to fluctuation based on sales volume;

3. The COGS will vary with different capacity utilization rates;

4. The COGS are not committed and are not used for CDMO service.

“Cost of Goods” means, in respect of the Licensed Compound or Licensed Product, the fully absorbed cost as calculated in a manner consistent with Applicable Accounting Standards, including the costs of materials and other resources consumed, direct labor, quality assurance costs, equipment maintenance costs, and other costs variable with production, plus an appropriate allocation of the indirect labor, relevant depreciation and amortization, facilities’ utilities, insurance, fixed overhead and other fixed costs, and freight into or between sites in the supply chain, in each case specifically allocable to the Licensed Compound or Licensed Product, but excluding any profit made by Innovent or any of its Affiliates through the application of transfer pricing. To the extent that Licensed Product is sourced from a CMO, COGS shall include the actual invoiced price paid by Innovent to such CMO for the Manufacture of such Licensed Product.

Forecast:

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Category	Key Terms
	Item	Initial Supply	Timeline (Product Released and available for Shipment to Licensee)
	1	[***]	[***]
	2	[***]	[***]
	3	[***]	[***]
	4	[***]	[***]
	5	[***]	[***]
Other Support Services:	To the extent the Parties agree on any Manufacturing support services to be provided by Supplier, the Parties will detail such services in the Supply Agreement.
Governing Law:

The Supply Agreement will be governed by the laws of the State of New York, without reference to any rules of conflict of laws that may result in the application of the laws of a different jurisdiction.

Additional Terms:

The Supply Agreement will contain other reasonable and customary terms and conditions typical for supply from licensors to licensees, to be negotiated by the Parties, including procedures for acceptance and rejection of Licensed Products, indemnification and term and termination.

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Exhibit 15.7(c)

Procedures Applicable to Disagreements With Respect to Reversion Terms or Reversion Sublicense Terms

If the Parties are unable to agree upon the Reversion Terms and/or Reversion Sublicense Terms within [***] after the effective date of termination, then either Party shall have the right, upon written notice to the other Party (such notice, a “Baseball Arbitration Notice”), to refer such matter to an independent (i.e., not a current or former employee, officer, director, consultant or subcontractor of either Party or any of its Affiliates), impartial and conflict-free Third Party arbitrator who shall have at least [***] of experience in the biopharmaceutical industry and relevant subject matter expertise (a “Baseball Arbitrator”). The Baseball Arbitrator shall be mutually agreed to by the Parties; provided that if the Parties are unable to agree on a Baseball Arbitrator within [***] (or such other time period as may be agreed by the Parties) after a Party provides the other Party the Baseball Arbitration Notice, then each Party shall select one Baseball Arbitrator and those two Baseball Arbitrators will select the one Baseball Arbitrator within [***] thereafter. The Parties shall use their best efforts to cause the Baseball Arbitrator (mutually agreed by the Parties or selected by the two Baseball Arbitrators selected by the Parties, as applicable) to be selected and retained within [***] after a Party provides the other Party the Baseball Arbitration Notice.

Each Party shall submit to the Baseball Arbitrator (a) its proposal for the Reversion Terms and/or Reversion Sublicense Terms within [***] after the selection of the Baseball Arbitrator (“Proposed Resolution”) and (b) such other information as may be requested by the Baseball Arbitrator within [***] after such request. Each Party’s Proposed Resolution, and any additional information provided to the Baseball Arbitrator by such Party, shall be simultaneously provided to the other Party.

The Baseball Arbitrator will be instructed to select one or the other of the two Proposed Resolutions submitted by the Parties no later than [***] after the receipt of each Party’s Proposed Resolution (or if one Party does not submit its Proposed Resolution, then [***] after receipt of the submitted Proposed Resolution) and to select the Proposed Resolution that is most reasonable under the circumstances. The Baseball Arbitrator shall select only one of the Proposed Resolutions (without making any changes to such Proposed Resolution) and shall render such Proposed Resolution as the Baseball Arbitrator’s final decision. Notwithstanding anything to the contrary in this Agreement, the Baseball Arbitrator shall not have the authority to render any decision other than selecting one Proposed Resolution submitted by a Party pursuant to this Exhibit 15.7(c). The Baseball Arbitrator shall promptly notify the Parties of its determination in writing, and such decision shall be final and binding on the Parties. Each Party shall bear the costs and expenses of its Baseball Arbitrator and the costs and expenses of any Baseball Arbitrator agreed to by the Parties or selected by their Baseball Arbitrators shall be shared equally (50/50).

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